SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
_____________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

N/A
_____________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies: Common Stock, par value $1.00 per share, of Burlington Coat Factory Warehouse Corporation (“Common Stock”)

2)	Aggregate number of securities to which transaction applies: 44,770,513 shares of Common Stock and 508,420 options to purchase shares of Common Stock with exercise prices below $45.50.

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based upon the sum of (A) 44,770,513 shares of Common Stock multiplied by $45.50 per share and (B) options to purchase 508,420 shares of Common Stock with exercise prices below $45.50, multiplied by $27.21 per share (which is the difference between $45.50 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of

1934, as amended, the filing fee was determined by multiplying 0.000107 by the sum of the preceding sentence.

4)	Proposed maximum aggregate value of transaction: $2,050,892,450

5)	Total fee paid: $219,446

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

PRELIMINARY COPY - SUBJECT TO COMPLETION

[LOGO]

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
1830 ROUTE 130
BURLINGTON, NEW JERSEY 08016
________________________________

[_____], 2006

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders of Burlington Coat Factory Warehouse Corporation (the “Company”) to be held at [_____], Eastern Time, on [day of week], [________], 2006 at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016.

At the special meeting you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of January 18, 2006 (as it may be amended from time to time, the “Merger Agreement”), pursuant to which BCFWC Acquisition, Inc., a Delaware corporation, has agreed to acquire the Company in a cash merger. BCFWC Acquisition, Inc. is a new corporation formed for this purpose by Bain Capital Partners, LLC. If the Company’s stockholders adopt the Merger Agreement and the merger is completed, you will receive $45.50 in cash, without interest, for each share of the Company’s common stock you own (unless you have properly exercised your appraisal rights with respect to the merger).

Your Board of Directors has unanimously determined that the Merger Agreement is advisable, has approved and adopted the Merger Agreement and recommends that you vote “FOR” the adoption of the Merger Agreement.

The accompanying proxy statement provides you with detailed information about the proposed merger and the special meeting. Please give this material your careful attention. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

Your Board of Directors has fixed the close of business on [_________], 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting. Whether or not you plan to attend the special meeting, please fill in, date, sign and return the enclosed proxy which is solicited by, and on behalf of, the Board of Directors. The failure to vote has the same effect as a vote against the adoption of the Merger Agreement.

Thank you for your cooperation and continued support.

Sincerely,

/s/ Monroe G. Milstein
Chairman of the Board, Chief Executive Officer and President

Burlington, New Jersey
[_________], 2006

THIS PROXY STATEMENT IS DATED [__________], 2006
AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [_________], 2006.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
1830 ROUTE 130
BURLINGTON, NEW JERSEY 08016

___________________________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
___________________________________

Burlington, New Jersey
[_________], 2006

To the Stockholders of
BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”), will be held at [_____], Eastern Time, on [day of week], [_______], 2006 at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016 for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of January 18, 2006 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, BCFWC Acquisition, Inc., a Delaware corporation (“Parent”), and BCFWC Mergersub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). A copy of the Merger Agreement is attached as Appendix A to the accompanying proxy statement. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent, and each share of common stock of the Company, other than those shares held by stockholders, if any, who properly exercise their appraisal rights under Delaware law, will be converted into the right to receive $45.50 in cash without interest.

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on [______], 2006 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All stockholders of record are cordially invited to attend the special meeting in person. Whether or not you plan to attend the special meeting, you are urged to vote your shares by marking, signing, dating and returning the proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. The failure to vote has the same effect as a vote against the adoption of the Merger Agreement. Any stockholder attending the special meeting may vote in person even if he or she has returned a proxy card.

The Company’s stockholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of common stock under applicable provisions of Delaware law. In order to perfect and exercise appraisal rights, stockholders must give written demand for appraisal of their shares before the taking of the vote on the merger at the special meeting and must not vote in favor of the merger. A copy of the applicable Delaware statutory provisions is included as Appendix D to the accompanying proxy statement, and a summary of these provisions can be found under “Dissenters’ Rights of Appraisal” in the accompanying proxy statement.

By Order of the Board of Directors

/s/ Paul C. Tang
Secretary

Please do not send your stock certificates at this time. If the Merger Agreement is adopted, you will be sent instructions regarding the surrender of your stock certificates.

i

(Continued)

(Continued)

(Continued)

Page

APPENDIX A - Agreement and Plan of Merger
Exhibit A to Merger Agreement - Form of Non-Competition Agreement
Exhibit B to Merger Agreement - Form of Restated Certificate of Incorporation
Exhibit C to Merger Agreement - Form of By-Laws
APPENDIX B - Voting Agreement
APPENDIX C - Opinion of the Company’s Financial Advisor
APPENDIX D - Section 262 of the Delaware General Corporation Law

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of Burlington Coat Factory Warehouse Corporation. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “Company,” “we,” “our,” “ours,” and “us” refer to Burlington Coat Factory Warehouse Corporation.

Q:	What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company pursuant to an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of January 18, 2006, by and among the Company, BCFWC Acquisition, Inc. (“Parent”), and BCFWC Mergersub, a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are newly-formed affiliates of Bain Capital Partners, LLC. If the Merger Agreement is adopted by the Company’s stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company (the “Merger”). The Company will be the surviving corporation in the Merger (the “surviving corporation”) and will become a wholly-owned subsidiary of Parent.

Q:	What will I receive in the Merger?

A:
Upon completion of the Merger, you will receive $45.50 in cash, without interest, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $4,550 in cash in exchange for your Company shares.

Q:	Where and when is the special meeting?

A:	The special meeting will be held at [______], Eastern Time, on [day of week], [____], 2006 at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016.

Q:	What vote of our stockholders is required to adopt the Merger Agreement?

A:
For us to complete the Merger, stockholders holding at least a majority of the shares of our common stock outstanding at the close of business on the record date must vote “FOR” the adoption of the Merger Agreement. Accordingly, failure to vote or an abstention will have the same effect as a vote against adoption of the Merger Agreement. Members of the Milstein family and affiliated entities, representing approximately 61.0% of the outstanding shares of our common stock, have entered into a voting agreement with Parent pursuant to which they have agreed to vote (and have granted Parent a proxy to vote) all their shares in favor of the adoption of the Merger Agreement, unless the Merger Agreement is terminated in accordance with its terms.

Q:	How does the Company’s Board of Directors recommend that I vote?

A:
Our Board of Directors unanimously recommends that our stockholders vote “FOR” the adoption of the Merger Agreement. You should read “The Merger—Reasons for the Merger” for a discussion of the factors that our Board of Directors considered in deciding to recommend the adoption of the Merger Agreement.

Q:	What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its appendices, and to consider how the Merger affects you. If you are a stockholder of record, then you can ensure that your shares are voted at the special meeting by submitting your proxy via the mail, by marking, signing, dating and mailing each proxy card and returning it in the envelope provided.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the Merger.

Q:	How do I revoke or change my vote?

A:
You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Secretary of the Company in writing or by submitting a new proxy by mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy. If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker to change your vote.

Q:	What does it mean if I get more than one proxy card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy cards you receive to ensure that all of your shares are voted.

Q:	When do you expect the Merger to be completed?

A:
We are working to complete the Merger as soon as possible, subject to receipt of stockholder approval and satisfaction of the other closing conditions under the Merger Agreement. See “The Merger Agreement—Conditions to the Merger.”

Q:	Should I send in my stock certificates now?

A:
No. Shortly after the Merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to the paying agent in order to receive the Merger consideration. You should use the letter of transmittal to exchange stock certificates for the Merger consideration to which you are entitled as a result of the Merger. DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY.

Q:	Who can help answer my other questions?

A:
If you have more questions about the Merger, need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact the Secretary of the Company, telephone: (609) 387-7800. If your broker holds your shares, you should also call your broker for additional information.

SUMMARY

This summary highlights selected information from the proxy statement and may not contain all of the information that is important to you. You should carefully read the entire proxy statement to fully understand the Merger. The Merger Agreement is attached as Appendix A to this proxy statement. We encourage you to read the Merger Agreement because it is the legal document that governs the Merger. Each item in this summary includes a page reference directing you to a more complete description of that item.

PARTIES TO THE MERGER (PAGE 12)

Burlington Coat Factory Warehouse Corporation
1830 Route 130
Burlington, New Jersey 08016
Telephone: (609) 387-7800

The Company offers a broad selection of branded apparel and other merchandise at everyday low pricing across many product divisions, including coats, ladies sportswear, menswear, family footwear, baby furniture and accessories, and home decor and gifts. Burlington Coat Factory, founded in 1972 by the Milstein family, has expanded from a single store selling coats to a multi-department retail chain with 367 stores in 42 states, predominantly under the “Burlington Coat Factory” name. The Company also offers merchandise for sale through its Internet subsidiary, Burlington Coat Factory Direct Corporation, on the worldwide web (www.burlingtoncoatfactory.com and www.babydepot.com). The Company’s policy of buying significant quantities of merchandise throughout the year, maintaining inventory control and using a “no-frills” merchandising approach, allows it to offer merchandise at prices below traditional full retail prices. The Company is incorporated in the state of Delaware.

BCFWC Acquisition, Inc.
111 Huntington Avenue
Boston, Massachusetts 02199
Telephone: (617) 516-2000

Parent is a Delaware corporation formed by Bain Capital Partners, LLC (“Bain Capital”). Parent was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

BCFWC Mergersub, Inc.
111 Huntington Avenue
Boston, Massachusetts 02199
Telephone: (617) 516-2000

Merger Sub is a Delaware corporation wholly-owned by Parent. Merger Sub was organized solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

THE MERGER (PAGES 14 AND 42)

You are being asked to vote to adopt the Merger Agreement. The Merger Agreement provides that Merger Sub will be merged with and into the Company, and each outstanding share of the common stock, par value $1.00 per share, of the Company (“Company common stock”) (other than shares held in the treasury of the Company and other than shares held by a stockholder who properly demands statutory appraisal rights), will be converted into the right to receive $45.50 in cash, without interest.

THE SPECIAL MEETING OF STOCKHOLDERS (PAGE 13)

•	Place, Date and Time. The special meeting will be held at [_____], Eastern Time, on [day of week], [_______], 2006 at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016.

•
What Vote is Required for Adoption of the Merger Agreement. The adoption of the Merger Agreement requires the approval of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon. The failure to vote has the same effect as a vote against adoption of the Merger Agreement. Stockholders who together own approximately 61.0% of the outstanding shares of Company common stock have agreed to vote (and have granted Parent a proxy to vote) all their shares in favor of the adoption of the Merger Agreement. See “The Voting Agreement.”

•	Who Can Vote at the Meeting. You can vote at the special meeting all of the shares of Company common stock you own of record as of [record date], which is the record date for the special meeting. If you own shares that are registered in someone else’s name (for example, a broker), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. As of the close of business on [record date], there were [___________] shares of Company common stock outstanding held by approximately [___] holders of record.

•
Procedure for Voting. You can vote your shares by attending the special meeting and voting in person or by mailing the enclosed proxy card. You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of the Company in writing, or deliver a new proxy dated after the date of the proxy being revoked, before your Company common stock has been voted at the special meeting, or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.

If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, it has the same effect as a vote “AGAINST” adoption of the Merger Agreement.

EFFECTIVE TIME OF THE MERGER (PAGE 42)

We are working to complete the Merger as soon as possible, subject to receipt of stockholder approval and satisfaction of the closing conditions under the Merger Agreement, including the conditions described below under “The Merger Agreement - Conditions to the Merger.”

BOARD RECOMMENDATION (PAGE 22)

After careful consideration, the Company’s Board of Directors (the “Board of Directors”), by unanimous vote:

•	has determined that the Merger Agreement is advisable;

•	has approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and

•	recommends that the Company’s stockholders vote “FOR” the adoption of the Merger Agreement.

FAIRNESS OPINION (PAGE 28)

Goldman, Sachs & Co. (“Goldman Sachs”) delivered its opinion to the Board of Directors that, as of January 18, 2006 and based upon and subject to the factors and assumptions set forth therein, the $45.50 per share in cash to be received by the holders of the outstanding shares of Company common stock pursuant to the Merger Agreement was fair from a financial point of view to those holders.

The full text of the written opinion of Goldman Sachs, dated January 18, 2006, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix C to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of the Merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Company common stock should vote with respect to the Merger.

FINANCING (PAGE 25)

In connection with the execution and delivery of the Merger Agreement, Parent obtained commitments to provide approximately $2.075 billion in debt financing, not all of which is expected to be drawn at the closing of the Merger, consisting of (a) an $800 million senior secured revolving credit facility, (b) a $775 million senior secured term loan facility and (c) either (i) a combination of $200 million in gross proceeds from the issuance and sale of senior unsecured notes and $300 million in gross proceeds from the issuance and sale of senior subordinated unsecured notes or (ii) if such notes are not issued, then $200 million of senior unsecured bridge loans under a senior bridge facility and $300 million of senior subordinated unsecured bridge loans under a subordinated bridge facility. In addition, Parent has obtained an aggregate of up to $500 million in equity commitments from affiliates of Bain Capital.

VOTING AGREEMENT (PAGE 62)

In connection with the Merger, Samgray, L.P., Article Sixth Trust, MM 2005 Intangibles Trust, MHLAS Limited Partnership No. 1, MH Family LLC, Andrew Milstein, Stephen Milstein and Lazer Milstein (the “Milstein Stockholders”) have entered into a voting agreement with Parent, dated as of January 18, 2006 (as it may be amended from time to time, the “Voting Agreement”). Pursuant to the Voting Agreement, the Milstein Stockholders have agreed to vote (and have granted to Parent a proxy to vote) all their shares of Company common stock in favor of the adoption of the Merger Agreement, unless the Merger Agreement is terminated in accordance with its terms. As of February 9, 2006, 27,326,340 shares of Company common stock, or approximately 61.0% of the outstanding shares, were subject to the Voting Agreement. A copy of the Voting Agreement is attached as Appendix B to this proxy statement.

TREATMENT OF STOCK OPTIONS (PAGE 43)

The Merger Agreement provides that each outstanding stock option that remains unexercised as of the completion of the Merger, whether or not the option is vested and exercisable, will be canceled, and the holder of such stock option will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of Company common stock subject to the option as of the effective time of the Merger, multiplied by

•
the excess, if any, of the greater of (A) $45.50 or (B) in the case of any nonqualified stock option, the Adjusted Fair Market Value (as defined in the applicable Company option plan) of each share of Company common stock subject to such option, over the exercise price per share of Company common stock subject to such option.

If the amount of such product is zero, no payment will be made.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 22)

In considering the recommendation of the Board of Directors with respect to the Merger, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. These interests, to the extent material, are described below under “The Merger - Interests of the Company’s Directors and Executive Officers in the Merger.” The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger.

SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS (PAGES 62 AND 64)

As of February 9, 2006, the directors and executive officers of the Company owned approximately 61.2% of the shares of Company common stock entitled to vote at the special meeting. Each of them has advised us that they plan to vote all of their shares in favor of the adoption of the Merger Agreement. Certain directors and executive officers are also parties to the Voting Agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (PAGE 40)

The Merger will be a taxable transaction to you. For United States federal income tax purposes, your receipt of cash in exchange for your shares of Company common stock generally will result in your recognizing gain or loss measured by the difference, if any, between the cash you receive in the Merger and your tax basis in your shares of Company common stock. You should consult your own tax advisor for a full understanding of the Merger’s tax consequences that are particular to you.

PROCEDURE FOR RECEIVING MERGER CONSIDERATION (PAGE 44)

Parent will appoint a paying agent reasonably acceptable to us to coordinate the payment of the cash Merger consideration following the Merger. Promptly after the effective time of the Merger, the paying agent will mail a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your Company common stock certificates in exchange for the Merger consideration. Please do not send in your share certificates now.

NO SOLICITATION OF ALTERNATIVE PROPOSALS (PAGE 50)

The Merger Agreement contains certain restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the Company. Notwithstanding these restrictions, under certain circumstances, the Board of

Directors may (i) respond to an unsolicited bona fide written proposal for an alternative acquisition or terminate the Merger Agreement and (ii) enter into an agreement with respect to a superior proposal (in which case the Company will be required to pay a $70 million termination fee to Parent). If the Merger Agreement terminates, the Voting Agreement will also terminate.

CONDITIONS TO COMPLETING THE MERGER (PAGE 56)

Before we can complete the Merger, a number of conditions must be satisfied. These conditions include:

•	adoption of the Merger Agreement by our stockholders;

•	no governmental entity having enacted any law or regulation, or issued any judgment, order, writ, decree or injunction, that prohibits the completion of the Merger;

•
the performance, in all material respects, by all parties to the Merger Agreement of their respective agreements and covenants in the Merger Agreement, and the representations and warranties of the Company, Parent and Merger Sub in the Merger Agreement being true and correct, subject to various materiality qualifications;

•
the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) (this condition was satisfied on February 10, 2006);

•	Monroe Milstein, Andrew Milstein and Stephen Milstein having entered into non-competition and non-solicitation agreements with Parent;

•	no governmental entity having initiated any proceeding or investigation seeking to prevent the completion of the Merger; and

•	holders of no more than 5% of the outstanding shares of Company common stock having exercised (and not withdrawn or failed to perfect) appraisal rights under Delaware law.

TERMINATION OF THE MERGER AGREEMENT (PAGE 59)

The Company and Parent can agree to terminate the Merger Agreement without completing the Merger, even if our stockholders have adopted the Merger Agreement. The Merger Agreement may also be terminated in certain other circumstances, including:

•	by either Parent or the Company, if:

•
any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action is final and non-appealable;

•	the closing has not occurred on or before June 30, 2006, except that under certain conditions such date will be extended to August 14, 2006 (the “Outside Date”);

•	any state or federal law, order, rule or regulation is adopted or issued which has the effect of prohibiting the Merger;

•	our stockholders do not adopt the Merger Agreement at the special meeting or any postponement or adjournment thereof;

•
there is a material breach by the non-terminating party of any of its representations, warranties, covenants or agreements in the Merger Agreement such that the closing conditions would not be satisfied and such breach has not been cured within 45 days following notice by the terminating party or cannot be cured by the Outside Date;

•	by the Company, if the Company’s Board of Directors approves a superior proposal in accordance with the terms of the Merger Agreement; and

•
by Parent, if the Company’s Board of Directors withdraws or modifies in a manner adverse to Parent its recommendation that the Company’s stockholders adopt the Merger Agreement or recommends to stockholders an alternative proposal or superior proposal, or the Company enters into a definitive agreement with respect thereto.

TERMINATION FEES (PAGE 60)

We will be required to pay a termination fee of $70 million to Parent if the Merger Agreement is terminated under certain circumstances, and Parent will be required to pay a termination fee of $70 million to us if the Merger Agreement is terminated under certain other circumstances.

THE COMPANY’S STOCK PRICE (PAGE 63)

The Company common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “BCF.” On June 24, 2005, which was the trading day immediately prior to the date on which we announced that the Board of Directors was exploring possible strategic alternatives for the Company to enhance stockholder value, the Company common stock closed at $36.04 per share. On January 17, 2006, which was the last trading day before we announced the Merger Agreement, the Company common stock closed at $44.58 per share. On [______], 2006, which was the last trading day before this proxy statement was printed, the Company common stock closed at $[____] per share.

DISSENTERS’ RIGHTS OF APPRAISAL (PAGE 68)

The Delaware General Corporation Law (“DGCL”) provides you with appraisal rights in the Merger. This means that if you are not satisfied with the amount you are receiving in the Merger, you are entitled to have the value of your shares determined by the Delaware Court of

Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more or less than, or the same as, the amount you would have received in the Merger. To exercise your appraisal rights, you must deliver a written demand for appraisal to the Company before the Merger Agreement is voted on at the special meeting and you must not vote in favor of the adoption of the Merger Agreement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights.

QUESTIONS

If you have additional questions about the Merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact:

Burlington Coat Factory Warehouse Corporation
1830 Route 130
Burlington, NJ 08016
Attention: Secretary of the Company
Telephone: (609) 387-7800

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, contain “forward looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. There are “forward looking” statements throughout this proxy statement, including, among others, under the headings “Questions and Answers About the Special Meeting and the Merger,” “Summary,” “The Merger,” “Opinion of the Company’s Financial Advisor,” “Regulatory Approvals” and “Litigation,” and in statements containing the words “believes,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made.

In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the timing of, and regulatory and other conditions associated with, the completion of the Merger;

•	volatility in the stock markets;

•	proposed store openings and closings;

•	proposed capital expenditures;

•	projected financing requirements;

•	proposed developmental projects;

•	projected sales and earnings, and the Company’s ability to maintain selling margins;

•	general economic conditions;

•	consumer demand;

•	consumer preferences;

•	weather patterns;

•	competitive factors, including pricing and promotional activities of major competitors;

•	the availability of desirable store locations on suitable terms;

•	the availability, selection and purchasing of attractive merchandise on favorable terms;

•	import risks;

•	the Company’s ability to control costs and expenses;

•	unforeseen computer related problems;

•	any unforeseen material loss or casualty;

•	the effect of inflation; and

•	other factors that may be described in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

The internal financial information that the Company provided to Goldman Sachs in connection with its opinion described below under “Opinion of the Company's Financial Advisor” was prepared by the Company's management. As a matter of policy, the Company does not publicly disclose internal management forecasts, projections or estimates of the type furnished to Goldman Sachs in connection with its opinion, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and many of which are beyond the control of the Company, including, without limitation, factors related to general economic, business, regulatory, and competitive conditions. They involve significant elements of subjective judgment which may or may not be correct. Accordingly, actual results can be expected to vary from those set forth in or implied by such forecasts, projections and estimates, and such variations may be material.

THE PARTIES TO THE MERGER

Burlington Coat Factory Warehouse Corporation

The Company offers a broad selection of branded apparel and other merchandise at everyday low pricing across many product divisions, including coats, ladies sportswear, menswear, family footwear, baby furniture and accessories, and home decor and gifts. Burlington Coat Factory, founded in 1972 by the Milstein family, has expanded from a single store selling coats to a multi-department retail chain with 367 stores in 42 states, predominantly under the “Burlington Coat Factory” name. The Company also offers merchandise for sale through its Internet subsidiary, Burlington Coat Factory Direct Corporation, on the worldwide web (www.burlingtoncoatfactory.com and www.babydepot.com). The Company’s policy of buying significant quantities of merchandise throughout the year, maintaining inventory control and using a “no-frills” merchandising approach, allows it to offer merchandise at prices below traditional full retail prices. The Company is a Delaware corporation with its principal executive offices at 1830 Route 130, Burlington, New Jersey 08016. The Company’s telephone number is (609) 387-7800.

BCFWC Acquisition, Inc.

Parent is a Delaware corporation with its principal executive offices at 111 Huntington Avenue, Boston, Massachusetts 02199. Parent’s telephone number is (617) 516-2000. Parent was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

BCFWC Mergersub, Inc.

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent. Merger Sub’s principal executive offices are located at 111 Huntington Avenue, Boston, Massachusetts 02199 and its telephone number is (617) 516-2000. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company. The Company will survive the Merger and Merger Sub will cease to exist.

Parent and Merger Sub were formed by Bain Capital Partners, LLC (“Bain Capital”). Bain Capital is a global private investment firm that manages several pools of capital including private equity, venture capital, public equity and leveraged debt assets with more than $27 billion in assets under management. Since its inception in 1984, Bain Capital has made private equity investments and add-on acquisitions in over 230 companies around the world, including such leading retailers and consumer companies as Toys “R” Us, Burger King, Staples, Shopper’s

Drug Mart, Brookstone, Domino’s Pizza, Scaly Corp., Sports Authority, Duane Reade and Dollarama. Headquartered in Boston, Bain Capital has offices in New York, London, Munich, Hong Kong, Shanghai and Tokyo.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

The special meeting will be held at [_____], Eastern Time, on [day of week], [___________], 2006 at the offices of the Company, 1830 Route 130, Burlington, New Jersey 08016. The purpose of the special meeting is to consider and vote on the proposal to adopt the Merger Agreement.

Who Can Vote at the Special Meeting

The holders of record of Company common stock as of the close of business on [record date], which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in someone else’s name (for example, a broker), you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were [________] shares of Company common stock outstanding held by approximately [___] holders of record.

Vote Required

The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote. Each share of Company common stock is entitled to one vote. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement. Stockholders who together own approximately 61.0% of the outstanding shares of Company common stock have agreed to vote in favor of the adoption of the Merger Agreement. See “The Voting Agreement.”

Under the rules of the NYSE, brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the adoption of the Merger Agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Abstentions and broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes “AGAINST” adoption of the Merger Agreement.

The holders of a majority of the outstanding shares of Company common stock entitled to be cast as of the record date, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for an adjourned meeting, then a new quorum will have to be established.

Voting By Proxy

This proxy statement is being sent to you on behalf of the Board of Directors for the purpose of requesting that you allow your shares of Company common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by proxies voted by properly executed proxy cards will be voted in accordance with the instructions indicated on that proxy. If you sign and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Board of Directors. The Board recommends a vote “FOR” adoption of the Merger Agreement.

The persons named in the proxy card will use their own judgment to determine how to vote your shares regarding any matters not described in this proxy statement that are properly presented at the special meeting. The Company does not know of any matter to be presented at the meeting other than the proposal to adopt the Merger Agreement.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must either advise the Secretary of the Company in writing, deliver a proxy dated after the date of the proxy you wish to revoke or attend the meeting and vote your shares in person. Merely attending the special meeting will not constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. If you do not instruct your broker to vote your shares, it has the same effect as a vote “AGAINST” adoption of the Merger Agreement.

The Company will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. The Company will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

THE MERGER

The discussion of the Merger in this proxy statement is qualified by reference to the Merger Agreement and the Voting Agreement, which are attached to this proxy statement as Appendices A and B, respectively. You should read each agreement carefully.

Background of the Merger

On February 10, 2005, in response to a request by the Company’s principal stockholders that the Company consider paying a special cash dividend to the holders of Company common stock (a “Special Dividend”) of up to $6.00 per share, the Board of Directors appointed a special committee of three independent directors, Messrs. Harvey Morgan, Irving Drillings and Roman Ferber (the “Special Committee”), to consider such dividend.

While the study of a potential Special Dividend was pending, at a meeting of the Board of Directors on May 25, 2005, the Board of Directors discussed and unanimously approved a proposal to explore possible strategic alternatives for the Company to enhance stockholder value. The Board of Directors also determined that the Special Committee’s study of a potential Special Dividend should proceed simultaneously with the entire Board of Directors’ consideration of strategic alternatives. The Company retained Goldman Sachs as the Company’s financial advisor, and Hughes Hubbard & Reed LLP (“Hughes Hubbard”) as the Company’s legal counsel, to assist in that process.

On June 27, 2005, the Company announced to the public that its Board of Directors was exploring possible strategic alternatives for the Company to enhance stockholder value and had retained Goldman Sachs as its financial advisor to assist in that process. The Company stated that no decision had been made to engage in a transaction or transactions resulting from the Board’s exploration of strategic alternatives, and that there could be no assurance that any transaction would occur or, if undertaken, the terms or timing thereof.

The Special Committee continued its study of a potential Special Dividend with the assistance of special legal counsel and a financial advisor retained by it. Hughes Hubbard did not serve as legal counsel to the Special Committee. Goldman Sachs did not serve as financial advisor to Special Committee and did not provide advice to the Special Committee with respect to the advisability of a Special Dividend but did generally discuss the potential impact, or lack thereof, of a possible Special Dividend on the possible strategic alternative process.

At a meeting of the Board of Directors on July 28, 2005, the Special Committee reported that it had considered a Special Dividend of $5.00 per share and did not recommend the payment of a dividend in such amount, but would consider a modified proposal to pay a Special Dividend of $4.20 per share. After further deliberation and meetings with its counsel and financial advisor, the Special Committee reported that it could recommend to the Board of Directors that the Board of Directors declare a Special Dividend in the amount of $4.20 per share. The Board of Directors decided to defer consideration of the declaration of such Special Dividend pending the determination of full fiscal year net earnings and the completion of the audit of the Company’s financial statements for the fiscal year ended May 28, 2005. On November 14, 2005, the Board of Directors declared a regular annual cash dividend to stockholders in the amount of $0.04 per share, which dividend was paid on January 9, 2006. Pursuant to the Merger Agreement, the Board of Directors may not declare any further dividends without Parent’s consent. See “The Merger Agreement - Conduct of the Company’s Business Pending the Merger.”

Throughout the summer of 2005, the Company consulted with Goldman Sachs and Hughes Hubbard concerning the Board of Directors’ exploration of strategic alternatives. Beginning in August 2005, Goldman Sachs, at the direction of the Board of Directors, contacted on behalf of the Company and on a confidential basis more than 40 prospective bidders, 30 of whom expressed interest in participating in the process and were provided with materials containing publicly available information concerning the Company. At the direction of the

Board of Directors, two possible corporate bidders were not invited into the process because they were competitors of the Company and their inclusion in the process and access to competitive information could, in management’s view, among other things, have a very damaging effect on the Company and stockholder value, but other possible corporate bidders were contacted. Of the prospective bidders contacted by Goldman Sachs, 22 negotiated and entered into confidentiality agreements with the Company for the purpose of facilitating the delivery of confidential information. Following execution of their respective confidentiality agreements, beginning in mid-September 2005, each of the 22 prospective bidders (including Bain Capital) received a confidential memorandum from Goldman Sachs on behalf of the Company.

On September 23, 2005, the Board of Directors appointed Alan Silverglat as a new independent director. On November 8, 2005, the Company held its annual meeting of stockholders, at which the following directors were elected: Irving Drillings, Roman Ferber, Andrew Milstein, Monroe G. Milstein, Stephen Milstein, Mark A. Nesci, and Alan Silverglat.

On or about September 27, 2005, Goldman Sachs, at the direction of the Company, sent letters to the 22 prospective bidders inviting preliminary indications of interest by October 17, 2005.

On or about October 17, 2005, the Company received four preliminary indications of interest. Of the 22 prospective bidders, two parties (Bain Capital and a second party referred to below as “Bidder 2”) submitted indications of interest individually and four parties formed two groups, consisting of two parties each. Each group (referred to below as “Bidder 3” and “Bidder 4”) submitted an indication of interest. All of the preliminary indications of interest contemplated the acquisition of the Company in a cash transaction.

At a meeting of the Board of Directors on October 20, 2005, management, Goldman Sachs and Hughes Hubbard provided the Board of Directors with an update regarding the potential sale process and the preliminary indications of interest that had been received. Goldman Sachs reviewed the details of each of the four preliminary indications of interest and, among other things, provided the directors with a discussion of certain financial information and information regarding the preliminary bidders, and Goldman Sachs’ preliminary assessment, based on current market conditions and other factors, of the ability of each of the preliminary bidders to finance a potential acquisition of the Company. Goldman Sachs recommended that the Company invite all the preliminary bidders to move to the next round of the Board’s process of exploring strategic alternatives and proceed with due diligence. The Board unanimously approved Goldman Sachs’ recommendation.

Representatives of the parties that had submitted preliminary indications of interest were then invited to conduct due diligence investigations of the Company, which continued until the submission of definitive proposals on January 10, 2006. In addition, beginning in late October 2005, the Company made management presentations to such parties.

In early November 2005, Bidder 4 informed Goldman Sachs that it had determined not to proceed further in the process. On November 22, 2005, at the direction of the Company, Goldman Sachs sent to Bain Capital, Bidder 2 and Bidder 3 a letter setting forth instructions for submitting definitive proposals, along with a draft merger agreement prepared by Hughes

Hubbard. Recipients were requested (i) to submit a copy of the draft merger agreement marked with any proposed changes to the Company in care of Hughes Hubbard on or before December 28, 2005 and (ii) to submit their definitive proposal to the Company in care of Goldman Sachs on or before the bidding deadline of January 10, 2006, with such proposal to include confirmation of fully committed financing, including copies of commitment letters with any external financing sources.

On or about December 28, 2005, Bain Capital and Bidder 2 submitted their comments on the draft merger agreement. Bidder 3 did not submit comments and did not participate further in the process.

At the request of the Company, based on the markups received and discussions with management, Hughes Hubbard prepared a revised draft of the merger agreement for Bain Capital, and a revised draft of the merger agreement for Bidder 2, which it delivered to each of them on January 4, 2006 and offered to discuss with them prior to the January 10, 2006 bidding deadline. Thereafter, Hughes Hubbard was contacted by counsel to Bain Capital, Kirkland & Ellis LLP (“Kirkland”), and, following discussions with such counsel, prepared a revised draft of the merger agreement for Bain Capital, which it delivered to Kirkland on January 9, 2006. Kirkland, Hughes Hubbard and Phillips Nizer LLP (counsel to Messrs. Monroe, Andrew and Stephen Milstein and the other “Milstein Stockholders” referred to below under “The Voting Agreement”) also commenced discussions on the draft voting agreement prepared by Kirkland and contemplated by Bain Capital’s markup of the draft merger agreement as a condition to its willingness to enter into a merger agreement with the Company. Counsel for Bidder 2 did not contact Hughes Hubbard to engage in discussions on the draft merger agreement delivered to them on January 4, 2006.

On January 10, 2006, Bain Capital submitted a definitive proposal to acquire the Company in a cash merger for a price of $43.65 per share. Bidder 2 (together with a real estate partner) submitted a definitive proposal to acquire the Company in a cash merger for a price of $42.00 per share. Each proposal included copies of executed equity and debt commitment letters and a markup reflecting the bidder’s comments on the most recent draft of the merger agreement that the bidder had received from Hughes Hubbard. The Company had informed the bidders that it was contemplating possible sale bonus payments to employees, and each bidder communicated that the cash merger consideration would be reduced by up to the amount of any such bonuses paid.

At a meeting of the Board of Directors on January 12, 2006, management, Goldman Sachs and Hughes Hubbard discussed the two proposals with the Board of Directors. Goldman Sachs reviewed with the Board of Directors, among other things, the financial aspects of the proposals, the financing commitments submitted by the bidders and certain preliminary financial analyses undertaken by Goldman Sachs. Hughes Hubbard discussed, among other things, the legal aspects of the proposals (including the Board of Directors’ fiduciary duties under Delaware law), the status of the negotiations with respect to the merger documentation, and the current drafts of such documentation. Management and the advisors responded to numerous questions from the Board of Directors. Following additional discussion and deliberation, the Board of Directors instructed Goldman Sachs to inform each bidder that the Board of Directors would not consider its proposal further unless the bidder increased its proposed merger price.

On January 13, 2006, Bidder 2 withdrew from the negotiations after informing Goldman Sachs that it was prepared to pay only up to, but not more than, $43.00 per share in cash to acquire the Company. Negotiations with Bain Capital and its counsel continued with respect to the merger consideration and merger documentation, including negotiations between Kirkland and Phillips Nizer with respect to a draft form of non-competition and non-solicitation agreement prepared by Kirkland and contemplated by Bain Capital’s markup of the draft merger agreement to be entered into between the Company and each of Monroe Milstein, Andrew Milstein and Stephen Milstein at or prior to the closing of the proposed merger as a condition to Bain Capital’s obligations to consummate the merger (the “Non-Competition Agreements”). Bain Capital’s willingness to enter into a merger agreement with the Company was conditioned on the negotiation of the proposed Non-Competition Agreements to its satisfaction. (For a discussion of the Non-Competition Agreements as finally negotiated, see “The Merger Agreement—Conditions to the Merger.”)

On January 14, 2006, Bain Capital informed Goldman Sachs that it was prepared (i) to increase the proposed merger price to $44.50 per share in cash, provided that Monroe, Andrew and Stephen Milstein purchased $25 million of preferred stock of the Company, Parent or an affiliate of Parent in connection with the closing of the Merger, (ii) to provide aggregate payments to Monroe Milstein, Andrew Milstein and Stephen Milstein under the proposed Non-Competition Agreements of $15 million over a three-year non-competition period, and (iii) to refrain from reducing the cash merger consideration if sale bonuses were paid in an amount not to exceed $20 million. Bain Capital’s proposal was rejected and negotiations continued.

During the ensuing negotiations, Bain Capital proposed an increase in the merger price to $45.25 per share in cash, without any requirement for the Milsteins to purchase preferred stock and without any payments being made for the Non-Competition Agreements or sale bonuses. That proposal was also rejected.

Shortly thereafter, representatives of Bain Capital informed Goldman Sachs that Bain Capital was prepared to increase the proposed merger price to $45.50 per share in cash, provided that all remaining contractual issues were resolved to its satisfaction. The parties then continued their negotiations through the night of January 16, 2006 and into January 17, 2006.

At a meeting of the Board of Directors in the evening on January 17, 2006, Goldman Sachs discussed with the Board of Directors, among other things, the financial aspects of Bain Capital’s merger proposal, the financing commitments submitted by Bain Capital and certain financial analyses undertaken by Goldman Sachs in connection with its fairness opinion referred to below. Goldman Sachs delivered to the Board of Directors its oral opinion, confirmed by delivery of a written opinion dated January 18, 2006, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth in such opinion, the $45.50 per share in cash to be received by the holders of the outstanding shares of Company common stock pursuant to the proposed merger agreement was fair from a financial point of view to such holders. Hughes Hubbard discussed with the Board of Directors, among other things, the legal aspects of Bain Capital’s merger proposal (including the directors’ fiduciary duties under Delaware law), the terms of the proposed merger documentation (including, if a party other than Bain Capital were to make an alternative proposal to acquire the Company, the Company’s ability under certain circumstances to engage in substantive discussions and negotiations with such party and to terminate the merger agreement, and pay a $70 million termination fee, in order to accept a superior offer), changes in the documentation since the review by the Board of Directors on January 12, 2006, and the financing commitments submitted by Bain Capital. With respect to the proposed Non-Competition Agreements, the Board of Directors was advised that Bain Capital’s willingness to enter into the proposed merger agreement was conditioned upon the entry into the Non-Competition Agreements being a condition to the merger, and that Monroe Milstein, Andrew Milstein and Stephen Milstein would not receive any payment from the Company, Bain Capital or any of their affiliates under or in respect of such agreements. Management and the advisors responded to numerous questions from the Board of Directors. Following additional discussion and deliberation, the Board of Directors unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement and unanimously resolved to recommend that the stockholders of the Company vote to adopt the Merger Agreement.

On January 18, 2006, prior to the opening of trading on the NYSE, (i) the Company, Parent and Merger Sub executed the Merger Agreement and (ii) Parent and the Milstein Stockholders executed the Voting Agreement. The Company and Parent thereupon issued a joint press release announcing the execution of the Merger Agreement and the Voting Agreement.

Reasons for the Merger

The Board of Directors consulted with senior management and the Company’s financial and legal advisors and considered a number of factors in reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, and to recommend that the Company’s stockholders vote “FOR” the adoption of the Merger Agreement. These factors included, without limitation, the following:

•
the price being paid for each share of Company common stock in the Merger (1) represented a substantial premium to historic trading prices, for example, a premium of over 26% over the closing price of $36.04 on the NYSE on June 24, 2005 (the trading day immediately prior to the date on which the Company announced that the Board of Directors was exploring possible strategic alternatives for the Company to enhance stockholder value) and a premium of over 96% over the average closing price of $23.16 on the NYSE for the one year ended May 20, 2005 (the last trading day prior to an unexplained increase in trading volume of Company common stock), and (2) was higher than the highest price at which our shares had ever traded;

•
the presentations made by Goldman Sachs, the Company’s financial advisor, and Goldman Sachs’ oral opinion (subsequently confirmed by delivery of a written opinion dated January 18, 2006), to the effect that, as of such date and based upon and subject to the matters described in its opinion, the $45.50 per share in cash to be received by the holders of Company common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders (the full text of the written opinion of Goldman Sachs is attached as Appendix C to this proxy statement);

•
the financial aspects and other terms of the final bids received from Bain Capital and from a second bidding party with respect to the sale of the Company, including the superiority of the price proposed by Bain Capital compared with the price proposed by the second bidder;

•
the possible alternatives to the sale of the Company, including continuing to operate the Company on a stand-alone basis and the possible payment of a Special Dividend, and the risks associated with such alternatives, each of which the Board of Directors determined not to pursue in light of its belief that the sale of the Company to Parent maximized stockholder value and represented the best transaction reasonably available to stockholders;

•	the Company’s business, current financial condition and results of operations and future prospects;

•	the fact that the Merger consideration is all cash, which provides certainty of value to our stockholders, and treats all stockholders on the same basis;

•
the fact that the Company, in connection with the Board of Directors’ consideration of strategic alternatives, conducted an extensive process for the acquisition of the Company involving more than 40 parties and entered into confidentiality agreements and sent confidential information to 22 parties that resulted in two definitive proposals to acquire the Company;

•
the limited number and nature of the conditions to Parent’s obligation to consummate the Merger and the limited risk of non-satisfaction of these conditions, including the likelihood that the Merger would be approved by the requisite regulatory authorities;

•
the absence of a financing condition to the Merger Agreement and Goldman Sachs’ observations that the debt and equity commitment letters obtained by Parent, in their experience, contained generally customary conditions;

•
the inclusion in the Merger Agreement of a provision obligating Parent to pay a $70 million termination fee to the Company if the Merger Agreement is terminated by Parent or the Company under certain circumstances;

•	the provisions of the Merger Agreement that allow the Company, under certain circumstances, to furnish information to and conduct negotiations with third parties;

•
the provisions of the Merger Agreement that allow the Board of Directors, under certain circumstances, to change its recommendation that the Company’s stockholders vote in favor of the adoption of the Merger Agreement;

•
the other terms of the Merger Agreement, including the ability of the Board of Directors to terminate the Merger Agreement in order to accept a superior proposal (subject to the Company paying Parent a $70 million termination fee);

•
the Board of Directors’ understanding that such $70 million termination fee, and the circumstances when such fee is payable, are reasonable in light of the benefits of the Merger, the auction process conducted by the Company, with the assistance of Goldman Sachs, and commercial practice;

•	the terms of the Voting Agreement, including the fact that the Voting Agreement will terminate if the Merger Agreement terminates; and

•	the ability of the Company’s stockholders to exercise appraisal rights under Section 262 of the DGCL.

The Board of Directors also took into account a number of potentially adverse factors concerning the Merger including, without limitation, the following:

•
the risk that the Merger might not be completed in a timely manner or at all, including the risk that the Merger will not occur if Parent does not obtain the requisite financing notwithstanding the absence of a financing condition to the Merger Agreement;

•
the fact that Parent and Merger Sub are newly-formed corporations with essentially no assets, and the $70 million termination fee payable by Parent to the Company under certain circumstances serves as a contractual limitation on our ability to recover damages in connection with an uncured breach of the Merger Agreement by Parent or Merger Sub;

•	the opportunities for growth and the potential for increased stockholder value if the Company were to remain independent;

•
the Merger consideration consists of cash and will therefore be taxable to our stockholders for U.S. federal income tax purposes, and because stockholders are receiving cash for their stock, they will not participate in the future growth of the Company;

•	the requirement that the Company pay Parent a $70 million termination fee in order for the Board of Directors to accept a superior proposal (or under certain other circumstances);

•
the inclusion in the Merger Agreement of a condition to Parent’s obligations that holders of no more than 5% of the outstanding shares of Company common stock exercise (and do not withdraw or fail to perfect) appraisal rights in accordance with Section 262 of the DGCL;

•	the interests of the Company’s directors and executive officers in the Merger (see “Interests of the Company’s Directors and Executive Officers in the Merger”); and

•
diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the Merger, and the possibility of management and employee disruption associated with the Merger.

The foregoing discussion of the information and factors considered by the Board of Directors, while not exhaustive, includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have given different weights to different factors.

Recommendation of the Board of Directors

After careful consideration, the Board of Directors, by unanimous vote:

•	has determined that the Merger Agreement is advisable;

•	has approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and

•	recommends that the Company’s stockholders vote “FOR” the adoption of the Merger Agreement.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board of Directors with respect to the Merger, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. These interests, to the extent material, are described below. The Board of Directors was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Merger.

Treatment of Stock Options

As of the record date, there were approximately [________] shares of Company common stock subject to stock options granted to our executive officers under the Company’s stock option plans. (No stock options are held by our non-employee directors.) All such stock options are vested and exercisable. Each outstanding stock option that remains unexercised as of the effective time of the Merger will be canceled, and the holder of such stock option will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of Company common stock subject to the option as of the effective time of the Merger, multiplied by

•
the excess, if any, of the greater of (A) $45.50 or (B) in the case of any nonqualified stock option, the Adjusted Fair Market Value (as defined in the applicable Company option plan) of each share of Company common stock subject to such option, over the exercise price per share of Company common stock subject to such option.

If the amount of such product is zero, no payment will be made.

The following table summarizes the options, all of which have exercise prices of less than $45.50 per share, held by our executive officers as of February 9, 2006 and the approximate consideration that each of them will receive pursuant to the Merger Agreement in connection with the cancellation of their options, based on the weighted average exercise prices of the options:

	No. of Shares Underlying Vested Options	Weighted Average Exercise Price of Vested Options	Resulting Approximate Consideration
Executive Officers:
Mark A. Nesci	152,000	$ 17.59	$4,242,320
Andrew R. Milstein	67,200	$ 17.11	$1,907,808
Stephen E. Milstein	67,200	$ 17.11	$1,907,808
Steve Koster	25,000	$ 17.14	$709,000
Robert Grapski	23,600	$ 18.49	$637,436
Paul C. Tang	17,400	$ 18.83	$464,058
Robert LaPenta	12,000	$ 20.21	$303,480

Indemnification and Insurance

The Merger Agreement provides that, after the Merger, Parent and the surviving corporation will, jointly and severally, and Parent will cause the surviving corporation to, indemnify and hold harmless the individuals who are now, or have been at any time prior to the execution of the Merger Agreement or who become such prior to the effective time of the Merger, a director or officer of the Company or any of the Company’s subsidiaries, or an employee of the Company or any of its subsidiaries providing services to or for such a director or officer in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement, against costs and liabilities incurred in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation arising out of or pertaining to (i) the fact that such individual is or was an officer, director, employee, fiduciary or agent of the Company or any of its subsidiaries, or (ii) matters occurring or existing at or prior to the effective time of the Merger (including acts or omissions occurring in connection with the Merger Agreement and the transactions contemplated thereby), whether asserted or claimed prior to, at or after the effective time of the Merger.

The Merger Agreement provides that the surviving corporation will provide, for a period of six years after the Merger becomes effective, directors’ and officers’ liability insurance for the benefit of those persons covered under our officers’ and directors’ liability insurance policy on terms with respect to coverage and amounts no less favorable than those of the policy in effect as of the execution of the Merger Agreement, provided that, subject to certain exceptions, the surviving corporation will not be obligated to pay premiums in excess of 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement. Notwithstanding the foregoing, prior to the effective time of the Merger the Company is permitted to purchase prepaid “tail” policies in favor of such indemnified persons with respect to the matters referred to above (provided that the annual premium for such tail policy may not exceed 300% of the annualized policy premium based on a rate as of the execution of the Merger Agreement), in which case Parent has agreed to maintain such tail policies in effect and continue to honor the obligations under such policies.

Parent and Merger Sub have also agreed (i) to continue in effect for at least six years after the effective time of the Merger all rights to indemnification existing in favor of, and all exculpations and limitations of the personal liability of, the directors, officers, employees, fiduciaries and agents of the Company and its subsidiaries in the Company’s certificate of incorporation as of the effective time of the Merger with respect to matters occurring at or prior to the effective time of the Merger and (ii) to honor the Company’s indemnification agreements with the Company’s directors (including one former director, Harvey Morgan) and with certain officers, including Messrs. Tang, Grapski, Koster and LaPenta. Each such indemnification agreement provides, among other things, that the Company will indemnify such indemnified person to the fullest extent permitted by the DGCL, including advancement of legal fees and other expenses incurred by the indemnified person in connection with any legal proceedings arising out the indemnified person’s service as director and/or officer, subject to certain exclusions and procedures set forth in the indemnification agreement.

Audit Committee Shares

The Company typically issues, after the end of each fiscal year, up to 100 shares of Company common stock to each of the three members of the Audit Committee of the Board of Directors as payment for services rendered during such fiscal year. With respect to the current fiscal year (ending June 3, 2006), the Company plans to issue such shares prior to the effective time of the Merger, for an aggregate issuance of up to 300 shares to Messrs. Silverglat, Drillings and Ferber.

Potential Employment Arrangements

As of the date of this proxy statement, none of the Company’s executive officers has entered into any employment or separation agreements with the Company or any of its subsidiaries in anticipation of the Merger. Although no such agreements currently exist, the Merger Agreement permits the Company to enter into agreements with certain employees (including each of Messrs. Nesci, Tang, Grapski, Koster and LaPenta) on terms and conditions agreed to by the Company and Parent. The Merger Agreement also prohibits the Company from adopting any benefit plans for its directors, officers or employees without Parent’s consent. Such agreements or plans, if entered into or adopted, may provide for bonus and/or separation payments to the individuals named above. See “The Merger Agreement - Conduct of the Company’s Business Pending the Merger.”

Death Benefit Agreements

On November 8, 2005, the Company entered into death benefit agreements with each of Mark Nesci, Andrew Milstein and Stephen Milstein. Each such agreement provides that, subject to certain conditions set forth in the agreement, the Company will pay to the executive’s estate or designated beneficiary a death benefit in the amount of $1,000,000 (less applicable withholding taxes) payable at the election of the payee in either (i) a single lump sum, (ii) five equal annual installments (together, in the case of each installment after the first, with interest on the unpaid balance) or (iii) the form of an annuity selected by the payee to be purchased by the Company. Each death benefit agreement also provides that, in the event that the applicable executive is terminated without “cause” (as defined in such agreement), the death benefit will continue to be payable. Accordingly, if any of the executives named above are terminated without cause following the Merger, the death benefit would continue to be payable to them.

FINANCING

In connection with the Merger, Parent will cause approximately $2.06 billion to be paid to the Company’s stockholders and holders of Company stock options. See “The Merger Agreement - Treatment of Stock and Options.” These payments are expected to be funded by a combination of equity contributions by affiliates of Bain Capital to Parent and debt financing (the “Financing”). Bain Capital Fund VIII, L.P., an affiliate of Bain Capital, has agreed to contribute, subject to the satisfaction of certain conditions, up to $500 million of equity to Parent and the remaining funds necessary to finance the Merger are expected to be obtained through Parent’s and its subsidiaries’ debt financing.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, which commitments are subject to customary conditions. After giving effect to contemplated draws by the subsidiaries of the Company or Parent and its affiliates under the new debt commitments, Parent currently expects total existing and new debt outstanding at the closing of the Merger will be approximately $1.5 billion.

In its equity commitment letter with Parent (the “Equity Commitment”), Bain Capital Fund VIII, L.P. has agreed that the Company is entitled to enforce the equity commitment in the event that the Company or Parent purports to, and is entitled to, terminate the Merger Agreement under circumstances giving rise to Parent’s obligation to pay to the Company a $70 million termination fee as described below under “The Merger Agreement - Termination Fees” (provided that the maximum amount that the Company may recover thereunder is $70 million).

In connection with the execution and delivery of the Merger Agreement, Parent obtained commitments to provide approximately $2.075 billion in debt financing (the “Debt Commitments” and, together with the Equity Commitment, the “Financing Commitments”), not all of which is expected to be drawn at the closing of the Merger, consisting of (a) an $800 million senior secured revolving credit facility (the “ABL Facility”), (b) a $775 million senior secured term loan facility (the “Term Loan Facility”) and (c) either (i) a combination of $200 million in gross proceeds from the issuance and sale of senior unsecured notes (the “Senior Notes”) and $300 million in gross proceeds from the issuance and sale of senior subordinated unsecured notes (the “Senior Subordinated Notes” and, together with the Senior Notes, the

“Notes”) or (ii) if the Notes are not issued, then $200 million of senior unsecured bridge loans under a senior bridge facility (the “Senior Bridge Facility”) and $300 million of senior subordinated unsecured bridge loans under a subordinated bridge facility (the “Subordinated Bridge Facility” and, together with the Senior Bridge Facility, the “Bridge Facilities”). Parent expects to use these facilities and existing debt to finance the Merger.

ABL Facility

The commitments to provide the ABL Facility were issued by Bank of America, N.A. and Bear Stearns Corporate Lending Inc. Banc of America Securities LLC and Bear, Stearns & Co. Inc. have agreed to act as joint lead arrangers and joint bookrunners for the ABL Facility. Borrowings under the ABL Facility are limited by a borrowing base which is calculated periodically based on specified percentages of the value of eligible inventory and eligible credit card receivables, subject to certain reserves and other adjustments. The ABL Facility will be an obligation of the Company and will be guaranteed by certain U.S. subsidiaries of the Company and secured by (a) a perfected first priority lien on all inventory and accounts of the Company and such subsidiaries and (b) a perfected second priority lien on substantially all other real and personal property of the Company and such subsidiaries, in each case subject to various limitations and exceptions. The ABL Facility commitments are conditioned on the Merger being consummated by June 30, 2006 (which date may be extended 45 days under certain conditions in accordance with the terms of the Merger Agreement), as well as other customary conditions including:

•	the absence of a Company Material Adverse Effect (as defined in the Merger Agreement);

•	the creation of security interests;

•	the execution of satisfactory definitive documentation;

•	receipt of at least 20% of the total capitalization of Parent and its subsidiaries in equity from equity investors, including affiliates of Bain Capital;

•	receipt of certain proceeds from the Term Loan Facility;

•	receipt of certain proceeds from either the issuance and sale of the Notes or from the Bridge Facilities or alternate financing sources;

•	receipt of all consents and approvals that, individually or in the aggregate, are material to the Company and its subsidiaries, taken as a whole; and

•
the absence of any material amendments or waivers to the Merger Agreement to the extent materially adverse to the lenders which have not been approved by the lenders and the absence of any event of default.

Term Loan Facility

The commitments to provide the Term Loan Facility were issued by Bear Stearns Corporate Lending Inc. and Bank of America, N.A. Bear, Stearns & Co. Inc. and Banc of America Securities LLC have agreed to act as joint lead arrangers and joint bookrunners for the Term Loan Facility. Borrowings under the Term Loan Facility will be available in a single drawing on the closing date of the Financing. The Term Loan Facility will be an obligation of the Company and will be guaranteed by certain U.S. subsidiaries of the Company and secured by (a) a perfected first priority lien on substantially all real and personal property (other than inventory and accounts) of the Company and such subsidiaries and (b) a perfected second priority lien on all inventory and accounts of the Company and such subsidiaries, in each case subject to various limitations and exceptions. Bain Capital has informed the Company that up to $100 million of the Term Loan Facility may be transferred to the Notes and/or the Bridge Facilities at or prior to the closing of the Financing; provided, that if Banc of America Securities LLC and Bear, Stearns & Co. have not been afforded at least 20 days following the completion of the confidential information memorandum relating to the Financing to syndicate the ABL Facility, Term Loan Facility and Bridge Facilities, then such option shall survive until the earlier of completion of a successful bank syndication or 20 days after the closing of the Financing. The Term Loan Facility commitments are subject to the same conditions as the ABL Facility commitments, as well as receipt of certain proceeds from the ABL Facility.

Notes

Banc of America Securities LLC and Bear, Stearns & Co. Inc. have agreed to act as co-underwriters, co-initial purchasers, joint arrangers and co-placements agents for the Notes or, if any Bridge Facility is funded, the unsecured senior notes, senior subordinated notes or any other debt securities or combination of debt securities of the Company or any of its subsidiaries that may be issued thereafter to refinance any loans made under the Bridge Facilities. The Notes will be obligations of the Company and will be guaranteed by certain U.S. subsidiaries of the Company, and are subject to the same conditions as the ABL Facility commitments, as well as receipt of certain proceeds from the ABL Facility.

Bridge Facilities

The commitments to provide the Bridge Facilities were issued by Banc of America Bridge LLC and Bear Stearns Corporate Lending Inc. Banc of America Securities LLC and Bear, Stearns & Co. Inc. have agreed to act as joint lead arrangers and joint bookrunners for each Bridge Facility. In the absence of the consummation of the issuance and sale of the Notes, the Bridge Facilities will be obligations of the Company and will be guaranteed by certain U.S. subsidiaries of the Company, and are subject to the same conditions as the ABL Facility commitments, as well as receipt of certain proceeds from the ABL Facility and the requirements to provide Banc of America Securities LLC and Bear, Stearns & Co. Inc. with a completed printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum at least 30 days prior to the closing of the Financing and with at least a 20-day marketing period for the Notes following the receipt of such completed printed preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum.

OPINION OF THE COMPANY’S FINANCIAL ADVISOR

On January 17, 2006, Goldman Sachs rendered its oral opinion, subsequently confirmed by delivery of its written opinion, dated January 18, 2006, to the Board of Directors that, as of January 18, 2006 and based upon and subject to the factors and assumptions set forth in the opinion, the $45.50 per share in cash to be received by the holders of the outstanding shares of Company common stock pursuant to the Merger Agreement was fair from a financial point of view to those holders.

The full text of the written opinion of Goldman Sachs, dated January 18, 2006, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is attached as Appendix C to this proxy statement. Goldman Sachs provided its opinion for the information and assistance of the Board of Directors in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of Company common stock should vote with respect to the Merger.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Merger Agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended May 28, 2005;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

•	certain other communications from the Company to its stockholders; and

•	certain internal financial analyses and forecasts for the Company prepared by its management.

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company.

In addition, Goldman Sachs:

•	reviewed the reported price and trading activity for Company common stock;

•	compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded;

•	reviewed the financial terms of certain recent business combinations in the retail industry specifically and in other industries generally; and

•	performed such other studies and analyses, and considered such other factors, as Goldman Sachs considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of the Board of Directors, that the internal financial forecasts prepared by the management of the Company were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance sheet assets and liabilities) of the Company or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs’ opinion does not address the underlying business decision of the Company to engage in the Merger.

The following is a summary of the material financial analyses presented by Goldman Sachs to the Board of Directors in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 17, 2006, and is not necessarily indicative of current market conditions.

Historical Premium Analysis

Goldman Sachs calculated the implied premia represented by the $45.50 per share purchase price to be received by the holders of Company common stock pursuant to the Merger Agreement based on the following trading prices for Company common stock:

•	the closing price on January 13, 2006, the latest practicable trading day before Goldman Sachs made its presentation of its financial analyses to the Board of Directors;

•	the trading price prior to the Company’s announcement on June 27, 2005 that the Board of Directors was considering possible strategic alternatives for the Company to enhance stockholder value;

•	the closing price on May 20, 2005, the last trading day prior to an unexplained increase in trading volume of Company common stock; and

•	the average of closing prices for the one year period ended May 20, 2005.

The results of Goldman Sachs’ calculations are reflected below:

	Stock Price or Average of Closing Prices	Implied Premium
January 13, 2006	$44.14	3.1%
Pre-June 27, 2005 announcement	$36.04	26.2%
May 20, 2005	$29.92	52.1%
One year ended May 20, 2005	$23.16	96.5%

Implied Transaction Multiples Analysis

Goldman Sachs calculated and compared various implied transaction multiples based on the fully diluted equity consideration to be received by the holders of the outstanding shares of Company common stock, giving effect to stock options that are or would become exercisable based on the Merger Agreement, or equity value, and the enterprise value of the Company, which is equity value, plus book value of net debt (which is total debt and estimated transaction expenses less cash and cash equivalents). Goldman Sachs calculated equity value, enterprise value and the various multiples referred to below based on the Company’s latest publicly available information for historical results and projections prepared by the Company’s management for estimated future results. The following multiples were calculated for the Company:

•	enterprise value as a multiple of net sales and earnings before interest, taxes, depreciation and amortization, or EBITDA;

•
adjusted enterprise value, which is the enterprise value of the Company adjusted to include capitalized operating lease obligations, as a multiple of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR; and

•	equity value as a multiple of net income.

Each of the multiples was calculated for the latest 12 months, or LTM, ended November 30, 2005 and for each of fiscal years 2006 and 2007. The following table sets forth the results of this analysis:

	Enterprise Value as a Multiple of		Adjusted Enterprise Value as a Multiple of	Equity Value as a Multiple of
	Net Sales	EBITDA	EBITDAR	Net Income

LTM, November 30, 2005	0.6x	6.8x	7.2x	18.5x
FY 2006E	0.5x	6.8x	7.1x	18.7x
FY 2007E	0.5x	6.4x	6.6x	17.4x

Historical Trading Multiples Analysis

Goldman Sachs calculated and compared LTM EBITDA as a multiple of historical trading price for the Company against LTM EBITDA as a multiple of trading price for a composite average of two selected comparable companies, Ross Stores and TJX Companies, or the Average Comparable Multiple, over the five-year period between January 12, 2001 and January 12, 2006. Historical financial results utilized by Goldman Sachs for purposes of this analysis were based upon information provided by FactSet Research Systems (a data service that compiles historical and estimated financial data), or FactSet, and historical trading price information was based upon publicly available information. The results of this analysis indicated that the average value of the ratio of the Company’s LTM EBITDA as a multiple of trading price to the Average Comparable Multiple during the five-year period was 0.55.

Goldman Sachs also calculated and compared the ratio of the trading price per share to estimated earnings per share for the next company fiscal year, or the One Year Forward P/E Multiple, for the Company to the One Year Forward P/E Multiple for a composite average of two selected comparable companies, Ross Stores and TJX Companies, or the Average Comparable One Year Forward P/E Multiple, over the five-year period between January 12, 2001 and January 12, 2006. Historical financial results utilized by Goldman Sachs for purposes of this analysis were based upon information provided by FactSet, estimates of one year forward earnings were based on median estimates provided by FactSet and historical trading price information was based upon publicly available information. The results of this analysis indicated that the average value of the Company’s One Year Forward P/E Multiple to the Average Comparable One Year Forward P/E Multiple during the five-year period was 0.75.

Selected Companies Analysis

Goldman Sachs compared selected publicly available financial information, ratios and multiples for the Company and the following selected publicly traded retail companies, certain of which companies were designated “Off-Price” retailers because these companies generally sell branded merchandise at prices significantly below full retail prices, others of which were designated “Mass Market” retailers because these companies maintain larger footprint retail locations in which they sell a broad range of hardlines and softlines merchandise typically at reduced prices and others of which were designated “Department Stores” because these companies sell a broad range of apparel for men, women and children in a larger-footprint format.

Off-Price Retailers

•	Retail Ventures, Inc.

•	Ross Stores, Inc.

•	Stein Mart, Inc.

•	The TJX Companies, Inc.

Mass-Market Retailers

•	J.C. Penney Corporation, Inc.

•	Kohl’s Corporation

•	Sears Holdings Corp.

Department Stores

•	The Bon-Ton Stores, Inc.

•	Dillard’s, Inc.

•	Federated Department Stores, Inc.

•	Gottschalks Inc.

Although none of the selected companies are directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company.

Goldman Sachs calculated and compared various public market multiples and ratios of the selected companies based on information it obtained from SEC filings and median estimates provided by the Institutional Brokerage Estimate System (a data service that compiles estimates issued by securities analysts), or IBES. Historical financial results utilized by Goldman Sachs for purposes of this analysis were based upon information contained in the applicable company’s latest publicly available financial statements prior to January 13, 2006. The LTM period for this analysis refers to the LTM period from the most recent publicly available information for the Company and the selected companies as of January 13, 2006. Estimates of future results used by Goldman Sachs in this analysis, for the selected companies and the Company, were based on median estimates provided by IBES and calendarized to year-end December 31. With respect to the Company and the selected companies, Goldman Sachs calculated:

•
the enterprise value, which is equity market capitalization for each company, calculated using the per share closing trading price as of January 13, 2006 and fully diluted shares outstanding based on each company’s latest publicly available information, plus book value of net debt, which is total debt less cash and cash equivalents, as a multiple of LTM sales, LTM EBITDA, estimated 2006 and 2007 EBITDA, LTM EBITDAR and LTM earnings before interest and taxes, or EBIT;

•	the ratio of the price per share to the estimated 2006 and 2007 earnings per share, or P/E multiple;

•	the ratio of the estimated 2006 P/E multiple to the five-year earnings per share estimated compound annual growth rate, or CAGR;

•	LTM EBITDA and EBIT margins, calculated by dividing each company’s LTM EBITDA and EBIT by its LTM sales; and

•	the dividend yield as of January 13, 2006.

The results of these analyses are summarized in the following tables:

	Enterprise Value Multiples EBITDA						Calendarized P/E Multiples
	Sales LTM	LTM	2006E	2007E	EBITDAR LTM	EBIT LTM	2006E	2007E

Off-Price Retailers
High	0.9x	20.1x	8.8x	7.9x	10.3x	15.0x	50.4x	36.6x
Mean	0.6x	11.8x	7.1x	6.3x	9.1x	11.7x	24.4x	19.1x
Median	0.6x	10.1x	7.1x	6.2x	9.4x	11.8x	16.9x	14.2x
Low	0.3x	6.9x	5.3x	5.0x	7.3x	8.4x	13.4x	11.4x
Mass-Market Retailers
High	1.3x	10.2x	8.6x	7.2x	9.9x	12.7x	17.0x	13.8x
Mean	0.9x	8.4x	7.7x	6.7x	8.9x	10.6x	15.8x	13.0x
Median	0.8x	7.8x	7.4x	6.7x	8.9x	9.8x	16.3x	12.6x
Low	0.5x	7.1x	7.1x	6.4x	7.8x	9.5x	14.0x	12.4x
Department Stores
High	1.0x	9.9x	8.3x	7.4x	8.0x	22.3x	20.0x	19.1x
Mean	0.5x	7.1x	7.4x	6.8x	6.8x	14.1x	15.8x	14.2x
Median	0.4x	7.2x	7.4x	6.8x	6.4x	13.4x	15.1x	12.1x
Low	0.2x	4.2x	6.5x	6.1x	6.0x	7.5x	12.4x	11.3x
Burlington Coat Factory Warehouse Corporation	0.5x	6.5x	6.3x	5.5x	7.0x	9.6x	15.6x	14.0x

	2007 PE/ 5-Year EPS	LTM Margins		Dividend Yield
	CAGR	EBITDA	EBIT

Off-Price Retailers
High	1.0x	8.8%	6.8%	1.4%
Mean	0.9x	6.3%	4.5%	0.8%
Median	1.0x	7.6%	5.9%	0.9%
Low	0.7x	1.3%	(0.8)%	0.0%
Mass-Market Retailers
High	1.3x	13.2%	10.6%	0.9%
Mean	1.0x	10.1%	8.0%	0.3%
Median	0.8x	10.1%	8.1%	0.0%
Low	0.8x	7.1%	5.3%	0.0%
Department Stores
High	3.5x	12.9%	8.3%	1.3%
Mean	2.2x	7.2%	4.0%	0.6%
Median	2.2x	5.9%	2.9%	0.5%
Low	1.0x	4.0%	1.8%	0.0%
Burlington Coat Factory Warehouse Corporation	1.4x	8.3%	5.6%	0.1%

Selected Transactions Analysis

Goldman Sachs reviewed available information for the following announced merger or acquisition transactions in the U.S. involving companies in the retail industry, with certain of these companies being classified as “General Department Stores” because of the generally lower to moderate price points at which these companies sell their merchandise and certain other of these companies being classified as “High-End Department Stores” because of the higher typical price points at which these companies sell their merchandise. These transactions (listed by acquirer/target and month and year announced) included:

General Department Stores

•	Apollo Management & Silver Point Capital/Linens ‘N Things, Inc. (November 2005)

•	Maple Leaf Heritage Investments (Hostile Bid)/Hudson’s Bay Company (October 2005)

•	Prentice Capital Management & GMM Capital/Goody’s Family Clothing, Inc. (October 2005)

•	Sun Capital Partners /Shopko Stores, Inc. (October 2005)

•	Trimaran Capital & Kier Group/Fortunoff Fine Jewelry & Silverware, Inc. (November 2004)

•	K-Mart Holding Corp./Sears, Roebuck & Co. (November 2004)

•	Investor Group/Mervyn’s LLC (July 2004)

High-End Department Stores

•	The Bon-Ton Stores, Inc./Northern Department Store Group (Saks Incorporated) (October 2005)

•	Warburg Pincus & Texas Pacific Group/The Neiman Marcus Group, Inc. (May 2005)

•	Belk, Inc./Profitt’s & McRae’s (Saks Incorporated) (April 2005)

•	Federated Department Stores, Inc./The May Department Stores Company (February 2005)

•	Jones Apparel Group, Inc./Barney’s New York, Inc. (November 2004)

•	The May Department Stores Company/Marshall Field’s (Target Corporation) (June 2004)

•	The May Department Stores Company / Saks Incorporated (9 stores) (January 2001)

Goldman Sachs calculated and compared the transaction value as a multiple of the target company’s publicly reported LTM sales, LTM EBITDA and LTM EBITDAR prior to announcement of the applicable transaction. For purposes of this analysis, the transaction value of each target company was calculated by adding the announced transaction price for the equity of the target company to the book value of the company’s net debt as disclosed in the company’s most recent SEC filings prior to the announcement of the applicable transaction. Goldman Sachs also calculated and compared the EBITDA margin, which is LTM EBITDA divided by LTM sales, for each of the selected target companies. The following table sets forth the results of this analysis:

	Transaction Value as a Multiple of
	LTM Sales	LTM EBITDA	EBITDAR	EBITDA Margin

General Department Stores
Mean	0.4x	7.1x	7.1x	5.6%
Median	0.4x	6.5x	6.7x	5.6%
High	0.5x	9.6x	8.4x	7.9%
Low	0.2x	5.5x	6.1x	2.0%

High-End Department Stores
Mean	1.1x	10.1x	10.1x	11.5%
Median	1.1x	9.4x	9.3x	11.9%
High	1.5x	14.4x	14.4x	13.6%
Low	0.5x	7.3x	7.5x	8.6%

Discounted Cash Flow Analysis

Goldman Sachs performed an illustrative discounted cash flow analysis to determine a range of implied present values per share of Company common stock. All cash flows were discounted to the end of February 2006 and terminal values were based upon estimated fiscal year 2010 EBITDA multiples. Forecasted financial information used in this analysis was based on projections provided by the management of the Company, which consisted of a higher growth case and a lower growth case. The differentials between the higher growth case and the lower growth case were based on different rates for annual same store sales growth. Goldman Sachs used discount rates ranging from 8.5% to 10.5%, reflecting estimates of the weighted average cost of capital of the Company, forecasts of the Company’s EBITDA through December 31, 2010 provided by the Company’s management and terminal EBITDA multiples ranging from 4.5x to 6.5x. This analysis resulted in a range of implied present values of $38.92 to $53.29 per share of Company common stock under the higher growth case and a range of implied present values of $34.06 to $46.43 per share of Company common stock under the lower growth case. The results of these analyses were as follows:

Higher Growth Case
Discount Rate	Implied Per Share Present Value Indications Terminal Multiple of 2010E EBITDA
	4.5x	5.0x	5.5x	6.0x	6.5x
10.5%	38.92	41.68	44.45	47.22	49.99
10.0%	39.50	42.32	45.14	47.96	50.78
9.5%	40.09	42.97	45.85	48.72	51.60
9.0%	40.70	43.63	46.57	49.50	52.43
8.5%	41.32	44.31	47.30	50.30	53.29

Lower Growth Case
Discount Rate	Implied Per Share Present Value Indications Terminal Multiple of 2010E EBITDA
	4.5x	5.0x	5.5x	6.0x	6.5x
10.5%	34.06	36.45	38.83	41.21	43.60
10.0%	34.56	36.99	39.42	41.85	44.28
9.5%	35.07	37.55	40.02	42.50	44.98
9.0%	35.59	38.12	40.64	43.17	45.70
8.5%	36.12	38.70	41.28	43.85	46.43

Using the same set of projections, Goldman Sachs also performed a sensitivity analysis to analyze the effect of increases or decreases in net sales growth and EBIT margin. The analysis utilized a 9.5% discount rate and a terminal EBITDA multiple of 5.5x, and used a range in sales growth from -1.0% to 1.0% and a range of EBIT margin from -2.0% to 2.0%. This resulted in a range of implied present values of $32.67 to $60.06 per share of Company common stock under the higher growth case and a range of implied present values of $28.14 to $52.87 per share of Company common stock under the lower growth case. The results of these analyses were as follows:

Higher Growth Case
Change in EBIT Margin	Implied Per Share Present Value Indications Change in Net Sales Growth
	(1.0)%	(0.5)%	0.0%	0.5%	1.0%
(2.0)%	32.67	33.21	33.75	34.31	34.87
(1.0)%	38.47	39.13	39.80	40.48	41.17
0.0%	44.28	45.05	45.85	46.65	47.47
1.0%	50.08	50.98	51.89	52.82	53.76
2.0%	55.89	56.90	57.94	58.99	60.06

Lower Growth Case
Change in EBIT Margin	Implied Per Share Present Value Indications Change in Net Sales Growth
	(1.0)%	(0.5)%	0.0%	0.5%	1.0%
(2.0)%	28.14	28.59	29.04	29.51	29.98
(1.0)%	33.41	33.97	34.53	35.11	35.70
0.0%	38.68	39.34	40.02	40.72	41.42
1.0%	43.94	44.72	45.52	46.32	47.14
2.0%	49.21	50.10	51.01	51.93	52.87

Present Value of Future Stock Price Analysis

Goldman Sachs performed an illustrative present value of future stock price analysis, which is designed to provide an indication of the potential future value of a company’s equity as a function of the company’s estimated future earnings and its assumed price to forward earnings per share multiple. For this analysis, Goldman Sachs used the financial projections for the Company prepared by the management of the Company, which consisted of a higher growth case and a lower growth case. The differentials between the higher growth case and the lower growth case were based on different rates for annual same store sales growth. Goldman Sachs first calculated implied per share equity values for Company common stock for the end of each of fiscal years 2006 and 2007 by applying price to forward earnings per share multiples ranging from 13.0x to 17.0x to estimates prepared by the Company’s management of fiscal year 2006 and 2007 earnings per share in the higher growth case and the lower growth case. Goldman Sachs then calculated present values of those implied per share equity values for Company common stock using discount rates ranging from 8.5% to 10.5% based on estimates relating to the Company’s cost of equity capital. The results of this analysis were as follows:

2006E Higher Growth Case
Discount Rate	Implied Per Share Present Value Indications Forward P/E Multiple
	13.0x	14.0x	15.0x	16.0x	17.0x
8.5%	31.18	33.57	35.97	38.37	40.77
9.0%	31.13	33.52	35.92	38.31	40.71
9.5%	31.08	33.47	35.86	38.25	40.64
10.0%	31.03	33.42	35.81	38.20	40.58
10.5%	30.99	33.37	35.75	38.14	40.52

2006E Lower Growth Case
Discount Rate	Implied Per Share Present Value Indications Forward P/E Multiple
	13.0x	14.0x	15.0x	16.0x	17.0x
8.5%	29.62	31.90	34.18	36.46	38.73
9.0%	29.57	31.85	34.12	36.40	38.67
9.5%	29.53	31.80	34.07	36.34	38.62
10.0%	29.48	31.75	34.02	36.29	38.56
10.5%	29.44	31.70	33.97	36.23	38.50

2007E Higher Growth Case
Discount Rate	Implied Per Share Present Value Indications Forward P/E Multiple
	13.0x	14.0x	15.0x	16.0x	17.0x
8.5%	30.96	33.34	35.72	38.10	40.48
9.0%	30.77	33.13	35.50	37.87	40.23
9.5%	30.58	32.93	35.28	37.64	39.99
10.0%	30.39	32.73	35.07	37.41	39.75
10.5%	30.21	32.54	34.86	37.18	39.51

2007E Lower Growth Case
Discount Rate	Implied Per Share Present Value Indications Forward P/E Multiple
	13.0x	14.0x	15.0x	16.0x	17.0x
8.5%	28.37	30.56	32.74	34.92	37.10
9.0%	28.20	30.37	32.54	34.71	36.88
9.5%	28.03	30.18	32.34	34.50	36.65
10.0%	27.86	30.00	32.14	34.29	36.43
10.5%	27.69	29.82	31.95	34.08	36.21

Leveraged Buyout Analysis

Goldman Sachs performed an analysis of the range of equity returns that could theoretically be realized if the Company were acquired as of January 13, 2006, in a leveraged buyout at a price per share of Company common stock of $45.50 and resold by the acquirer at the end of fiscal year 2008, 2009 or 2010, based on exit multiples of the Company’s management’s estimated EBITDA ranging from 5.5x to 7.5x. The following tables set forth the results of this analysis:

	Higher Growth Case			Lower Growth Case
Exit Year	Trailing EBITDA Exit Multiple			Trailing EBITDA Exit Multiple
	5.5x	6.5x	7.5x	5.5x	6.5x	7.5x
FY2008E	0.5%	19.8%	34.4%	-14.1%	8.7%	24.6%
FY2009E	10.6%	22.6%	31.9%	-2.0%	12.6%	23.0%
FY2010E	15.6%	23.7%	30.1%	4.2%	14.3%	21.7%

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs providing its opinion to the Board of Directors as to the fairness from a financial point of view of the $45.50 per share in cash to be received by the holders of the outstanding shares of Company common stock pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast. As described above, Goldman Sachs’ opinion to the Board of Directors was one of many factors taken into consideration by the Board of Directors in making its determination to approve the Merger Agreement.

The Merger consideration was determined through arms’-length negotiations between the Company and Bain Capital and was approved by the Board of Directors. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or its Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the proposed Merger.

In addition, Goldman Sachs has provided and is currently providing certain investment banking services to Bain Capital and its affiliates, including having acted as joint lead manager with respect to a high yield offering by Houghton Mifflin Company, a portfolio company of Bain Capital, or Houghton Mifflin, of its 8.250% Senior Notes due 2011 (aggregate principal amount $1,000,000,000) in January 2003; having acted as lead manager with respect to a high yield offering by Sealy Corporation, a former portfolio company of Bain Capital, or Sealy, of its 9.875% Senior Sub Notes due 2007 (aggregate principal amount $50,000,000) in April 2003; having acted as co-manager with respect to a high-yield offering by Domino’s Pizza LLC, a wholly-owned subsidiary of Domino’s Pizza Inc., an affiliate of Bain Capital, of its 8 1/4% Senior Subordinated Notes due 2011 (aggregate principal amount $403,000,000) in June 2003; having acted as co-manager with respect to a high-yield offering by Houghton Mifflin of its 11 1/2% Senior Discount Notes due 2013 (aggregate principal amount $265,000,000) in September 2003; having acted as co-financial advisor to Sealy in connection with its sale in April 2004; having extended a bank loan (aggregate principal amount $70,000,000) to Maxim Crane Works, a portfolio company of Bain Capital, in July 2004; and having acted as financial advisor to Modus Media International Holdings, a former portfolio company of Bain Capital, in connection with its sale in August 2004. Goldman Sachs also may provide investment banking services to the Company and Bain Capital and its affiliates in the future. In connection with the above-described investment banking services Goldman Sachs has received, and may receive, compensation. Affiliates of Goldman Sachs have co-invested with Bain Capital or its affiliates from time to time and may do so in the future

The Company selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement, dated June 10, 2005, the Company engaged Goldman Sachs to act as its financial advisor in connection with the exploration of possible strategic alternatives, including the possible merger or sale of all or a portion of the Company. Pursuant to the terms of this letter agreement, Goldman Sachs is entitled to receive a transaction fee of approximately $11.7 million. The entire transaction fee is subject to and payable only upon the completion of the Merger. Goldman Sachs may also receive, upon completion of the Merger, an additional fee of up to 0.30% of the aggregate consideration paid to the holders of Company common stock in the Merger, which additional fee is payable in the sole discretion of the Company. In addition, Goldman Sachs received a fee of $1,000,000 upon delivery of its fairness opinion, which is creditable against the transaction fee. The Company has also agreed to reimburse Goldman Sachs for its reasonable expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs against various liabilities, including certain liabilities under the federal securities laws.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of United States federal income tax consequences of the Merger relevant to beneficial holders of Company common stock whose shares are converted to cash in the Merger. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to beneficial holders of Company common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing, proposed and temporary regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. The discussion applies only to beneficial holders of Company common stock in whose hands shares are capital assets within the meaning of Section 1221 of the Code and may not apply to beneficial holders who acquired their shares pursuant to the exercise of employee stock options or other compensation arrangements with the Company or hold their shares as part of a hedge, straddle or conversion transaction or who are subject to special tax treatment under the Code (such as dealers in securities or foreign currency, insurance companies, other financial institutions, regulated investment companies, tax-exempt entities, S corporations, partnerships and taxpayers subject to the alternative minimum tax). In addition, this discussion does not discuss the federal income tax consequences to a beneficial holder of Company common stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any state, local or foreign tax laws.

The receipt of cash for Company common stock pursuant to the Merger will be a taxable transaction for United States federal income tax purposes. In general, a beneficial holder who receives cash in exchange for shares pursuant to the Merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the beneficial holder’s adjusted tax basis in the shares surrendered for cash pursuant to the Merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same price per share in a single transaction) surrendered for cash pursuant to the Merger. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the beneficial holder’s holding period for such shares is more than one year at the time of consummation of the Merger. The maximum federal income tax rate on net long-term capital gain recognized by individuals is 15% under current law.

Backup withholding at a 28% rate may apply to cash payments a beneficial holder of shares receives pursuant to the Merger. Backup withholding generally will apply only if the beneficial holder fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding rules and certification requirements. Each beneficial holder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the exchange agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner acceptable to the exchange agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowable as a refund or credit against a beneficial holder’s United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Because individual circumstances may differ, each beneficial holder of shares is urged to consult such beneficial holder’s own tax advisor as to the particular tax consequences to such beneficial holder of the Merger, including the application and effect of state, local, foreign and other tax laws.

REGULATORY APPROVALS

Under the HSR Act and the rules promulgated thereunder, the Company cannot complete the Merger until it notifies and furnishes information to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice, and specified waiting period requirements are satisfied. The Company filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on February 1, 2006, and requested early termination of the waiting period. The FTC granted early termination of the waiting period on February 10, 2006.

LITIGATION

On January 27, 2006 a purported class action complaint (the “Complaint”) was filed by putative stockholders of the Company in the Superior Court of New Jersey in and for Burlington County against the Company and its directors (the “Individual Defendants”) challenging the proposed Merger. Lemon Bay Partners v. Burlington Coat Factory Warehouse Corporation et al. (CA No. Bur. C-000014-06).

The Complaint asserts on behalf of a purported class of Company stockholders a claim against the Individual Defendants for alleged breaches of fiduciary duties in connection with the proposed Merger. The Complaint alleges, among other things, that the consideration to be paid to holders of Company common stock in the Merger is inadequate. The Complaint also asserts a claim against Bain Capital for aiding and abetting the alleged breaches of fiduciary duties by the Individual Defendants.

The Complaint seeks, among other things, to enjoin the consummation of the Merger, that the transaction be rescinded if it is not enjoined, and an award of compensatory and recissory damages as well as attorneys’ fees. The Company and the Individual Defendants believe that the Complaint is without merit and intend to defend the lawsuit vigorously.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Appendix A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety.

The Merger Agreement has been included to provide you with information regarding its terms and is not intended to provide any other factual information about the Company, Parent, Merger Sub, Bain Capital or their affiliates. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with signing the Merger Agreement and that modifies, qualifies and creates exceptions to the representations and warranties contained in the Merger Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Merger Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they are modified in important part by the underlying disclosure schedule. This disclosure schedule contains information that has been included in the Company’s prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Effective Time

The effective time of the Merger will occur at the time that the Company files a Certificate of Merger with the Secretary of State of the State of Delaware on the closing date of the Merger or such later time as provided in the Certificate of Merger and agreed to by Parent and the Company. The closing date will occur as soon as practicable, but in no event later than on the second business day, after all of the conditions to the Merger set forth in the Merger Agreement have been satisfied or waived, or such other date as Parent and the Company may agree.

The Structure

At the effective time of the Merger, Merger Sub will merge with and into the Company. The Company will survive the Merger and continue to exist after the Merger as a wholly-owned subsidiary of Parent. All of the Company’s and Merger Sub’s properties, assets, rights, privileges, immunities, powers and franchises, and all of their debts, liabilities, and duties, will become those of the surviving corporation.

Treatment of Stock and Options

Company Common Stock

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger will automatically be converted into the right to receive $45.50 in cash, without interest, other than shares of Company common stock:

•	held in the Company’s treasury immediately prior to the effective time of the Merger, which shares will be canceled without conversion or consideration; and

•	held by stockholders who have properly demanded and perfected their appraisal rights in accordance with Delaware law, which shares will be entitled to only such rights as are granted by Delaware law.

All such shares, when so converted, will automatically be cancelled and retired and cease to exist. After the effective time of the Merger, each outstanding stock certificate representing shares of Company common stock converted in the Merger will represent only the right to receive the Merger consideration.

Company Stock Options

At the effective time of the Merger, each outstanding option to buy shares of Company common stock granted under the Company’s stock option plans, whether or not vested and exercisable, will be canceled, and the holder of each stock option will be entitled to receive from the surviving corporation as promptly as practicable thereafter an amount in cash, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of Company common stock subject to each option as of the effective time of the Merger, multiplied by

•
the excess, if any, of the greater of (A) $45.50 or (B) in the case of any nonqualified stock option, the Adjusted Fair Market Value (as defined in the applicable Company option plan) of each share of Company common stock subject to such option, over the exercise price per share of Company common stock subject to such option.

If the amount of such product is zero, no payment will be made.

Exchange and Payment Procedures

At or prior to the effective time of the Merger, Parent will, or will cause the surviving corporation to, deposit in trust an amount of cash sufficient to pay the Merger consideration to each holder of shares of Company common stock with a bank or trust company (the “paying agent”) reasonably acceptable to us. Promptly after the effective time of the Merger, the paying agent will mail a letter of transmittal and instructions to you and the other stockholders. The letter of transmittal and instructions will tell you how to surrender your common stock certificates in exchange for the Merger consideration.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the Merger consideration until you surrender your stock certificate or certificates to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as the paying agent may reasonably require. The Merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving corporation that such taxes have been paid or are not applicable.

The paying agent, Parent and/or the surviving corporation will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the Merger consideration. Any sum which is withheld and paid to a taxing authority by the paying agent, Parent and/or the surviving corporation will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the Merger, our stock transfer books will be closed, and there will be no further registration of transfers of shares of Company common stock outstanding prior to the Merger. If, after the effective time of the Merger, certificates are presented to the surviving corporation for transfer, they will be canceled and exchanged for the Merger consideration.

The paying agent and the surviving corporation will not be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger consideration deposited with the paying agent that remains undistributed to the holders of certificates evidencing shares of our common stock for six months after the effective time of the Merger will be delivered, upon demand, to the surviving corporation. Holders of certificates who have not surrendered their certificates prior to the delivery of such funds to the surviving corporation may only look to the surviving corporation, as general creditors, for the payment of the Merger consideration. Any portion of the Merger consideration that remains unclaimed as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity will, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claims or interest of any person previously entitled to the Merger consideration.

If your certificates have been lost, stolen or destroyed, upon making an affidavit of that fact, and if required by Parent or the surviving corporation, posting a bond as indemnity against any claim with respect to the certificates, the exchange agent will issue Merger consideration in exchange for your lost, stolen, or destroyed stock certificates.

For information with respect to dissenters’ rights of appraisal under the DGCL, see “Dissenters’ Rights of Appraisal.”

Representations and Warranties

The Company makes various representations and warranties in the Merger Agreement that are subject, in some cases, to exceptions and qualifications. Our representations and warranties relate to, among other things:

•	the Company and its subsidiaries’ due incorporation, valid existence, good standing and qualification to do business;

•	our certificate of incorporation and bylaws;

•	our capitalization, including in particular the number of shares of Company common stock and stock options;

•	our subsidiaries;

•	our corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	the required vote of our stockholders in connection with the adoption of the Merger Agreement;

•	the approval and recommendation by the Board of Directors of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•
the absence of certain specified violations of, or conflicts with, our governing documents, applicable law or certain agreements as a result of entering into the Merger Agreement and consummating the Merger;

•	our SEC periodic reports for the fiscal year ended May 29, 2004 and each fiscal period thereafter, including the financial statements contained therein;

•	our disclosure controls and procedures and internal controls over financial reporting;

•	our compliance with the Sarbanes-Oxley Act of 2002;

•	the absence of certain undisclosed liabilities;

•	the absence of a “Company Material Adverse Effect” and certain other changes or events related to the Company or its subsidiaries since November 26, 2005;

•	legal proceedings and governmental orders;

•	tangible personal property and real property;

•	taxes;

•	compliance with applicable laws and permits;

•	employment and labor matters affecting the Company or its subsidiaries, including matters relating to the Company or its subsidiaries’ employee benefit plans;

•	material contracts;

•	intellectual property;

•	environmental matters;

•	affiliate transactions;

•	the receipt by the Board of Directors of a fairness opinion from Goldman Sachs;

•	the inapplicability to the Merger Agreement and the Merger of restrictions imposed on business combinations by Section 203 of the DGCL; and

•	the absence of undisclosed broker’s fees.

For purposes of the Merger Agreement, “Company Material Adverse Effect” means a material adverse effect on the assets and liabilities (taken as a whole), business, results of operations or financial condition, in each case, of the Company and its subsidiaries, taken as a whole, or on the Company’s ability to perform its obligations under the Merger Agreement. However, any adverse effect arising out of, resulting from or attributable to any one or more of the following matters will not be taken into account in determining whether there has been a Company Material Adverse Effect and will not constitute a Company Material Adverse Effect:

•
general changes in economic, regulatory or political conditions or financial or securities markets, unless such changes would reasonably be expected to have a materially disproportionate impact on the Company and its subsidiaries’ (taken as a whole) assets and liabilities (taken as a whole), business, results of operations or financial condition, relative to other industry participants;

•
general changes in conditions affecting any of the industries or markets in which we operate, unless such changes would reasonably be expected to have a materially disproportionate impact on the Company and its subsidiaries’ (taken as a whole) assets and liabilities (taken as a whole), business, results of operations or financial condition, relative to other industry participants;

•	the announcement or execution of the Merger Agreement or the consummation of any of the transactions contemplated by it;

•	any change in the market price or trading volume of the Company’s securities;

•	any change in any laws or generally accepted accounting principles or their interpretation;

•	any fluctuation in sales or earnings that is consistent with the Company’s past operating history;

•	the failure of the Company to meet analysts’ expectations; or

•
any failures of the Company to take any action described in the section below headed “—Conduct of the Company’s Business Pending the Merger” due to Parent’s withholding of consent to such action following written notice from the Company that the withholding of such consent would reasonably be expected to have a Company Material Adverse Effect.

The Merger Agreement also contains various representations and warranties made by Parent and Merger Sub that are subject, in some cases, to exceptions and qualifications. The representations and warranties relate to, among other things:

•	their due incorporation, valid existence and good standing;

•	their corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the Merger Agreement;

•
the absence of any certain specified violations of, or conflicts with, their governing documents, applicable law or certain agreements as a result of entering into the Merger Agreement and consummating the Merger;

•	purpose and capitalization of Merger Sub;

•	Parent’s financing for the Merger;

•	their lack of ownership of Company common stock;

•	the absence of any undisclosed agreements between Parent or Merger Sub and any officer or director of the Company;

•	the absence of undisclosed broker’s fees; and

•
the solvency of Parent and the surviving corporation as of the effective time of the Merger (and giving effect to the consummation of the Merger and the other transactions contemplated by the Merger Agreement).

The representations and warranties in the Merger Agreement of each of the Company, Parent and Merger Sub will expire upon the effective time of the Merger.

Conduct of the Company’s Business Pending the Merger

Under the Merger Agreement, the Company has agreed that, subject to certain exceptions, between January 18, 2006 and the completion of the Merger, unless Parent gives its prior consent:

•	the Company and its subsidiaries will conduct business in all material respects in the ordinary course of business; and

•
the Company will use reasonable best efforts to preserve substantially intact their business organizations and the goodwill of those having business relationships with them and retain the services of their present officers and key employees.

The Company has also agreed that, during the same time period, subject to certain exceptions, neither the Company nor any of its subsidiaries will take any of the following actions, unless Parent gives its prior written consent:

•	issue additional shares of, grant options or rights to acquire, or take certain other actions that would encumber, its capital stock;

•	redeem outstanding shares of its capital stock;

•	split, combine, subdivide or reclassify any shares of its capital stock or declare, or pay any dividend distribution;

•
incur indebtedness, or guarantee any indebtedness, in excess of $2,500,000 in the aggregate (other than borrowings under the Company’s existing letter of credit and line of credit facilities and guaranties of real property leases in the ordinary course of business) or make certain loans, advances or capital contributions;

•
sell or otherwise transfer or dispose of any of its properties or assets with a value in excess of $3,000,000 other than to the Company or a wholly-owned subsidiary of the Company, or cancel or assign any indebtedness in excess of $3,000,000 (subject to certain exceptions);

•	grant a license to any material intellectual property;

•	enter into any contract containing any non-competition covenant (other than real property leases in the ordinary course of business);

•	make any material acquisition or investment other than

•
purchases of inventory, supplies and other assets in the ordinary course of business and investments made in accordance with the Company’s cash management policies in the ordinary course of business consistent with past practice, or

•	to the extent contemplated by the Company’s capital expenditure budget for fiscal years 2006 or 2007;

•	increase the rate or terms of compensation payable by it to any of its directors, officers or employees;

•
enter into any employment or severance agreement with or grant or increase the rate or terms of any bonus, pension, severance or other employee benefit plan or arrangement with, for or in respect of any of its directors, officers or employees or make any severance or termination payment to any such person, except that we may enter into employment agreements with certain specified persons (see “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Potential Employment Arrangements”);

•	enter into, terminate, amend or waive provisions under any collective bargaining agreement or benefit plan;

•	amend the Company’s certificate of incorporation or bylaws;

•	make any change in accounting policies or procedures, except as required by generally accepted accounting principles or by a governmental entity;

•
except as required by applicable law, make or change any election in respect of taxes or adopt or change any material accounting method in respect of taxes; enter into any tax allocation agreement, tax sharing agreement or closing agreement; or settle or compromise any claim, notice, audit report or assessment in respect of taxes individually in excess of $500,000 or in the aggregate in excess of $2,000,000;

•	write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $1,000,000, except in accordance with generally accepted accounting principles;

•
except as permitted by the non-solicitation provisions of the Merger Agreement (described below in the section headed “—No Solicitation of Alternative Proposals”), take any action to exempt any person (other than Parent or Merger

Sub) from state laws that purport to limit or restrict business combinations or the ability to acquire or vote shares;

•	implement any layoff of employees that would implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended;

•	settle any litigation that is not covered by insurance for an amount in excess of $1,000,000 per litigation;

•
amend, modify in any material respect or terminate (other than in accordance with its terms) any contract pursuant to which it has expended in fiscal year 2005, or expects to expend in fiscal year 2006, in excess of $1,500,000;

•	enter into any contract under which it expects to expend in excess of $1,500,000 during fiscal year 2006, other than

•	purchases of inventory, supplies and assets in the ordinary course of business;

•	to the extent contemplated by the Company’s budget for fiscal year 2006; and

•	contracts contemplated and not prohibited by other specific provisions of such covenant; or

•	commit to take any of the actions described above.

No Solicitation of Alternative Proposals

We have agreed that the Company and its subsidiaries, and their respective officers, directors, agents and representatives, will not, and we are required to use our reasonable best efforts to cause the Company and its subsidiaries’ other employees not to:

•
initiate or solicit (including by furnishing non-public information) or knowingly take any other action to facilitate the making of any proposal or offer that constitutes, or is reasonably expected to lead to, an Alternative Proposal (described below); or

•	engage in any substantive discussions or any negotiations concerning, or provide any non-public information with respect to, an Alternative Proposal.

For purposes of the Merger Agreement, an “Alternative Proposal” is any offer, proposal or indication of interest that relates to

•
a transaction or series of transactions (including any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination) involving the Company or the issuance or acquisition of shares of Company common stock or other equity securities of the Company representing 15% (in number or voting power) or more of the outstanding capital stock of the Company;

•
any tender offer or exchange offer that, if consummated, would result in any person, together with all affiliates of such person, becoming the beneficial owner of shares of Company common stock or other equity securities of the Company representing 15% (in number or voting power) or more of the outstanding capital stock of the Company; or

•
the acquisition, license, purchase or other disposition of 15% or more of the consolidated assets of the Company or of a business that constitutes 15% or more of the consolidated revenues or consolidated net income of the Company.

Prior to adoption of the Merger Agreement by our stockholders, we may engage in substantive discussions or negotiations with a person that makes a bona fide written Alternative Proposal (under circumstances in which the Company has complied with its non-solicitation obligations described above) and may furnish such person information concerning, and may afford it access to, the Company, its subsidiaries and their businesses, properties, assets, books and records if:

•
the Board of Directors determines in its good faith judgment, after consultation with the Company’s financial advisor and outside counsel, that such Alternative Proposal is, or is reasonably likely to lead to, a Superior Proposal (described below), and

•	prior to furnishing such information or access to, or entering into substantive discussions or negotiations with, such person,

•	we receive a confidentiality agreement from such person that is not less restrictive than the confidentiality agreement we have entered into with Bain Capital, and

•	we notify Parent of our intent to furnish information to, or intent to enter into substantive discussions or negotiations with, such person.

For purposes of the Merger Agreement, “Superior Proposal” means any bona fide written Alternative Proposal (provided, that for purposes of this definition, the applicable percentages in the definition of Alternative Proposal are 50% rather than 15%) which the Board of Directors determines in good faith, after consultation with the Company’s outside counsel and financial advisor,

•	is reasonably capable of being consummated, and

•
if consummated, would result in a transaction that is more favorable to the Company’s stockholders (other than Parent, Merger Sub and their respective affiliates), from a financial point of view, than the Merger taking into account, in each case, among other things, the terms of such Alternative Proposal and such legal, financial, regulatory, timing and other aspects of such Alternative Proposal, including the person making such Alternative Proposal, which the Board of Directors deems relevant.

Additionally, we may:

•
comply with Rules 14e-2 and 14d-9 under the Exchange Act with regard to a tender or exchange offer, and make a “stop-look-and-listen” communication to the Company’s stockholders of the nature contemplated by Rule 14d-9 under the Exchange Act; and

•	make such other disclosures to the Company’s stockholders, and take such other actions, as are required by law.

Except as required in order to comply with its fiduciary duties under applicable law (see “—Additional Covenants—Stockholders’ Meeting”) or as set forth below, the Board of Directors may not withdraw or modify its approval or recommendation of the Merger and the Merger Agreement. The Board of Directors also may not approve or recommend an Alternative Proposal or cause the Company or any of its subsidiaries to enter into any agreement (other than a confidentiality agreement described above) related to any Alternative Proposal. Notwithstanding the foregoing, at any time prior to the adoption of the Merger Agreement by the Company’s stockholders, if the Board of Directors determines in its good faith judgment, after consultation with the Company’s financial advisor and outside counsel, that any unsolicited Alternative Proposal is a Superior Proposal, the Board of Directors may:

•	withdraw or modify its approval or recommendation of the Merger and the Merger Agreement;

•	approve or recommend such Superior Proposal;

•	cause the Company or any of its subsidiaries to enter into an agreement with respect to such Superior Proposal; and

•	terminate the Merger Agreement, in which case the Company will be required to pay Parent a $70 million termination fee. See “—Termination” and “—Termination Fees” below.

Prior to terminating the Merger Agreement,

•
we must give Parent two business days’ notice, attaching the executed copy (or latest draft) of the Superior Proposal agreement (which notice must only be given once unless the Superior Proposal is modified in any material respect); and

•
if within those two business days, Parent makes an offer that the Board of Directors determines in good faith is at least as favorable to the Company’s stockholders (other than Parent, Merger Sub and their respective affiliates), from a financial point of view, as the Superior Proposal, and Parent agrees in writing to all adjustments in the terms and conditions of the Merger Agreement necessary to reflect its offer, then our notice of termination will be rescinded and, if we have entered into a Superior Proposal agreement, we must promptly terminate the Superior Proposal agreement.

We have also agreed:

•	to cease any solicitation, discussions or negotiations by or on behalf of us with any person conducted prior to the execution of the Merger Agreement with respect to any Alternative Proposal; and

•	to promptly advise Parent in writing of any Alternative Proposal, specifying in writing the material terms of and the identity of the person making such Alternative Proposal.

Employee Benefit Plans

Under the Merger Agreement, Parent has agreed that it will, and will cause the surviving corporation to:

•	honor the terms of all of the Company’s and its subsidiaries’ benefit plans;

•
for two years following the closing of the Merger, provide the surviving corporation and its subsidiaries’ employees compensation and employee benefits (other than any equity-based benefits) that, in the aggregate, are no less favorable than the compensation and employee benefits for such employees immediately prior to the closing of the Merger;

•
credit all service with the Company and its subsidiaries for all purposes under any employee benefit plan applicable to employees of the surviving corporation or its subsidiaries after the closing of the Merger to the extent recognized by us under a corresponding benefit plan;

•
in the plan year in which the closing of the Merger occurs, use reasonable best efforts to waive any pre-existing condition or limitation or exclusion with respect to the Company’s and its subsidiaries’ employees under any group health plan or other welfare benefit plan to the extent waived or satisfied under an analogous plan of the Company and its subsidiaries; and

•
in the plan year in which the closing of the Merger occurs, use reasonable best efforts to recognize the dollar amount of all expenses incurred by the Company’s and its subsidiaries’ employees and their dependents for purposes of deductibles, co-payments and maximum out-of-pocket limits under any group health plan to the extent recognized under an analogous plan of the Company and its subsidiaries.

The foregoing will not be deemed for the benefit of, or enforceable by, or give any legal rights to, any person not a party to the Merger Agreement, including any employee of the surviving corporation.

Indemnification; Directors’ and Officers’ Insurance

The Merger Agreement provides that, after the Merger, Parent and the surviving corporation will, jointly and severally, and Parent will cause the surviving corporation to, undertake certain indemnification obligations with respect to individuals who are now, or have been at any time prior to the execution of the Merger Agreement, a director or officer of the Company or any of its subsidiaries, or an employee of the Company or any of its subsidiaries providing services to or for such a director or officer in connection with the Merger Agreement or any of the transactions contemplated by the Merger Agreement. Additionally, the Merger Agreement provides that the surviving corporation will provide for a period of six years after the Merger becomes effective, directors’ and officers’ liability insurance covering certain persons. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Indemnification and Insurance” for a more detailed discussion of these obligations.

Access to Information, Financing and Cooperation

Until the Merger is effective, on reasonable notice and subject to applicable law, the terms of the confidentiality agreement with Bain Capital and certain exceptions, we have agreed to afford Parent and its representatives, including its debt financing sources, reasonable access to our properties, books, contracts, commitments and records, and to our officers, directors, employees and representatives and to provide Parent or its representatives with certain documentation and information.

Parent and Merger Sub have agreed to use reasonable best efforts to obtain the Financing, including entering into definitive agreements on terms and conditions set forth in the Financing Commitments, or on the same or more favorable terms than those set forth in the Financing Commitments or other terms acceptable to Parent in its sole discretion. In the event that any portion of the Financing becomes unavailable, Parent and Merger Sub have agreed to use their reasonable best efforts to arrange to obtain alternate financing as promptly as practicable from alternative sources on the same or more favorable terms than those set forth in the Financing Commitments or other terms and conditions acceptable to Parent in its sole discretion. However, in no event will Bain Capital be required to provide a greater amount of equity financing than is contemplated by the Equity Commitment. See “Financing.”

Parent and Merger Sub have agreed to comply, and to cause their affiliates to, and to use reasonable best efforts to cause their representatives to, comply with the terms of the Financing Commitments, the definitive financing agreements, any alternate financing commitment and any related fee and engagement letters. Parent has also agreed to:

•	furnish complete, correct and executed copies of the definitive financing agreements to us promptly upon their execution;

•
give us prompt notice of any breach by any party of any of the Financing Commitments, any alternate financing commitment or the definitive financing agreements of which Parent or Merger Sub becomes aware or any termination thereof; and

•	otherwise at our reasonable request inform us of the status of its efforts to arrange the Financing.

We have agreed, and have agreed to cause our subsidiaries, to reasonably cooperate with Parent and its affiliates in connection with the Financing, including:

•	participation in due diligence sessions, meetings, drafting sessions, management preparation sessions, “road shows” and sessions with rating agencies;

•	assisting Parent in obtaining any title insurance, lien waivers, estoppels, affidavits, non-disturbance agreements, memoranda of leases, legal opinions, surveys or other documents or deliveries;

•	using reasonable best efforts to prepare certain business projections, financial statements, pro forma statements and other financial data;

•
the execution and delivery of underwriting or placement agreements, loan agreements, note purchase agreements, registration rights agreements, indentures and related documents (which will only be effective upon closing of the Merger), and using reasonable best efforts to obtain accountants’ comfort letters and consents, all as reasonably requested by Parent;

•	reasonably facilitating the pledging of collateral;

•	providing the financial information necessary for the satisfaction of the obligations and conditions set forth in the Debt Commitments (see “Financing”); and

•	reasonably cooperating with Parent’s financing sources and their representatives in connection with an inventory appraisal and a field examination.

Parent has agreed that the requested financing cooperation will not unreasonably interfere with our ongoing operations and neither the Company nor its subsidiaries will be required to make any payment or expenditure in connection with the financing cooperation described above in excess of $250,000 in the aggregate. Parent has agreed to reimburse us for all reasonable out of pocket costs in excess of $250,000 promptly upon our request, and if the Merger Agreement is terminated by the Company due to Parent’s or Merger Sub’s uncured breach or by Parent because the Outside Date (as defined below under “—Termination”) has been reached (see “—Termination”), Parent will promptly reimburse us for all of our financing cooperation costs, including amounts below $250,000.

Additional Covenants

The Merger Agreement contains additional covenants regarding the conduct of the parties prior to the Merger, some of which are described below.

Stockholders’ Meeting

The Merger Agreement requires us to give notice of and hold the special meeting to consider the proposal to adopt the Merger Agreement. The Board of Directors is required to recommend that the Company’s stockholders vote in favor of the adoption of the Merger Agreement, except that:

•	The Board of Directors may withdraw, modify or amend its recommendation in connection with the Board of Director’s approval of a Superior Proposal. See “—No Solicitation of Alternative Proposals.”

•
The Board of Directors may withdraw, modify or amend its recommendation other than in connection with an Alternative Proposal, if the Board of Directors determines in good faith (after consultation with the Company’s outside counsel) that such action is required for the Board of Directors to comply with its fiduciary duties under applicable law. In such case, the Company is still required to hold the special meeting and the Voting Agreement will remain in effect. See “The Voting Agreement.”

Further Assurances

The Company, Parent and Merger Sub have agreed to use all reasonable best efforts to take all actions necessary to comply with legal requirements, prepare and file all necessary documentation to obtain permits, consents, approvals and authorizations of all governmental entities necessary or advisable in connection with consummating the transactions contemplated in the Merger Agreement.

Obligations of Merger Sub

Prior to the effectiveness of the Merger or the termination of the Merger Agreement, Parent and Merger Sub have agreed that:

•	Merger Sub will not, and Parent will cause Merger Sub not to, undertake any businesses activities other than in connection with the Merger Agreement and the Merger;

•	Parent will take all actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement and to consummate the Merger; and

•
Parent and Merger Sub will not engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Conditions to the Merger

The obligations of the parties to complete the Merger are subject to the satisfaction or waiver of the following mutual conditions:

•	Stockholder Approval. The adoption of the Merger Agreement by our stockholders.

•	Statutes. No statute, rule or regulation having been enacted or promulgated by a governmental entity that prohibits the completion of the Merger.

•	Injunctions. No judgment, order, writ, decree or injunction of any governmental entity being in effect that precludes, restrains, enjoins or prohibits the completion of the Merger.

•	HSR Act. Any applicable waiting period under the HSR Act having expired or been terminated (this condition was satisfied on February 10, 2006).

The obligations of Parent and Merger Sub to complete the Merger are subject to the satisfaction or waiver of the following additional conditions:

•	Performance and Obligations. The performance, in all material respects, by the Company of its agreements and covenants in the Merger Agreement.

•	Representations and Warranties.

The truth and correctness of the Company’s representations and warranties on the day of the closing of the Merger (except for representations and warranties that expressly speak only as of a specific date or time, which need only be true and correct as of such date or time), subject to the following qualifications:

•
Our representations and warranties regarding certain matters relating to our due incorporation, existence, good standing and qualification to do business, certificate of incorporation and bylaws, capitalization, subsidiaries, power and authority, required vote of our stockholders in connection with the adoption of the Merger Agreement, affiliate transactions, receipt of Goldman Sachs’ fairness opinion, Section 203 of the DGCL and the absence of undisclosed broker’s fees must be true and correct in all material respects;

•	our representations and warranties qualified with respect to a Company Material Adverse Effect must be true and correct in all respects (giving effect to that qualification); and

•
all of our other representations and warranties must be true and correct except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (disregarding any materiality qualifications, other than provisions that expressly require the listing of material items on the Company’s disclosure schedules or that expressly permit the exclusion of immaterial items from any such list).

•	Closing Certificate. Our delivery to Parent at the closing of a certificate with respect to the satisfaction of the conditions relating to our representations, warranties, covenants and agreements.

•
Non-Competition Agreements. Monroe Milstein, Andrew Milstein and Stephen Milstein having entered into Non-Competition Agreements with the Company, which agreements provide, among other things and subject to certain exceptions, that for one year after the Merger the Milsteins and their affiliates will not compete with the Company, and for three years after the Merger they will not disclose certain confidential information of the Company or solicit for employment or hire any employees of the Company. These agreements do not provide for any payments to the Milsteins. Monroe Milstein, Andrew Milstein and Stephen Milstein have indicated to the Company that they intend to enter into these agreements at the closing of the Merger. The form of Non-Competition Agreement is attached as Exhibit A to the Merger Agreement, which is attached to this proxy statement as Appendix A.

•
No Governmental Proceedings. No governmental entity having initiated any suit, proceeding, hearing or investigation involving the Company, Parent or Merger Sub where an unfavorable judgment, order, writ, decree or injunction would prevent the consummation of the transactions contemplated by the Merger Agreement, cause any of such transactions to be rescinded following consummation or affect adversely the right of Parent to own the capital stock of the surviving corporation and to operate its business.

•
Dissenting Shares. Holders of no more than 5% of the outstanding shares of Company common stock having exercised (and not withdrawn or failed to perfect) appraisal rights under Section 262 of the DGCL. See “Dissenters’ Rights of Appraisal.”

Our obligation to complete the Merger is subject to the following additional conditions:

•
Representations and Warranties. The truth and correctness in all material respects of Parent’s and Merger Sub’s representations and warranties on the day of the closing of the Merger (except for representations and warranties that expressly speak only as of a specific date or time, which need only be true and correct in all material respects as of such date or time), except that representations and warranties that contain qualifications with respect to materiality must be true and correct in all respects (giving effect to that qualification).

•	Performance and Obligations. The performance, in all material respects, by Parent and Merger Sub of their agreements and covenants in the Merger Agreement.

•
Closing Certificate. The delivery by Parent at the closing of the Merger of a certificate with respect to the satisfaction of the conditions relating to Parent’s and Merger Sub’s representations, warranties, covenants and agreements.

Termination

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the effective time of the Merger, whether before or after stockholder approval has been obtained, as follows:

•	by mutual written consent of the parties;

•	by either the Company or Parent, if:

•
any governmental entity has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order or other action is final and non-appealable;

•	the closing has not occurred on or before June 30, 2006, except that under certain conditions such date will be extended to August 14, 2006 (the “Outside Date”);

•	any state or federal law, order, rule or regulation is adopted or issued which has the effect of prohibiting the Merger;

•	the Company’s stockholders do not adopt the Merger Agreement at the special meeting (or any postponement or adjournment thereof);

•
there is a material breach by the non-terminating party of any of its representations, warranties, covenants or agreements in the Merger Agreement such that the closing conditions with respect thereto would not be satisfied and such breach has not been cured within 45 days following notice by the terminating party or cannot be cured by the Outside Date;

•	by the Company, if the Board of Directors approves a Superior Proposal in accordance with the terms of the Merger Agreement described above under “—No Solicitation of Alternative Proposals”; and

•
by Parent, if the Board of Directors withdraws or modifies in a manner adverse to Parent its recommendation that the Company’s stockholders adopt the Merger Agreement or recommends to stockholders an Alternative Proposal or Superior Proposal, or the Company enters into a definitive agreement with respect thereto.

In some cases, termination of the Merger Agreement may require us to pay a termination fee to Parent, or require Parent to pay a termination fee to us, as described below under “—Termination Fees.”

Termination Fees

We have agreed to pay to Parent a termination fee of $70 million at or prior to termination of the Merger Agreement by the Company or within two business days of termination of the Merger Agreement by Parent if:

•
the Company terminates the Merger Agreement because the Board of Directors approves a Superior Proposal in accordance with the terms of the Merger Agreement described above under “—No Solicitation of Alternative Proposals”; or

•
Parent terminates the Merger Agreement because the Board of Directors withdraws or modifies in a manner adverse to Parent its recommendation that the Company’s stockholders adopt the Merger Agreement or recommends to stockholders an Alternative Proposal or Superior Proposal, or the Company enters into a definitive agreement with respect thereto.

We have agreed to pay Parent a termination fee of $70 million within two business days after the consummation of the Alternative Proposal described below if:

•
(i) Parent or the Company terminates the Merger Agreement because the Merger has not been effected by the Outside Date (unless Parent is required to pay the Company a termination fee as described below) or (ii) Parent terminates the Merger Agreement because the Company’s stockholders do not adopt the Merger Agreement at the special meeting (or any postponement or adjournment thereof), and

•	at the time of termination an Alternative Proposal is outstanding (provided that, in this case, the applicable percentages in the definition of “Alternative Proposal” are 50% rather than 15%); and

•	the Company consummates a transaction agreement with respect to that Alternative Proposal within 12 months of the date of termination; or

•
Parent terminates the Merger Agreement due to a material, knowing breach by the Company of its representations, warranties, covenants or agreements in the Merger Agreement such that the closing conditions with respect thereto would not be satisfied (subject to the applicable cure period), and

•	at the time of termination an Alternative Proposal is outstanding (provided that, in this case, the applicable percentages in the definition of “Alternative Proposal” are 50% rather than 15%) ; and

•	the Company consummates a transaction agreement with respect to that Alternative Proposal within 12 months of the date of termination.

Parent has agreed to pay us a termination fee of $70 million within two business days of termination of the Merger Agreement if:

•
Parent terminates the Merger Agreement because the Merger has not been effected by the Outside Date and at the time of termination Parent or Merger Sub has breached its representations, warranties, covenants or agreements in the Merger Agreement such that the closing conditions with respect thereto would not be satisfied (subject to the applicable cure period);

•	the Company terminates the Merger Agreement because the Merger has not been effected by the Outside Date and at the time of such termination

•	the Merger Agreement has been adopted by the Company’s stockholders;

•	no statue, rule or regulation has been enacted that prohibits the completion of the Merger;

•	no judgment, order, writ, decree or injunction is in effect that precludes the completion of the Merger;

•	we have not breached our representations, warranties, covenants or agreements under the Merger Agreement such that the closing conditions with respect thereto would not be satisfied;

•	we have obtained all governmental approvals we are required to obtain by the closing of the Merger;

•	Monroe Milstein, Andrew Milstein and Stephen Milstein have indicated in writing their willingness to enter into their Non-Competition Agreements; and

•	holders of no more than 5% of the outstanding shares of Company common stock shall have exercised (and not withdrawn or failed to perfect) appraisal rights under Section 262 of the DGCL; or

•
the Company terminates the Merger Agreement due to a breach by Parent or Merger Sub of any of its representations, warranties, covenants or agreements under the Merger Agreement such that the closing conditions with respect thereto would not be satisfied (subject to the applicable cure period).

Amendment and Waiver

Subject to applicable law, the Merger Agreement may be amended by the written agreement of the parties at any time prior to the effective time of the Merger, whether before or after the adoption of the Merger Agreement by our stockholders.

The Merger Agreement also provides that, at any time prior to the effective time of the Merger, any party may, by written agreement:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement;

•	waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; or

•	waive compliance with any of the agreements or conditions contained in the Merger Agreement which may be legally waived.

THE VOTING AGREEMENT

This section describes the Voting Agreement among Parent and the Milstein Stockholders. The description is not complete, and you should read the Voting Agreement for a more complete understanding of its terms. The complete text of the Voting Agreement is attached to this proxy statement as Appendix B and is incorporated by reference into this proxy statement.

Pursuant to the Voting Agreement, the Milstein Stockholders have agreed to vote or cause to be voted all of their shares of Company common stock in favor of the adoption of the Merger Agreement and, except with the written consent of Parent, against any Alternative Proposal. As of February 9, 2006, 27,326,340 shares of Company common stock, or approximately 61.0% of the outstanding shares, were subject to the Voting Agreement. The Voting Agreement will terminate on the earlier of the effective time of the Merger or the termination of the Merger Agreement.

Each Milstein Stockholder has irrevocably appointed Parent as his or its proxy to vote such stockholder’s shares of Company common stock for the matters described above. In addition, each Milstein Stockholder has agreed generally that he or it will not:

•
directly or indirectly transfer any shares of Company common stock other than (i) pursuant to the Merger Agreement, (ii) to any other Milstein Stockholder or (iii) to any third party that agrees to enter into a voting agreement with Parent that is identical to the Voting Agreement (provided, that prior to the date of this proxy statement, Parent consented to charitable donations by Andrew Milstein of 110,000 shares of Company common stock, by Stephen Milstein of 250,000 shares of Company common stock and by the MM 2005 Intangibles Trust of 115,000 shares of Company common stock, in each case without requiring that the transferees enter into a voting agreement);

•
directly or indirectly grant any proxies, deposit any shares of Company common stock into a voting trust or enter into a voting arrangement that would be inconsistent with or violate the terms of the Voting Agreement;

•	take certain actions intended to facilitate any Alternative Proposal or to cause stockholders of the Company not to vote to adopt the Merger Agreement;

•	initiate or solicit (including by way of furnishing non-public information) or knowingly take any other action that constitutes, or is reasonably expected to lead to, an Alternative Proposal; or

•	engage in any substantive discussions or negotiations concerning, or provide any non-public information with respect to, an Alternative Proposal.

Notwithstanding the foregoing, if and to the extent that the Company is permitted under the terms of the Merger Agreement to provide information to and engage in substantive discussions and negotiations with any person regarding an Alternative Proposal, then the Milstein Stockholders may provide information to and engage in substantive discussions and negotiations with such person and its representatives. See “The Merger Agreement - No Solicitation of Alternative Proposals.”

Pursuant to the Voting Agreement, the Milstein Stockholders have waived their dissenters’ rights of appraisal under the DGCL. See “Dissenters’ Rights of Appraisal.”

MARKET PRICE OF COMPANY COMMON STOCK

Company common stock is listed on the NYSE under the trading symbol “BCF.” The following table sets forth, for the periods indicated, the high and low sales prices per share for Company common stock as reported on NYSE:

	HIGH	LOW
Fiscal 2004
First Quarter Ended August 30, 2003	$20.87	$17.22
Second Quarter Ended November 29, 2003	$22.26	$18.70
Third Quarter Ended February 28, 2004	$21.68	$18.55
Fourth Quarter Ended May 29, 2004	$20.48	$17.52

Fiscal 2005
First Quarter Ended August 28, 2004	$19.59	$17.50
Second Quarter Ended November 27, 2004	$24.12	$19.21
Third Quarter Ended February 26, 2005	$28.00	$21.36
Fourth Quarter Ended May 28, 2005	$32.85	$26.37

Fiscal 2006
First Quarter Ended August 27, 2005	$44.08	$ 32.30
Second Quarter Ended November 26, 2005	$41.61	$34.32
Third Quarter (through [ ], 2006)	$[___]	$[___]

On June 24, 2005, which was the trading day immediately prior to the date on which we announced that the Board of Directors was exploring possible strategic alternatives for the Company to enhance stockholder value, the closing price per share of Company common stock on the NYSE was $36.04 per share. On January 17, 2006, which was the last full trading day immediately preceding the public announcement of the proposed Merger, the closing price per share of Company common stock on the NYSE was $44.58. On [_______], 2006, which was the latest trading day prior to the printing of this proxy statement, the closing price per share of Company common stock on the NYSE was $[____]. You are encouraged to obtain current market quotations for Company common stock in connection with voting your shares.

As of [record date], there were [_________] shares of Company common stock outstanding held by approximately [___] holders of record.

On November 14, 2005, the Board of Directors declared an annual cash dividend of $0.04 per share, which was paid on January 9, 2006 to stockholders of record on November 28, 2005. On August 5, 2004, the Board of Directors declared an annual cash dividend of $0.04 per share, which was paid on December 15, 2004 to stockholders of record on November 22, 2004. On August 14, 2003, the Board of Directors declared an annual cash dividend of $0.03 per share, which was paid on December 8, 2003 to stockholders of record on November 14, 2003. In addition, on January 10, 2005, the Board of Directors declared a special cash dividend of $0.56 per share, which was paid on February 21, 2005 to stockholders of record on January 20, 2005.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of [record date], the Company had outstanding and entitled to vote (exclusive of treasury shares) [_________] shares of Company common stock. The holders of Company common stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders.

To the knowledge of the Company, as of February 9, 2006, the following table sets forth the ownership of Company common stock by (i) each person owning more than 5% of the outstanding shares of Company common stock, (ii) each director, (iii) our Chief Executive Officer and the next four most highly compensated executive officers, and (iv) all directors and executive officers as a group. Each of the Company’s directors and executive officers has advised the Company that they plan to vote all of their shares of Company common stock in favor of the adoption of the Merger Agreement. Certain directors and executive officers are also parties to the Voting Agreement. See “The Voting Agreement.”

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percent of Class
Samgray, L.P. (2)(3)(21)	12,000,000	(4)	26.8%
Article Sixth Trust (5)(21)	6,743,984	(4)	15.1%
Monroe G. Milstein (2)(6)(7)	882	(8)(9)(20)(23)	*
Andrew R. Milstein (2)(3)(6)(7)(21)	25,557,321	(4)(10)(19) (20)(22)	57.0%
Stephen E. Milstein (2)(3)(6)(7)(21)	25,825,979	(4)(11)(19) (20)(22)(23)	57.6%
Mark A. Nesci (2)(7)	188,867	(12)(13)(20)	*
Irving Drillings (7) 4740 South Ocean Blvd. Highland Beach, Florida 33487	1,300		*
Roman Ferber (7) 27 Harwood Road Monroe Township, NJ 08831	400		*
Alan G. Silverglat (7) 39 Briarcliff St. Louis, Missouri 63124	-		*
Paul C. Tang (2)	1,507,652	(14)(20)	3.4%
Steven Koster (2)	25,839	(15)(20)	*
Robert Grapski (2)	25,359	(16)(20)	*
Dimensional Fund Advisors Inc. (17) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,763,740		6.2%
All directors and executive officers as group (10 persons)	27,766,661	(18)(20)(22)(23)	61.5%

* Less than 1%.

(1)	Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Company common stock shown as beneficially owned by them.
(2)	Business address is 1830 Route 130, Burlington, New Jersey 08016.
(3)

Samgray, L.P. (“Samgray”) is a Delaware limited partnership whose general partner is Latzim Family LLC (“Latzim”), a Delaware limited liability company. Latzim is controlled by its members, Messrs. Andrew R. Milstein, Stephen E. Milstein and Lazer Milstein who may be deemed to share beneficial ownership of the shares of Company common stock owned by Samgray.

(4)

Samgray, L.P., Andrew R. Milstein, Stephen E. Milstein, Lazer Milstein and the Article Sixth Trust under the last will and testament of the late Henrietta Milstein have entered into a Voting Agreement dated as of September 23, 2004 (the “2004 Voting Agreement”), pursuant to which the parties to the Voting Agreement have granted an irrevocable proxy to Andrew R. Milstein and Stephen E. Milstein, acting singly, but only in accordance with their unanimous determination, to vote the shares of Company common stock owned by such parties. In case of a deadlock as to how the shares will be voted, Lazer Milstein has the power to decide which position shall prevail. Lazer Milstein will be substituted as one of the proxy holders in case either Andrew R. Milstein or Stephen E. Milstein dies, becomes incapacitated or resigns. As of February 9, 2006, there were an aggregate of 25,330,938 shares of Company common stock subject to the 2004 Voting Agreement representing 56.6% of the issued and outstanding shares of Company common stock.

(5)

Trust established under Article Sixth of the last will and testament of the late Henrietta Milstein to receive shares of Company common stock owned by Henrietta Milstein. Lazer Milstein is the trustee of the trust and has voting and dispositive power over the shares, subject to the 2004 Voting Agreement.

(6)	Monroe G. Milstein is the father of Andrew, Lazer and Stephen Milstein. Each member of the Milstein family disclaims beneficial ownership of each other’s shares of Company common stock.
(7)	A director of the Company.
(8)

Excludes (a) 308,014 shares of Company common stock representing Monroe G. Milstein’s proportionate interest in 1,400,000 shares of Company common stock owned by MHLAS Limited Partnership Number One (“MHLAS”), of which Monroe G. Milstein is a limited partner, (b) 11,772,216 shares of Company common stock representing Monroe G. Milstein’s proportionate interest in 12,000,000 shares of Company common stock owned by Samgray, L.P., of which Monroe G. Milstein is a limited partner, and (c) 352,001 shares owned by the MM 2005 Intangibles Trust, of which Monroe G. Milstein is settlor and beneficiary.

(9)

Does not include 6,743,984 shares of Company common stock owned by the Article Sixth Trust, of which Monroe G. Milstein is a beneficiary. Monroe G. Milstein has certain limited dispositive rights with respect to the shares of Company common stock owned by the Article Sixth Trust as to which he disclaims beneficial ownership. Also does not include 2,000 shares of Company common stock held by the wife of Monroe G. Milstein, as to which shares Monroe G. Milstein disclaims beneficial ownership. Also excludes 1,430 shares of Company common stock held by The Estate of Henrietta Milstein. As executor of the Estate of Henrietta Milstein, Monroe G. Milstein has voting and dispositive power over such shares, but Monroe G. Milstein disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10)

Includes (a) 79,379 shares of Company common stock held by Andrew R. Milstein as trustee of the Stephen Milstein 1994 Trust, and (b) 13,032 shares of Company common stock held by Andrew R. Milstein as Trustee of the SGM 1995 Trust, trusts established for the benefit of the children of Stephen E. Milstein. Andrew R. Milstein holds voting and dispositive power with respect to the shares but disclaims any pecuniary interest in such shares. Also includes 67,200 shares of Company common stock underlying options granted to Andrew R. Milstein. Excludes 67,475 shares in which Andrew R. Milstein’s spouse and Andrew R. Milstein may be deemed to have an indirect interest. Excludes 150,393 shares of Company common stock donated by Andrew R. Milstein to various trusts established for the benefit of the children of Andrew R. Milstein, as to which shares Andrew R. Milstein disclaims beneficial ownership.

(11)

Includes (a) 16,068 shares of Company common stock held by Stephen E. Milstein as trustee under the trust agreement dated December 31, 1984 for the benefit of the niece of Stephen E. Milstein and daughter of Andrew R. Milstein, (b) 22,922 shares of Company common stock held by Stephen E. Milstein as trustee under the trust agreement dated November 4, 1988 for the benefit of the nephew of Stephen Milstein and son of Andrew R. Milstein, and (c) 352,001 shares held by Stephen E. Milstein as trustee of the MM 2005 Intangibles Trust for the benefit of Monroe G. Milstein. Stephen E. Milstein holds voting and dispositive power with respect to the shares but disclaims any pecuniary interest in such shares. Also includes 67,200 shares of Company common stock underlying options granted to Stephen E. Milstein. Excludes 126,976 shares of Company common stock donated by Stephen E. Milstein to a trust established for the benefit of his children, as to which shares Stephen E. Milstein disclaims beneficial ownership.

(12)	Includes 152,000 shares of Company common stock underlying options granted to Mark A. Nesci.
(13)	Includes 3,600 shares of Company common stock held by the minor children of Mark A. Nesci. Excludes 1,800 shares of Company common stock held by the wife of Mark A. Nesci, as to which shares Mark A.

Nesci disclaims beneficial ownership.
(14)

Includes 17,400 shares of Company common stock underlying options granted to Paul C. Tang. Also includes (a) 43,928 shares held by Paul C. Tang as trustee of the Andrew Milstein 1994 Trust, a trust established for the benefit of Andrew R. Milstein’s children, and (b) 34,565 shares held by Paul C. Tang as trustee of the Stephen E. Milstein 1999 Trust, a trust established for the benefit of Stephen E. Milstein’s children. As trustee of these two trusts, Paul C. Tang has voting and dispositive power over the shares of Company common stock held in trust but disclaims any pecuniary interest in such shares. Also includes 1,400,000 shares of Company common stock held by MHLAS and 10,000 shares of Company common stock held by MH Family LLC (“MHLLC”). MHLAS is a Delaware limited partnership whose general partner is MHLLC, a Delaware limited liability company. MHLLC is controlled by the Henrietta Milstein 2000 Revocable Trust. Paul C. Tang is the trustee of such trust and in such capacity has voting and dispositive power over the shares of Company common stock owned by MHLLC and by MHLAS but disclaims any pecuniary interest in such shares.

(15)	Includes 25,000 shares of Company common stock underlying options granted to Steven Koster.
(16)	Includes 23,600 shares of Company common stock underlying options granted to Robert Grapski.
(17)	Based on information contained in the Amendment to Schedule 13G filed with the United States Securities and Exchange Commission by Dimensional Fund Advisors Inc. on February 6, 2006.
(18)

Includes 12,000,000 shares of Company common stock owned by Samgray, L.P., 6,743,984 shares owned by the Article Sixth Trust and 1,901,901 shares owned by Lazer Milstein with respect to which Andrew R. Milstein and Stephen E. Milstein may be deemed to share beneficial ownership. See footnote 4 above. Also includes an aggregate of 290,800 shares of Company common stock underlying options granted to certain officers and directors. Also includes 43,928 shares held by an officer of the Company as trustee of the Andrew Milstein 1994 Trust, a trust established for the benefit of Andrew R. Milstein’s children, and 34,565 shares held by an officer of the Company as trustee of the Stephen E. Milstein 1999 Trust, a trust established for the benefit of Stephen E. Milstein’s children. Also includes 1,400,000 shares of Company common stock held by MHLAS and 10,000 shares of Company common stock held by MHLLC. MHLAS is a Delaware limited partnership whose general partner is MHLLC, a Delaware limited liability company. MHLLC is controlled by the Henrietta Milstein 2000 Revocable Trust. Paul C. Tang, the general counsel of the Company, is the trustee of such trust and in such capacity has voting and dispositive power over the shares of Company common stock owned by MHLLC and by MHLAS but disclaims any pecuniary interest in such shares.

(19)

Includes 36,000 shares of Company common stock owned by 1989 Milstein Holdings Co., of which Andrew R. Milstein and Stephen E. Milstein are co-trustees. As co-trustees, Andrew R. Milstein and Stephen E. Milstein have voting and dispositive power over these shares of Company common stock but disclaim any pecuniary interest in such shares.

(20)

Includes shares of Company common stock attributable as of January 17, 2006 to the executive officer indicated by virtue of his participation in the Company’s 401(k) and profit sharing plan (the “Plan”). Participants in the Plan own a portion of the Company Stock Fund, a Plan investment fund option which invests in Company common stock. The shares of Company common stock included are based upon the number of units in the Company Stock Fund owned by the participant on that date, and is subject to change daily based on a number of factors including, without limitation, fluctuation in the market value of the underlying shares, investment gains and losses of the cash portion of the Company Stock Fund and reinvestment of dividends.

(21)

These shares of Company common stock are subject to the Voting Agreement, which includes a proxy given to Parent to vote such shares to approve the Merger Agreement during the term of the Voting Agreement. While, as a result, Parent may be deemed the beneficial owner of such shares of Company common stock (and the other shares of Company common stock owned by the other parties to the Voting Agreement), Parent disclaims any such beneficial ownership.

(22)	Excludes an aggregate of 360,000 shares of Company common stock being donated to charity by Andrew R. Milstein and Stephen E. Milstein. See “The Voting Agreement.”
(23)	Excludes 115,000 shares of Company common stock being gifted to Monroe G. Milstein by the MM 2005 Intangibles Trust for ultimate donation to charity by Monroe G. Milstein.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, you have the right to demand appraisal in connection with the Merger and to receive, in lieu of the Merger consideration, payment in cash for the fair value of your common stock of the Company as determined by the Delaware Court of Chancery. The Company’s stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to demand and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Appendix D to this proxy statement.

Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the adoption of the Merger Agreement. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company’s notice to its stockholders of the availability of appraisal rights in connection with the Merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix D since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•
You must deliver to the Company a written demand for appraisal of your shares before the vote with respect to the Merger Agreement is taken at the special meeting. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting against or failing to vote for the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262.

•
You must not vote in favor of the adoption of the Merger Agreement. A vote in favor of the adoption of the Merger Agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

•	You must continuously hold your shares through the effective time of the Merger.

If you fail to comply with any of these conditions and the Merger is completed, you will be entitled to receive the cash payment for your shares of Company common stock as provided for in the Merger Agreement if you are the holder of record at the effective time of the Merger, but you will have no appraisal rights with respect to your shares of Company common stock. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted “FOR” the adoption of the Merger Agreement and will constitute a waiver of your right of appraisal and will nullify any previous written demand for appraisal.

All demands for appraisal should be addressed to the Secretary of the Company at Burlington Coat Factory Warehouse Corporation, 1830 Route 130, Burlington, New Jersey 08016, and should be executed by, or on behalf of, the record holder of the shares in respect of which appraisal is being demanded. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of Company common stock must be made by, or on behalf of, such registered stockholder. The demand should set forth, fully and correctly, the registered stockholder’s name as it appears on his or her stock certificate(s) and should specify the holder’s mailing address and the number of shares registered in the holder’s name. The demand must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Merger. Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of Company common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the Merger, the surviving corporation must give written notice that the Merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement. At any time within 60 days after the effective time, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the Merger Agreement for such stockholder’s shares of Company common stock.

Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation and has no present intention to file such a petition in the event there are dissenting stockholders. Accordingly, it is the obligation of the Company’s stockholders to initiate all necessary action to perfect their appraisal rights in respect of shares of Company common stock within the time prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. Within 120 days after the effective time of the Merger, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of common stock not voting in favor of the Merger and with respect to which demands for appraisal were received by the Company and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the surviving corporation.

After notice to dissenting stockholders, the Chancery Court will conduct a hearing upon the petition, and determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Chancery Court may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of Company common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Chancery Court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value and, if applicable, a fair rate of interest, the Chancery Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In determining fair value for appraisal purposes under Section 262 of the DGCL, the Chancery Court might, or might not, employ some or all of the valuation analyses utilized by the Company’s financial advisors as described in summary fashion under the heading “Opinion of the Company’s Financial Advisor.” You should be aware that the fair value of your shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Chancery Court as the Chancery Court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the Merger, or if the stockholder delivers a written withdrawal of such stockholder’s demand for appraisal and an acceptance of the terms of the Merger within 60 days after the effective time of the Merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its Company common stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time of the Merger may only be made with the written approval of the surviving corporation. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the Chancery Court and such approval may be conditioned upon such terms as the Chancery Court deems just.

Failure to comply with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. In view of the complexity of Section 262, the Company’s stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the Merger is completed, we will not hold a 2006 annual meeting of stockholders. If the Merger is not completed, you will continue to be entitled to attend and participate in our stockholder meetings and we will hold a 2006 annual meeting of stockholders, in which case stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2006 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Proposals of stockholders to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 1830 Route 130, Burlington, New Jersey 08016, no later than May 29, 2006 in order to be included in the proxy statement and form of proxy relating to that meeting. Any proposal by a stockholder to be presented at the 2006 Annual Meeting of Stockholders and NOT to be included in the Company’s proxy statement must be received at the Company’s executive offices, 1830 Route 130, Burlington, New Jersey 08016, no later than the close of business August 10, 2006. Proposals shall be sent to the attention of the Secretary.

OTHER MATTERS

Other Business at the Special Meeting

Management is not aware of any matters to be presented for action at the meeting other than those set forth in this proxy statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed proxy confers upon the persons entitled to vote the shares represented by such proxy, discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Multiple Stockholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to the Secretary of the Company at Burlington Coat Factory Warehouse Corporation, 1830 Route 130, Burlington, New Jersey 08016, telephone: (609) 387-7800. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the New York Stock Exchange at:

20 Broad Street
New York, NY 10005

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us to the Secretary of the Company at Burlington Coat Factory Warehouse Corporation, 1830 Route 130, Burlington, New Jersey 08016, telephone: (609) 387-7800. If you would like to request documents, please do so by [______], 2006, in order to receive them before the special meeting.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting:

Company Filings:	Periods:
Annual Report on Form 10-K	Year ended May 28, 2005
Proxy Statement	2005 Annual Meeting of Stockholders (held on November 8, 2005)
Quarterly Reports on Form 10-Q	Quarter ended August 27, 2005 and Quarter ended November 26, 2005
Current Reports on Form 8-K	Filed June 17, 2005, June 27, 2005, August 23, 2005, September 26, 2005, October 6, 2005, October 24, 2005, November 14, 2005, and January 20, 2006

For the convenience of stockholders, included in the mailing of this proxy statement are copies of the Company’s Annual Report to Stockholders for the fiscal year ended May 28, 2005 and the Company’s Quarterly Report on Form 10-Q for the quarter ended November 26, 2005.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [_______], 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

APPENDIX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER

by and among

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

BCFWC ACQUISITION, INC.

and

BCFWC MERGERSUB, INC.

Dated as of January 18, 2006

A-i

(Continued)

Page

A-ii

(Continued)

Page

A-iii

(Continued)

Page

A-iv

(Continued)

Page

A-v

Table of Contents - Appendix A

GLOSSARY OF DEFINED TERMS

Page

Affiliate	Section 1.1
Agreement	Preamble
Alternative Proposal	Section 1.1
Approved Communications	Section 6.3
Bain	Section 5.5
Benefit Plan.	Section 4.12(b)
Benefit Plans	Section 4.12(b)
Business Day	Section 1.1
Certificate	Section 3.1(c)
Certificate of Merger	Section 1.1
Closing	Section 2.2
Closing Date	Section 2.2
COBRA	Section 1.1
Code	Section 1.1
Company	Preamble
Company By-Laws	Section 4.1(b)
Company Certificate	Section 4.1(b)
Company Disclosure Schedule	Article IV
Company Intellectual Property	Section 4.14(b)
Company Material Adverse Effect	Section 1.1
Company Option	Section 3.4
Company Option Plans	Section 1.1
Company Preferred Stock	Section 4.2(a)
Company Stockholder Approval	Section 4.3(a)
Company Subsidiary	Section 1.1
Company’s Knowledge	Section 1.1
Company-Owned Intellectual Property	Section 4.14(a)
Confidentiality Agreement	Section 1.1
Contract	Section 1.1
Debt Commitments	Section 5.5
Definitive Financing Agreements	Section 6.9(a)
DGCL	Section 1.1
Dissenting Shares	Section 3.3
Effective Time	Section 2.3
Environmental Laws	Section 1.1
Environmental Licenses	Section 1.1
Environmental Report	Section 1.1
Equity Commitment	Section 5.5
ERISA	Section 1.1
ERISA Affiliate	Section 1.1
Exchange Act	Section 1.1
Exchange Act Rules	Section 1.1
Financing	Section 5.5
Financing Commitments	Section 5.5
Financing Cooperation Expense Cap	Section 6.9(b)
Fiscal Year 2005	Section 1.1
Fiscal Year 2006	Section 1.1
GAAP	Section 1.1
Governmental Entity	Section 1.1

A-i

Table of Contents - Appendix A
GLOSSARY OF DEFINED TERMS
(Continued)

Page

HSR Act	Section 1.1
Indemnified Liabilities	Section 6.7(a)
Indemnified Parties	Section 6.7(a)
Indemnified Party	Section 6.7(a)
Intellectual Property	Section 1.1
Law	Section 1.1
Leased Real Property	Section 4.9(b)
Liabilities	Section 1.1
Liens	Section 4.2(b)
Material Contract	Section 1.1
Merger	Recitals
Merger Consideration	Section 3.1(c)
Merger Sub	Preamble
Multiemployer Plan.	Section 1.1
Other Company Approvals	Section 4.4(a)
Owned Real Property	Section 4.9(a)
Parent	Preamble
Parent Approvals	Section 5.3(a)
Parent Material Adverse Effect	Section 5.1
Parent Termination Fee	Section 8.3(d)
Paying Agent	Section 3.2(a)
Permitted Liens	Section 1.1
Person	Section 1.1
Proceeding	Section 6.7(a)
Proxy Statement	Section 2.6(a)(i)
Real Property Lease	Section 1.1
Representatives	Section 6.2(a)
Returns	Section 4.10
SEC	Section 1.1
SEC Documents	Section 4.5(a)
SEC Financial Statements	Section 4.5(b)
Secretary of State	Section 1.1
Securities Act	Section 1.1
Shares	Section 4.2(a)
Solvent	Section 5.9
Special Meeting	Section 2.6(a)(iii)
Subsidiary	Section 1.1
Superior Proposal	Section 1.1
Superior Proposal Agreement	Section 6.2(c)
Surviving Corporation	Section 2.1
Tax	Section 1.1
Termination Fee	Section 8.3(a)
Transactions	Recitals
Voting Agreement	Recitals

A-ii

Table of Contents - Appendix A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 18, 2006, by and among Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”), BCFWC Acquisition, Inc., a Delaware corporation (“Parent”), and BCFWC Mergersub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Sub have determined it to be advisable and in the best interests of their respective stockholders for Parent to acquire the Company by means of the merger of Merger Sub with and into the Company (the “Merger”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of each of the Company, Parent and Merger Sub has approved and declared advisable this Agreement, including all the terms and conditions set forth herein, and all the transactions contemplated hereby, including the Merger (collectively, the “Transactions”);

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent and Merger Sub’s willingness to enter into this Agreement, Parent and certain stockholders of the Company have entered into a voting agreement (the “Voting Agreement”); and

WHEREAS, each of the Company, Parent and Merger Sub desires to make certain representations, warranties, covenants and agreements in connection with the Transactions and also to prescribe various conditions to the consummation thereof.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“Affiliate” has the meaning assigned to that term in Rule 12b-2 of the Exchange Act Rules.

“Agreement” has the meaning assigned to that term in the Preamble.

“Alternative Proposal” means any offer, proposal or indication of interest (other than the Transactions), as the case may be, by any Person (or group of Persons) that relates to (i) a transaction or series of transactions (including any merger, consolidation, recapitalization,

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reorganization, liquidation or other direct or indirect business combination) involving the Company or the issuance or acquisition of Shares or other equity securities of the Company representing fifteen percent (15%) (in number or voting power) or more of the outstanding capital stock of the Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person, together with all Affiliates thereof, becoming the beneficial owner of Shares or other equity securities of the Company representing fifteen percent (15%) (in number or voting power) or more of the outstanding capital stock of the Company, or (iii) the acquisition, license, purchase or other disposition of fifteen percent (15%) or more of the consolidated assets (including the capital stock or assets of any Subsidiary) of the Company or of a business that constitutes fifteen percent (15%) or more of the consolidated revenues or consolidated net income of the Company.

“Benefit Plan” and “Benefit Plans” have the respective meanings assigned to those terms in Section 4.12(b).

“Business Day” means a day other than Saturday or Sunday or any other day on which banks in New York City are required to or may be closed.

“Certificate” has the meaning assigned to that term in Section 3.1(c).

“Certificate of Merger” means a certificate of merger to be filed with the Secretary of State.

“Closing” has the meaning assigned to that term in Section 2.2.

“Closing Date” has the meaning assigned to that term in Section 2.2.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state Law.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning assigned to that term in the Preamble.

“Company By-Laws” has the meaning assigned to that term in Section 4.1(b).

“Company Certificate” has the meaning assigned to that term in Section 4.1(b).

“Company Disclosure Schedule” has the meaning assigned to that term in Section 4.

“Company Intellectual Property” has the meaning assigned to that term in Section 4.14(b).

“Company Material Adverse Effect” means a material adverse effect on (i) the assets and Liabilities (taken as a whole), business, results of operations or financial condition, in each case, of the Company and the Company Subsidiaries, taken as a whole, or (ii) the Company’s ability to perform its obligations under this Agreement; provided, however, that any adverse effect arising out of, resulting from or attributable to any one or more of the following matters shall not be

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taken into account in determining whether there has been a Company Material Adverse Effect and shall not be deemed to constitute a Company Material Adverse Effect: (1) general changes in economic, regulatory or political conditions or financial or securities markets, including the outbreak or escalation of hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (2) general changes in conditions affecting any of the industries or markets in which the Company or any of the Company Subsidiaries operates, (3) any change, occurrence, development, event, series of events or circumstances arising out of, resulting from or attributable to the execution and delivery of this Agreement or the consummation of any of the Transactions, or the public announcement of this Agreement, (4) any change in the market price or trading volume of the Company’s securities, (5) any change in Law, GAAP or interpretations thereof that apply to the Company or any of the Company Subsidiaries, including the proposal or adoption of any new Law or any change in the interpretation or enforcement of any existing Law, (6) any fluctuation in sales or earnings that is consistent with the Company’s past operating history, (7) the failure of the Company to meet analysts’ expectations, or (8) any failures of the Company to take any action referred to in Section 6.1 due to Parent’s withholding of consent following written notice from the Company that the withholding of such consent would reasonably be expected to have, individually in the aggregate, a Company Material Adverse Effect (determined in accordance in accordance with the balance of this definition), unless, in the case of the foregoing clauses (1) and (2), such changes referred to therein would reasonably be expected to have a materially disproportionate impact on the matters set forth in clause (i) above relative to other industry participants.

“Company Option” has the meaning assigned to that term in Section 3.4.

“Company Option Plans” means the Company’s 1993 Stock Incentive Plan, 1998 Stock Incentive Plan, 2002 Stock Incentive Plan and 2005 Stock Incentive Plan.

“Company-Owned Intellectual Property” has the meaning assigned to that term in Section 4.14(a).

“Company Preferred Stock” has the meaning assigned to that term in Section 4.2(a).

“Company Stockholder Approval” has the meaning assigned to that term in Section 4.3(a).

“Company Subsidiary” means any Subsidiary of the Company.

“Company’s Knowledge” means the actual knowledge of (i) the Company’s President, Executive Vice Presidents, General Counsel, Chief Accounting Officer, and Vice President - Real Estate, in each case after reasonable inquiry of such officer’s direct reports, and (ii) each other member of the Board of Directors of the Company without investigation.

“Confidentiality Agreement” means the confidentiality agreement dated as of September 15, 2005 between the Company and Bain Capital Partners, LLC.

“Contract” means any contract, indenture, note, bond, lease, commitment or other agreement, whether written or oral.

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“Definitive Financing Agreements” has the meaning assigned to that term in Section 6.9(a).

“DGCL” means the Delaware General Corporation Law, as amended.

“Dissenting Shares” has the meaning assigned to that term in Section 3.3.

“Effective Time” has the meaning assigned to that term in Section 2.3.

“Environmental Laws” means all applicable Laws and all common law as in effect on or prior to the date of this Agreement relating to workplace health and safety, the control of any pollutant or hazardous material, substance or waste, the protection of the environment or the effect of the environment or environmental hazards on human health, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et. seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substance Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.)

“Environmental Licenses” means all licenses and permits required under applicable Environmental Laws for the operation of the businesses of the Company and the Company Subsidiaries as currently conducted.

“Environmental Report “ means any report, study, assessment, audit or other similar document that addresses any issue of noncompliance in any material respect with, or material Liability or contamination under, any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business at any relevant time considered a single employer with the Company or any Company Subsidiary under Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Rules” means the rules promulgated under the Exchange Act.

“Financing” has the meaning assigned to that term in Section 5.5.

“Financing Commitments” has the meaning assigned to that term in Section 5.5.

“Fiscal Year 2005” means the Company’s fiscal year beginning on May 30, 2004 and ending on May 28, 2005.

“Fiscal Year 2006” means the Company’s fiscal year beginning on May 29, 2005 and ending on June 3, 2006.

“GAAP” means United States generally accepted accounting principles.

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“Governmental Entity” means any federal, state, provincial, supra-national, foreign or local government, court, tribunal, judicial or arbitral body, administrative or regulatory agency or commission or any other governmental authority or instrumentality (including any political or other subdivision, department or branch of any of the foregoing).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Liabilities” has the meaning assigned to that term in Section 6.7(a).

“Indemnified Parties” has the meaning assigned to that term in Section 6.7(a).

“Indemnified Party” has the meaning assigned to that term in Section 6.7(a).

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: trade secrets, know-how, inventions (whether or not patentable or reduced to practice), improvements, patents and patent applications, together with all reissuances, continuations, continuations-in-part, revisions, divisions, extensions and reexaminations thereof; all registered trademarks, service marks, trade dress, logos, designs, slogans, trade names, corporate names and other indicia of origin, together with all translations, adaptations, derivations, and combinations thereof and all goodwill associated with any of the foregoing, and applications for registration, registrations, and renewals in connection therewith; copyrightable works, all registered copyrights and applications for registration thereof, and renewals in connection therewith; all Internet domain names; all computer software (including source code, executable code, data, databases and related documentation and programs) other than computer software programs that are generally available in “off the shelf” commercial packages or by Internet distribution having a replacement cost and/or annual license fee of less than $25,000); confidential business information (including all ideas, marketing, technical and other data, patterns, designs, drawings, specifications, research and development, formulas, compositions, processes, methods and techniques, customer and supplier lists, pricing and cost information, business and marketing plans, studies and proposals); all copies and tangible embodiments of any of the foregoing (in whatever form or medium); and together with all income, royalties, damages and payments due or payable at the Closing or thereafter (including damages and payments for infringements, misappropriations or other conflicts with any intellectual property), and the right to sue and recover for infringements, misappropriations or other conflict with any Intellectual Property.

“Law” means any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction of any Governmental Entity.

“Leased Real Property” has the meaning assigned to that term in Section 4.9(b).

“Liabilities” means any indebtedness and any other liabilities and obligations whether accrued or fixed, absolute or contingent, known or unknown.

“Liens” has the meaning assigned to that term in Section 4.2(b).

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“Material Contract” means each (i) Contract (including all amendments thereto) that has been filed as a “material contract” by the Company with the SEC as an exhibit to the SEC Documents as of the date of this Agreement (other than Benefit Plans), (ii) Contract under which the Company or any of the Company Subsidiaries expended in excess of $1,000,000 during Fiscal Year 2005 or expects to expend in excess of $1,000,000 during Fiscal Year 2006 (other than Real Property Leases and purchase orders for the purchase of inventory in the ordinary course of business), including leases of personal property and Contracts for the construction or modification of any building structure or other capital expenditure or acquisition of assets (by way of merger, consolidation, purchase or otherwise), (iii) Contract containing any non-competition covenant binding upon the Company or any Company Subsidiary (other than Real Property Leases), (iv) Real Property Lease under which the Company or any of the Company Subsidiaries expended in excess of $750,000 during Fiscal Year 2005 or expects to expend in excess of $750,000 during Fiscal Year 2006, (v) standby letter of credit obtained by the Company or any of the Company Subsidiaries in an amount exceeding $500,000 individually or $2,000,000 in the aggregate for all such items, (vi) loan or credit agreement, indenture, note, debenture, mortgage, pledge, security agreement, or guarantee entered into by the Company or any of the Company Subsidiaries in an amount exceeding $1,000,000 individually or $5,000,000 in the aggregate for all such items (other than items referred to in the preceding clauses of this definition, intercompany items, guarantees of the Company Subsidiaries’ leases, deposits in the ordinary course of business and any item constituting a portion of the restricted cash and cash equivalents as reflected in the SEC Financial Statements or the notes thereto) and (vii) written Contract that contains a put, call, right of first refusal or similar right pursuant to which the Company or any Company Subsidiary would be required to purchase or sell, as applicable, any securities of any Person. For the avoidance of doubt, only those Contracts referred to in the preceding sentence that remain in effect, or pursuant to which the Company or any of its Subsidiaries has any outstanding obligations, as of the date of this Agreement shall be taken into account in determining the Company’s Material Contracts.

“Merger” has the meaning assigned to that term in the Recitals.

“Merger Consideration” has the meaning assigned to that term in Section 3.1(c).

“Merger Sub” has the meaning assigned to that term in the Preamble.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) of ERISA.

“Non-Competition Agreement” shall mean a non-competition agreement substantially in the form of Exhibit A attached hereto.

“Other Company Approvals” has the meaning assigned to that term in Section 4.4(a).

“Owned Real Property” has the meaning assigned to that term in Section 4.9(a).

“Parent” has the meaning assigned to that term in the Preamble.

“Parent Approvals” has the meaning assigned to that term in Section 5.3(a).

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“Parent Material Adverse Effect” has the meaning assigned to that term in Section 5.1.

“Paying Agent” has the meaning assigned to that term in Section 3.2(a).

“Permitted Liens” means (i) Liens for Taxes or other governmental charges not yet delinquent, or the amount or validity of which is being contested in good faith and for which the Company has established adequate reserves in its financial statements in accordance with GAAP, (ii) mechanics’, carriers’, workers’, repairers’, and similar Liens arising or incurred in the ordinary course of business, (iii) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations, (iv) purchase money Liens arising in the ordinary course of business, (v) zoning, entitlement and other land use and environmental regulations by Governmental Entities, (vi) with respect to Owned Real Property, any matters disclosed in title reports delivered or made available to Parent in the electronic data room prepared by the Company prior to the date of this Agreement or otherwise delivered by the Company to Parent and all Liens of record, (vii) with respect to leasehold interests, Liens incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without the consent of the lessee, (viii) with respect to securities, Liens created as a result of federal or state securities laws, (ix) Liens in favor of the Company or any Company Subsidiary securing intercompany borrowing by any Company Subsidiary, and (x) Liens set forth on Section 1.1 of the Company Disclosure Schedule.

“Person” shall be construed as broadly as possible and includes an individual or natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Entity.

“Proxy Statement” has the meaning assigned to that term in Section 2.6(a)(i).

“Real Property Lease” means any agreement (including all amendments and guaranties thereto), written or oral, under which the Company or any Company Subsidiary is the landlord, sublandlord, tenant, subtenant or occupant.

“Representatives” has the meaning assigned to that term in Section 6.2(a).

“Returns” has the meaning assigned to that term in Section 4.10.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning assigned to that term in Section 4.5(a).

“SEC Financial Statements” has the meaning assigned to that term in Section 4.5(b).

“Secretary of State” means the Secretary of State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning assigned to that term in Section 4.2(a).

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“Solvent” has the meaning assigned to that term in Section 5.9.

“Special Meeting” has the meaning assigned to that term in Section 2.6(a)(iii).

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership or other organization or entity, whether incorporated or unincorporated, of which at least a majority of the securities or other ownership interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, is beneficially owned or controlled directly or indirectly by such Person or by one or more of its Subsidiaries (as defined in the preceding clause), or by such Person and one or more of its Subsidiaries.

“Superior Proposal” means any bona fide written Alternative Proposal (provided, that for purposes of this definition, the applicable percentages in clauses (i), (ii) and (iii) of the definition of Alternative Proposal shall be fifty percent (50%) rather than fifteen percent (15%)), which (on its most recently amended or modified terms, if amended or modified) the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) (i) is reasonably capable of being consummated and (ii) if consummated, would result in a transaction that is more favorable to the Company’s stockholders (other than Parent, Merger Sub and their respective Affiliates), from a financial point of view, than the Merger, taking into account in each case, among other things, the terms of such Alternative Proposal and such legal, financial, regulatory, timing and other aspects of such Alternative Proposal, including the Person making such Alternative Proposal, which the Board of Directors deems relevant.

“Superior Proposal Agreement” has the meaning assigned to that term in Section 6.2(c).

“Surviving Corporation” has the meaning assigned to that term in Section 2.1.

“Tax” means (i) any United States federal, state or local or any non-United States net or gross income, gross receipts, net proceeds, corporation, capital gains, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs, capital stock, franchise, profits, withholding, national insurance, social security (or similar), unemployment, disability, real property, personal property, sales, inheritance, use, transfer, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments, duties, fees, levies or other governmental charges of any kind whatever, whether disputed or not, including any interest, penalty or additional amount related thereto; (ii) any Liability for or in respect of the payment of any amount of a type described in clause (i) of this definition as a result of being a member of an affiliated, combined, consolidated, unitary or other group for Tax purposes; or (iii) any Liability for or in respect of the payment of any amount described in clauses (i) or (ii) of this definition as a transferee or successor, by Contract or otherwise.

“Termination Fee” has the meaning assigned to that term in Section 8.3.

“Transactions” has the meaning assigned to that term in the Recitals.

“Voting Agreement” has the meaning assigned to that term in the Recitals.

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ARTICLE II
THE MERGER

Section 2.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, (i) Merger Sub shall be merged with and into the Company in accordance with the provisions of Section 251 of the DGCL, and the separate existence of Merger Sub shall cease and (ii) the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”) and shall continue its corporate existence under the DGCL. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property, rights, powers, privileges and franchises of Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, Liabilities and duties of the Company shall become the debts, Liabilities and duties of the Surviving Corporation. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or Merger Sub in order to carry out and effectuate the transactions contemplated by this Agreement. The Surviving Corporation shall thereafter be responsible and liable for all the Liabilities and obligations of the Company and Merger Sub.

Section 2.2. Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, at 10:00 a.m., local time, on a date not later than two (2) Business Days, after satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature must be satisfied on the Closing Date), or at such other place, date and time as the parties hereto shall agree (such date on which the Closing occurs being hereinafter referred to as the “Closing Date”).

Section 2.3. Effective Time. Subject to the terms and conditions of this Agreement, as soon as practicable on the Closing Date, Merger Sub and the Company shall cause the Merger to be consummated by filing all necessary documentation, including a Certificate of Merger, with the Secretary of State as provided in Section 251 of the DGCL. The Merger shall become effective at the time that the Certificate of Merger is duly filed with the Secretary of State, or such later time as is agreed upon by the parties hereto and specified in the Certificate of Merger, such time being hereinafter referred to as the “Effective Time.”

Section 2.4. Certificate of Incorporation and By-Laws. At the Effective Time the Company Certificate and Company By-Laws, as in effect immediately prior to the Effective Time, shall be amended in their entirety to read as set forth on Exhibit B and Exhibit C hereto, respectively, and as so amended shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation until thereafter amended in compliance with the DGCL.

Section 2.5. Directors and Officers of the Surviving Corporation. The directors of Merger Sub and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DGCL and the Surviving Corporation’s Certificate of Incorporation and By-Laws.

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Section 2.6. Stockholders’ Meeting.

(a) Subject to the terms and conditions of this Agreement (including the rights of the Company under Sections 6.2(c) and 8.1(c)), the Company, acting through its Board of Directors, shall:

(i) as promptly as practicable following the date of this Agreement, prepare and file with the SEC a preliminary proxy statement (such proxy statement, as amended and supplemented, the “Proxy Statement”) relating to the Merger and this Agreement and use its reasonable best efforts to (x) obtain and furnish the information required to be included by applicable federal securities laws (and the rules and regulations thereunder) in the Proxy Statement and, after consultation with Parent, Merger Sub and their counsel, to respond promptly to any comments received from the SEC with respect to the preliminary Proxy Statement and promptly cause to be mailed to the Company’s stockholders a definitive Proxy Statement, a copy of this Agreement or a summary thereof and a copy of Section 262 of the DGCL (relating to dissenters rights) and (y) subject to the proviso in Section 2.6(a)(ii), obtain the necessary approval by its stockholders of this Agreement and the consummation of the Merger;

(ii) include in the Proxy Statement the recommendations referred to in Section 4.3(b); provided, however, that such recommendations may be withdrawn, modified or amended, in each case (x) in accordance with the provisions of Section 6.2(c) or (y) other than in connection with an Alternative Proposal, if the Company’s Board of Directors shall have determined in good faith (after consultation with the Company’s outside counsel) that such action is required in order for the Board of Directors to comply with its fiduciary duties under applicable Law; provided, that notwithstanding any withdrawal, modification or amendment made pursuant to clause (y), the Company shall still be required to take all actions required pursuant to Section 2.6(a)(i) (in accordance with Sections 2.6(b) and (c)) and hold the Special Meeting pursuant to Section 2.6(a)(iii); and

(iii) as promptly as practicable following the clearance of the Proxy Statement by the SEC, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Special Meeting”) for the purpose of considering and taking action upon this Agreement.

(b) The Company, Parent and Merger Sub shall cooperate with each other in the preparation of the Proxy Statement. Parent, Merger Sub and their counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement (and shall provide any comments thereon as soon as practicable, but in no event later than three (3) Business Days after being asked to comment) prior to the filing thereof with the SEC. The Company shall use its reasonable best efforts to cause the Proxy Statement to comply as to form in all material respects with the applicable requirements of (i) the Exchange Act and (ii) the rules and regulations of the New York Stock Exchange. The Company shall provide Parent, Merger Sub and their counsel with copies of any written comments or other material communications the Company or its counsel receives from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of such comments or other material communications, and with copies of any written responses to and telephonic notification of any material verbal responses received

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from the SEC or its staff by the Company or its counsel with respect to the Proxy Statement. Each of Parent and the Company agrees to correct any information provided by it for use in the Proxy Statement which, to the Company’s Knowledge (in the case of information provided by the Company) or to Parent’s knowledge (in the case of information provided by Parent), shall have become false or misleading in any material respect. The Company shall use its reasonable best efforts, after consultation with Parent, to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. If at any time prior to the approval and adoption of this Agreement by the Company’s stockholders there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and file with the SEC such amendment or supplement. The Company shall not mail the Proxy Statement, or any amendment or supplement thereto, without reasonable advance consultation with Parent, Merger Sub and their counsel.

(c) The Company agrees that the information relating to the Company and the Company Subsidiaries contained in the Proxy Statement, or in any other document filed in connection with this Agreement or the Transactions with any other Governmental Entity (to the extent such information was provided by the Company for inclusion therein), at the respective times that the applicable document is filed with the SEC or such other Governmental Entity and first published, sent or given to stockholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement thereto is mailed to the Company’s stockholders and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Parent shall provide the Company with the information concerning Parent and Merger Sub required to be included in the Proxy Statement. Parent agrees that the information relating to Parent and Merger Sub contained in the Proxy Statement, or in any other document filed in connection with this Agreement or the Transactions with any other Governmental Entity (to the extent such information was provided by Parent or Merger Sub for inclusion therein), at the respective times that the applicable document is filed with the SEC or such other Governmental Entity and first published, sent or given to stockholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement thereto is mailed to the Company’s stockholders and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Parent and Merger Sub shall, at the Special Meeting, vote, or cause to be voted, all Shares owned by any of Parent, Merger Sub and any other Affiliate of Parent in favor of the approval and adoption of this Agreement and the consummation of the Merger.

ARTICLE III
CONVERSION OF SECURITIES; TREATMENT OF COMPANY OPTIONS

Section 3.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or any holders of shares of capital stock of the Company or Merger Sub:

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(a) Common Stock of Merger Sub. Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

(b) Cancellation of Certain Shares. All Shares that are issued and outstanding immediately prior to the Effective Time and owned by any of Parent, Merger Sub and any other Subsidiary of Parent, and all Shares held in the treasury of the Company or owned by any Company Subsidiary, shall automatically be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be canceled and retired in accordance with Section 3.1(b) and any Dissenting Shares) shall be converted into the right to receive $45.50 in cash, payable to the holder thereof, without any interest thereon (the “Merger Consideration”), less any required withholding taxes, upon surrender and exchange of a Certificate (as defined below). All such Shares when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate (a “Certificate”) that immediately prior to the Effective Time represented any such outstanding Share (other than any Dissenting Share) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Certificate in accordance with Section 3.2.

Section 3.2. Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company (the “Paying Agent”) reasonably acceptable to the Company to act as paying agent for the holders of Shares in connection with the Merger, pursuant to an agreement providing for the matters set forth in this Section 3.2 and such other matters as may be appropriate and the terms of which shall be reasonably satisfactory to the Company and Parent. Prior to or concurrent with the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent funds sufficient to pay the aggregate Merger Consideration payable upon conversion of Shares pursuant to Section 3.1(c). For purposes of determining the aggregate amount to be so deposited, Parent shall assume that no stockholder of the Company shall perfect any right to appraisal of his, her or its Shares. Such funds shall not be used for any purpose other than as set forth in this Article III, and shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation in (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) investments in any money market funds investing solely in any of the foregoing; provided, however, that no such investment or losses therefrom shall affect the Merger Consideration, and Parent shall promptly deposit or cause the Surviving Corporation promptly to deposit additional cash with the Paying Agent for the benefit of the former stockholders of the Company in the amount of any such losses. Any net profit resulting from, or interest or income produced by, such investments will be payable to Merger Sub or Parent, as Parent directs.

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(b) Exchange Procedures. As promptly as practicable after the Effective Time, but in no event more than five (5) Business Days after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate representing Shares which were converted pursuant to Section 3.1(c) into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to each Certificate shall pass, only upon delivery of such Certificate to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of each such Certificate in exchange for payment of the Merger Consideration. Upon surrender of a Certificate to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to subsection (e) of this Section 3.2) for each Share formerly represented by such Certificate, to be mailed within ten (10) Business Days of receipt of such Certificate and letter of transmittal by the Paying Agent, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment of the Merger Consideration that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any Tax required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 3.2.

(c) Transfer Books; No Further Ownership Rights in Shares. After the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares on the records of the Company. After the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

(d) Termination of Fund; No Liability. At any time following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent for the payment of the Merger Consideration and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation, which shall thereafter act as the Paying Agent (subject to abandoned property, escheat or other similar Law), as general creditors of the Surviving Corporation with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificate, as determined pursuant to this Agreement, without any interest thereon. Any portion of the funds made available to the Paying Agent for the payment of the Merger Consideration remaining unclaimed as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving

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Corporation, free and clear of any claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Withholding Taxes. The right of any Person to receive payment or consideration payable upon surrender of a Certificate pursuant to the Merger will be subject to any applicable requirements with respect to the withholding of any Tax. To the extent amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares or Certificates, as applicable, in respect of which the deduction and withholding was made and (ii) Parent shall, or shall cause the Surviving Corporation or the Paying Agent, as the case may be, to, promptly pay over such withheld amounts to the appropriate Governmental Entity.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if requested by Parent or the Surviving Corporation, the delivery by such Person of a bond (in such amount as Parent or the Surviving Corporation may reasonably direct) as indemnity against any claim that may be made against the Paying Agent, Parent or the Surviving Corporation on account of the alleged loss, theft or destruction of such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article III.

Section 3.3. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by holders who shall have complied with the provisions of Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, unless and until the applicable holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or otherwise loses such holder’s rights to receive payment of the fair value of such holder’s Shares under Section 262 of the DGCL. If, after the Effective Time, any such holder fails to comply with the provisions of Section 262 of the DGCL or effectively withdraws or loses such right, such Dissenting Shares shall thereupon be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration. Notwithstanding anything to the contrary contained in this Section 3.3, if this Agreement is terminated prior to the Effective Time, then the right of any holder of Shares to be paid the fair value of such holder’s Dissenting Shares pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent notice of any written demands for appraisal of Shares received by the Company under Section 262 of the DGCL, and shall give Parent the opportunity to participate in negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, (i) make any payment with respect to any such demands for appraisal, (ii) offer to settle or settle any such demands, (iii) waive any failure to timely deliver a written demand for appraisal in accordance with the DGCL or (iv) agree to do any of the foregoing.

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Section 3.4. Termination and Satisfaction of Company Options. As of the Effective Time, the Company’s 2005 Stock Incentive Plan and 2002 Stock Incentive Plan shall terminate. Parent and the Company shall take all actions necessary to provide that, effective as of the Effective Time: (i) each outstanding option to buy Shares granted under the Company Option Plans (“Company Option”), whether or not such Company Options are then exercisable and vested, shall be cancelled; and (ii) in consideration of such cancellation, Parent shall, or shall cause the Surviving Corporation to, pay to each holder of Company Options, whether or not such Company Options are then exercisable and vested, an amount in respect thereof equal to the product of (x) the excess, if any, of the greater of (A) the Merger Consideration or (B) in the case of any Nonqualified Stock Option, the Adjusted Fair Market Value (the terms “Nonqualified Stock Option” and “Adjusted Fair Market Value” having the meanings assigned thereto in the applicable Company Option Plan) of each Share subject to such Company Option over the exercise price of each Company Option held by such holder and (y) the number of Shares subject thereto (such payment, if any, to be net of applicable withholding and excise taxes). The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) pay such amounts under this Section 3.4 as soon as practicable following (but in no event more than three (3) Business Days after) the Effective Time to the holder of each such Company Option.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub simultaneously with the execution and delivery of this Agreement (the “Company Disclosure Schedule”), and except as disclosed in the Company’s Annual Report on Form 10-K for Fiscal Year 2005 or in the Company’s proxy statement, any Quarterly Report on Form 10-Q or any Form 8-K, in each case filed with the SEC from August 25, 2005 to the date of this Agreement, the Company represents and warrants to Parent and Merger Sub as follows:

Section 4.1. Corporate Organization.

(a) Each of the Company and the Company Subsidiaries is, in the case of the Company, a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware or, in the case of each Company Subsidiary, a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and each has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Company Subsidiaries, for the failure to be so incorporated, existing and in good standing or to have such corporate power and authority which would not be reasonably expected to have, when aggregated with all such other failures, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, when aggregated with all other such failures, a Company Material Adverse Effect.

(b) The copies of the Company’s Certificate of Incorporation, as amended (the “Company Certificate”), and By-Laws, as amended (the “Company By-Laws”), most recently

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filed with the Company’s SEC Documents are complete and correct copies of such documents as in effect as of the date of this Agreement. The Company is not in violation of the provisions of the Company Certificate or the Company By-Laws.

Section 4.2. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, par value $1.00 per share (“Shares”), and (ii) 5,000,000 shares of Preferred Stock, par value $1.00 per share (“Company Preferred Stock”). At the close of business on the Business Day immediately preceding the date of this Agreement, 44,770,213 Shares were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding. At the close of business on the Business Day immediately preceding the date of this Agreement, Company Options to acquire 508,420 Shares were outstanding. All of the issued and outstanding Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, except as provided by this Agreement and except for the Company Options, there are not any subscriptions, options, warrants, calls, stock appreciation rights or other commitments, rights or agreements of any character relating to dividend rights or the purchase, sale, issuance or voting of any security of the Company to which the Company or any Company Subsidiary is a party, including any securities convertible into, exchangeable for or representing the right to purchase or otherwise receive, any Shares.

(b) The Company owns, directly or indirectly, all of the outstanding shares of capital stock of the Company Subsidiaries, free and clear of any pledges, rights of first refusal, options, liens, encumbrances, mortgages, claims, security interests or charge of any kind (collectively, “Liens”), other than Permitted Liens, and all of such shares of capital stock are fully paid, nonassessable and free of preemptive rights. Neither the Company nor any of the Company Subsidiaries has any outstanding subscriptions, options, warrants, calls, stock appreciation rights or other commitments or agreements of any character calling for the purchase, sale, issuance or voting of any security of any Company Subsidiary, including any securities convertible into, exchangeable for or representing the right to purchase or otherwise receive any security of any Company Subsidiary.

Section 4.3. Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions to be consummated by it, subject to obtaining the vote of holders of a majority of the issued and outstanding Shares in favor of the approval and adoption of this Agreement prior to the consummation of the Merger in accordance with Section 251 of the DGCL (the “Company Stockholder Approval”). The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Transactions to be consummated by it, have been duly authorized and approved by the Company and, except for the receipt of the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions to be consummated by it. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by Parent and Merger Sub of this Agreement, constitutes a valid and binding obligation of the Company, enforceable against the

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Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditor’s rights generally and (ii) is subject to general principles of equity.

(b) At a meeting duly called and held, the Board of Directors of the Company has approved this Agreement, the Merger and the other Transactions and, subject to Section 6.2, has resolved to recommend that the Company’s stockholders vote in favor of the adoption of this Agreement at the Special Meeting.

Section 4.4. Consents and Approvals; No Violations.

(a) Except for (i) the consents and approvals set forth in Section 4.4(a) of the Company Disclosure Schedule, (ii) the filing with the SEC of the Proxy Statement, (iii) the filing of the Certificate of Merger with the Secretary of State, and (iv) such other filings, permits, authorizations, consents and approvals as may be required under the Exchange Act, the Exchange Act Rules, the HSR Act, and the applicable requirements of the New York Stock Exchange (all of the foregoing, collectively, the “Other Company Approvals”), no consent or approval of, or filing, notice to, declaration or registration with, any Governmental Entity, which has not been obtained or made, is required to be obtained or made by the Company for the execution and delivery by the Company of this Agreement or the consummation by the Company or the Company Subsidiaries of the Transactions to be consummated by it or them.

(b) None of the execution and delivery by the Company of this Agreement or the consummation by the Company or the Company Subsidiaries of the Transactions to be consummated by it or them, or compliance by the Company or the Company Subsidiaries with any of the terms and provisions of this Agreement, will (i) violate any provision of the Company Certificate or Company By-Laws or any of the similar organizational documents of any Company Subsidiary or (ii) assuming that the Company Stockholder Approval and the Other Company Approvals are obtained or made, as the case may be, (x) violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets or (y) violate, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent of or notice to any Person under, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of the Company Subsidiaries under, any Material Contract, except, in the case of clause (ii) above, for such violations, losses of benefits, defaults, events, terminations, rights of termination or cancellation, accelerations or Lien creations which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.5. SEC Documents; Financial Statements; Undisclosed Liabilities.

(a) The Company has filed all reports, schedules, forms and registration statements with the SEC required to be filed pursuant to the Securities Act or the Exchange Act and the rules and regulations of the SEC promulgated thereunder from May 29, 2004 through the date of this Agreement (collectively, the “SEC Documents”). As of their respective dates (or if subsequently amended or superseded by a filing prior to the date of this Agreement, on the date

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of such filing), the SEC Documents, including any financial statements or schedules included therein, as finally amended, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents (as the Securities Act or the Exchange Act and the rules and regulation promulgated thereunder were in effect on the date so filed), and none of the SEC Documents, when finally amended prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received by the Company from the SEC staff with respect to any of the SEC Documents. No Company Subsidiary is required to file any forms, reports or other documents with the SEC.

(b) The consolidated financial statements (including the related notes and schedules) of the Company included in the SEC Documents (the “SEC Financial Statements”) have been prepared in accordance with GAAP (except as may be otherwise indicated therein or in the notes thereto and except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the Exchange Act), applied on a consistent basis during the periods involved, and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated statements of operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments and the absence of footnotes).

(c) The Company has designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Company Subsidiaries, is made known to the chief executive officer and the chief accounting officer of the Company by others within those entities. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Board of Directors of the Company, (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely effect in any material respect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. To the Company’s Knowledge, there is no reason to believe, after completion of all remediation set forth on Section 4.5(c) of the Company Disclosure Schedule and any other remediation the costs of which would not be material to the Company and the Company Subsidiaries taken as a whole, that its auditors and its chief executive officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 when next due. Since May 28, 2005, (i) neither the Company nor any Company Subsidiary nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of the Company Subsidiaries has received any written complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls relating to the Company and the Company Subsidiaries taken as a whole and (ii) no attorney representing the Company or any Company Subsidiary has made a report to the Company’s chief legal

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officer, chief executive officer or Board of Directors (or any committee thereof) pursuant to the SEC’s Standards of Professional Conduct for Attorneys (17 CFR Part 205).

(d) Since the enactment of the Sarbanes-Oxley Act of 2002, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and (ii) the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

(e) Neither the Company nor any of the Company Subsidiaries has any Liabilities that would be required by GAAP to be reflected in the consolidated balance sheet of the Company, except (a) for such Liabilities (i) reflected, reserved against or otherwise disclosed in the consolidated balance sheet of the Company as of November 26, 2005 or May 28, 2005 (in each case including the notes thereto), which is included in the SEC Financial Statements, (ii) incurred in the ordinary course of business consistent with past practice, (iii) arising under the terms of (but not from any breach of default under) any Contract or Permit binding upon the Company or any of the Company Subsidiaries that is either (x) disclosed in the Company Disclosure Schedule or (y) not required to be so disclosed by the terms of this Agreement, and including any such Contract that is entered into, or such Permit that is obtained, after the date of this Agreement, as long as entering into such Contract or obtaining such Permit does not violate any provision of this Agreement, or (iv) incurred pursuant to or in connection with this Agreement or the Transactions and (b) for such other Liabilities as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.6. Absence of Certain Changes or Events. Since November 26, 2005, no events, changes, conditions or developments have occurred which have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. From November 26, 2005 to the date of this Agreement, (i) the Company and the Company Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business, and (ii) there has been no:

(a) (i) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company (other than a regular annual cash dividend on the Shares and dividends declared or paid by any Company Subsidiary to any other Company Subsidiary or to the Company) or (ii) issuance, sale, grant, disposal of, pledge or other encumbrance by the Company or any Company Subsidiary, or any authorized or proposed issuance, sale, grant, disposition or pledge or other encumbrance by the Company or any Company Subsidiary of, any shares of the Company’s capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of the Company’s capital stock, or the grant by the Company or any Company Subsidiary of any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of the Company’s capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the Company’s capital stock, other than upon exercise of Company Options and to fund the Company’s matching contribution to the Company’s 401(k) plan in the ordinary course of business,

(b) redemption or other acquisition by the Company of any of its capital stock,

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(c) stock split, reverse stock split, combination or reclassification of the Shares,

(d) creation, incurrence or assumption of any indebtedness for borrowed money, issuance of any note, bond or other debt security, or guarantee of any indebtedness (other than borrowings under the Company’s existing letter of credit and line of credit facilities and guarantees of Real Property Leases in the ordinary course of business), in such cases in excess of $2,500,000 in the aggregate or any loans, advances (other than advances to employees of the Company or any Company Subsidiary in the ordinary course of business) or capital contributions by the Company or any Company Subsidiary to any other Person other than to any of the Company and the Company Subsidiaries,

(e) sale, transfer, license, mortgage, encumbrance or other disposal of any of the Company’s properties or assets with a value in excess of $3,000,000 to any Person other than the Company or a wholly-owned Company Subsidiary, or cancellation, release or assignment of any indebtedness for borrowed money in excess of $3,000,000 to any such Person;

(f) grant of a license (whether written or oral) to, or any other rights with respect to, any Company Intellectual Property to any Person that would be material to the Company and its Subsidiaries when taken as a whole;

(g) any material acquisition or investment by the Company or any Company Subsidiary (other than purchases of inventory, supplies and other assets in the ordinary course of business and investments made in accordance with the Company’s cash management policies in the ordinary course of business consistent with past practice), whether by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchase or exclusive license of any property or assets, of or in any Person other than a wholly-owned Company Subsidiary or to the extent contemplated by the Company’s capital expenditure budget for Fiscal Year 2006 (as most recently updated if applicable), a copy of which has been provided to Parent prior to the date of this Agreement, or for the following fiscal year of the Company, if and to the extent applicable;

(h) (i) increase in the rate or terms of compensation payable by the Company or any of the Company Subsidiaries to any of their respective directors, officers or employees whose annual base salary exceeds $150,000, (ii) employment or severance agreement entered into, or grant or increase by the Company or any Company Subsidiary in the rate or terms of any bonus, pension, severance or other employee benefit plan, policy, agreement or arrangement with, for or in respect of any of their respective directors, officers or employees whose annual base salary exceeds $150,000 or any severance or termination payment to any such Person or (iii) establishment, adoption, entrance into or termination by the Company or any Company Subsidiary of any collective bargaining agreement or Benefit Plan or any employee benefit plan, policy or arrangement or amendment or waiver of any performance or vesting criteria or any acceleration of vesting, exercisability or funding of any of the foregoing, except in any such case (x) as required pursuant to the terms of plans or agreements in effect on the date of this Agreement, (y) occurring in the ordinary course of business and, in the aggregate, consistent with past practice or (z) required by Law;

(i) amendment to the Company Certificate or Company By-Laws;

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(j) material change by the Company in accounting methods, principles or practices except as required by GAAP;

(k) (i) except as required by applicable Law, change by the Company or any Company Subsidiary in election in respect of Taxes or any material accounting method in respect of Taxes, (ii) entry by the Company or any Company Subsidiary into any tax allocation agreement, tax sharing agreement, closing agreement, or (iii) settlement or compromise by the Company or any Company Subsidiary of any claim, notice, audit report or assessment in respect of Taxes individually in excess of $500,000 or in the aggregate in excess of $2,000,000;

(l) write up, write down or write off the book value by the Company or any Company Subsidiary of any assets, individually or in the aggregate, for the Company and the Subsidiaries taken as a whole, in excess of $1,000,000, except in accordance with GAAP consistently applied;

(m) subject to Section 6.2(c), any action taken by the Company or any Company Subsidiary to exempt any Person (other than Parent or Merger Sub) or any action taken by such Person from, or make such Person or action not subject to, (i) the provisions of Section 203 of the DGCL, if applicable, or (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares;

(n) any layoff by the Company or any Company Subsidiary of employees that would implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended;

(o)  any settlement of litigation by the Company or any Company Subsidiary that is not covered by insurance for an amount in excess of $1,000,000 per litigation; or

(p) any agreement or commitment, whether in writing or otherwise, to take any action described in clauses (a) through (o) above.

Section 4.7. Litigation. Except for any litigation (or threatened litigation) concerning this Agreement or the Merger, there is no action, suit, proceeding, charge or complaint pending or, to the Company’s Knowledge, threatened against the Company or any of the Company Subsidiaries or any of their respective properties or assets (including the Owned Real Property) or any of their respective officers or directors (in their capacity as officers or directors of the Company or any Company Subsidiary) by or before (or, in the case of any such threatened matter, that would come before) any Governmental Entity that is reasonably expected to result in a Liability to the Company or any Company Subsidiaries in excess of $2,000,000 (net of insurance proceeds) or have a material and adverse effect on the business of the Company and the Company Subsidiaries, taken as a whole. Neither the Company nor any Company Subsidiary is a party or subject to or in default under any judgment, order, writ, decree or injunction of any Governmental Entity, or is in default under any settlement agreement to which the Company or any Company Subsidiary is a party, (i) as of the date of this Agreement, that is material to the Company and the Company Subsidiaries, taken as a whole, or that would otherwise prevent or materially delay the Company from performing its obligations under this Agreement in any material respect or (ii) as of the Closing Date, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s

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Knowledge, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company or any Company Subsidiary or any malfeasance by any director, officer or employee of the Company or any Company Subsidiary.

Section 4.8. Personal Property. The Company and the Company Subsidiaries have legal and valid title to, or in the case of leased assets and properties, valid and subsisting leasehold interests in, all of the material tangible personal assets and properties used or held for use by the Company and the Company Subsidiaries in connection with the conduct of the business of the Company and Company Subsidiaries, free and clear of all material Liens other than Permitted Liens. All tangible personal property owned or leased by the Company or any Company Subsidiary is in good condition, ordinary wear and tear excepted and except for such failures to be in good condition as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.9. Real Property.

(a) Section 4.9(a) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all real property owned by the Company or any Company Subsidiary (collectively, the “Owned Real Property”) and, for each parcel of Owned Real Property, identifies the street address of such Owned Real Property.

(b) Section 4.9(b) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by the Company or any Company Subsidiary (collectively, including the improvements thereon, the “Leased Real Property”) and, for each Leased Real Property, identifies the street address of such Leased Real Property.

(c) The Company or a Company Subsidiary has good and marketable fee simple title to all Owned Real Property, and, to the Company’s Knowledge, enjoys peaceful and undisturbed possession of all Leased Real Property, free and clear of all material Liens, except Permitted Liens. For the purposes of this Section 4.9(c), “marketable” title shall mean title that a reasonable buyer would accept from a reasonable seller.

(d) The Company has made available to Parent and Merger Sub a true and complete copy of each Real Property Lease, and in the case of any oral Real Property Lease, a written summary of the material terms of such Real Property Lease. Except with respect to the Company’s industrial development bonds described in the Company’s SEC Documents, neither the Company nor any Company Subsidiary has collaterally assigned or granted any other security interest in any Real Property Lease or any interest therein.

(e) Except (i) as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) for licenses from the Company to Persons other than the Company or Company Subsidiaries of certain departments within the Company’s stores in the ordinary course of business, (iii) for the Real Property Leases and (iv) for Permitted Liens, as of the date of this Agreement, none of the Owned Real Properties or the Leased Real

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Properties is subject to any lease, sublease, license or other agreement granting to any other Person any right to the use or occupancy of such Owned Real Property or Leased Real Property or any part thereof, and other than the right of Parent and Merger Sub pursuant to this Agreement, as of the date of this Agreement there are no outstanding options, rights of first offer or rights of first refusal to purchase the Owned Real Property or any portion thereof or interest therein. As of the date of this Agreement, neither the Company nor any Company Subsidiary is a party to any agreement or option to purchase any real property or interest therein.

(f) To the Company’s Knowledge, there does not exist any condemnation or eminent domain proceedings that affect any material Owned Real Property or material Leased Real Property.

(g) As of the date of this Agreement, the Owned Real Property and the Leased Real Property comprise all the real property used in the respective businesses of the Company and the Company Subsidiaries.

(h) All material buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included in the Owned Real Property and the Leased Real Property are in good condition, ordinary wear and tear excepted and except for such failures to be in good condition as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.10. Taxes. Except as would not reasonably be expected to have, in the aggregate, a Company Material Adverse Effect, (i) all Tax returns, reports and similar statements, including information returns and reports, claims for refund, and amended or substituted returns and reports (including any schedules attached thereto) required to be filed by or on behalf of the Company or any of the Company Subsidiaries (collectively, the “Returns”), have been timely filed (taking into account any extensions), (ii) as of the times of filing, the Returns were correct, (iii) as of the date of this Agreement, all Taxes required to be paid by the Company and the Company Subsidiaries have been timely paid or adequately provided for on the most recent SEC Financial Statements filed prior to the date hereof, (iv) to the Company’s Knowledge, as of the date of this Agreement, there are no pending claims or claims threatened in writing against the Company or any of the Company Subsidiaries in respect of any Tax, (v) the Company and each Company Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, (vi) neither the Company nor any Company Subsidiary (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any Person (other than the Company or any present or former Company Subsidiary) under Treasury regulation section 1.1502-6 (or any similar provision of state, local or foreign Law), (vii) neither the Company nor any Company Subsidiary has distributed the stock of another company in a transaction that was purported or intended to governed by section 355 or section 361 of the Code, and (viii) neither the Company nor any Company Subsidiary has engaged in any “listed transaction” described in Treasury regulation section 1.6011-4(b)(2).

Section 4.11. Compliance with Laws; Permits. Except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and

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the Company Subsidiaries, taken as a whole, neither the Company nor any of the Company Subsidiaries is in violation of any Law applicable to the Company or any of the Company Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries each hold all permits, licenses, consents, authorizations, certificates, variances, exemptions, orders and approvals of and from all, and has made all material declarations and filings with, Governmental Entities necessary for the lawful conduct of their respective businesses, as presently conducted, and to own, lease, license and use their respective properties and assets. All of such permits, licenses, consents, authorizations, certificates, variances, exemptions, orders and approvals are valid, and in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.12. Employee Benefits.

(a) Set forth in Section 4.12(a) of the Company Disclosure Schedule is a complete and correct list as of the date of this Agreement of each “employee benefit plan” (within the meaning of Section 3(3) of ERISA), each stock purchase, severance, retention, employment, change-in-control, deferred compensation or supplemental retirement agreement, program, policy or arrangement, and each material bonus, incentive vacation or other material benefit plan, agreement, program, policy or arrangement, any of which is maintained, administered or sponsored by the Company or any of the Company Subsidiaries or with respect to which the Company or any of the Company Subsidiaries has or would reasonably be expected to have any material Liability. All such plans, agreements, programs, policies and arrangements are hereinafter referred to collectively as the “Benefit Plans” and individually as a “Benefit Plan.”

(b) With respect to each Benefit Plan (other than any Multiemployer Plan), the Company has made available to Parent (i) a complete and correct copy of such plan or a summary of such plan, (ii) any summary plan description, and (iii) the most recent actuarial valuation report, if applicable.

(c) Each Benefit Plan (other than any Multiemployer Plan) has been operated, funded and administered, in all material respects, in accordance with its terms, the terms of any applicable collective bargaining agreement and the requirements of ERISA and the Code and any other applicable Laws. All contributions and premium payments that are due with respect to any Benefit Plan have been made and all contributions for any period ending on or before the Closing Date that are not yet due shall have been made or properly accrued.

(d) Any Benefit Plan that is (i) a “single-employer plan” within the meaning of Section 4001(15) of ERISA or (ii) a Multiemployer Plan is set forth in Section 4.12(a) of the Company Disclosure Schedule. Each Benefit Plan that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such Benefit Plan is so qualified (taking into account the legislation commonly referred to as “GUST”) or is a prototype plan which is the subject of an opinion letter from the Internal Revenue Service, and, to the Company’s Knowledge, there are no facts or circumstances that would be reasonably likely to adversely affect the qualified status of any such Benefit Plan.

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(e) There have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan, and no fiduciary (as defined in Section 3(21) of ERISA) has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Benefit Plan that, in either case, would reasonably be expected to result in a material Liability to the Company or the Company Subsidiaries. There are no actions, suits, proceedings, hearings, (to the Company’s Knowledge) investigations, claims (other than routine claims for benefits in the ordinary course) pending or, to the Company’s Knowledge, threatened in writing with respect to any Benefit Plan, other than any such matters that would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) None of the Company, any Company Subsidiary, or any ERISA Affiliate contributes to, has any obligation to contribute to, or has any current or potential Liability or obligations under or with respect to any “defined benefit plan” (as defined in Section 3(35) of ERISA) or any Multiemployer Plan. None of the Company, any Company Subsidiary, or any ERISA Affiliate has incurred any Liability or obligation on account of a “partial withdrawal” or a “complete withdrawal” (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan, no such Liability or obligation has been asserted, and there are no events or circumstances that would reasonably be expected to result in the incurrence by the Company or any Company Subsidiary of any such Liability or obligation; and none of the Company, any Company Subsidiary or any ERISA Affiliate has any Liability or obligation described in Section 4204 of ERISA.

(g) Neither the Company nor any Company Subsidiary maintains, contributes to or has an obligation to contribute to, or has any Liability with respect to, the provision of any health or life insurance or other welfare-type benefits for current or future retires or terminated directors, officers, employees or contractors (or any spouse or other dependant thereof) other than in accordance with COBRA. The Company, the Company Subsidiaries and the ERISA Affiliates are in compliance in all material respects with the requirements of COBRA.

(h) Those individuals performing services for the Company and the Company Subsidiaries have been correctly classified as common law employees, leased employees, independent contractors or agents of the Company or the Company Subsidiaries for the purposes of each Benefit Plan. The Transactions will not cause the acceleration of vesting in, or payment of, any benefits under any Benefit Plan and shall not otherwise accelerate or increase any Liability under any Benefit Plan.

Section 4.13. Material Contracts. Section 4.13 of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all Material Contracts. The Company has made available to Parent complete and correct copies of each such Material Contract. With respect to each Contract to which the Company or any of the Company Subsidiaries is a party (and, for purposes of this Section 4.13, without giving effect to the execution and delivery of this Agreement or the consummation of any of the Transactions), (i) neither the Company nor any of the Company Subsidiaries has breached, or is in default under, nor has any of them received written notice of breach or default under (or of any condition which with the passage of time or the giving of notice would cause a violation or default under), such Contract, (ii) to the Company’s Knowledge, no other party to such Contract has breached or

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is in default of any of its obligations thereunder, and (iii) such Contract is in full force and effect and the Company or the applicable Company Subsidiary party thereto, as the case may be, has performed all obligations required to be performed by it under such Contract as of the date of this Agreement or as of the date of the Closing, as the case may be, except in any such case for breaches, defaults or failures to be in full force and effect or to perform obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.14. Intellectual Property.

(a) Section 4.14(a) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all of the following that are owned by the Company or any of the Company Subsidiaries (which, together with all other Intellectual Property owned by the Company or any of the Company Subsidiaries, are hereinafter referred to as the “Company-Owned Intellectual Property”): (i) trademark and service mark registrations and pending applications, copyright registrations and pending applications; and (ii) trade or corporate names, Internet domain names, material unregistered logos, slogans and other trademarks and service marks. The Company and the Company Subsidiaries as applicable are the sole and exclusive owners (including, as applicable, record owners) of all such Company-Owned Intellectual Property, including those registrations and applications and other Intellectual Property set forth (or required to be set forth) on Section 4.14(a) of the Company Disclosure Schedule. Neither the Company nor any of the Company Subsidiaries owns, licenses or has any interest in any patents or patent applications.

(b) The Company and the Company Subsidiaries own, or possess the right to use pursuant to a valid and enforceable license agreement, free and clear of all Liens (other than Permitted Liens), all Intellectual Property used in or necessary to conduct their respective businesses as currently conducted (together with the Company-Owned Intellectual Property, the “Company Intellectual Property”), except where the failure to own or possess such rights would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No loss or expiration of any material Company-Owned Intellectual Property is pending or, to the Company’s Knowledge, threatened in writing and all material Company-Owned Intellectual Property will be owned and available for use by the Company and/or one or more of the Company Subsidiaries, as applicable, on identical terms and conditions immediately following the Closing as such material Company-Owned Intellectual Property was owned and available for use by the Company and/or the Company Subsidiaries immediately prior to the Closing. There are no claims made in writing against the Company or any Company Subsidiary that were either made during the three (3) years immediately preceding the date of this Agreement or are pending as of the date of this Agreement contesting the validity, use, ownership or enforceability of any Company-Owned Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of the Company Subsidiaries is infringing, misappropriating or otherwise violating, and the operation of the business of the Company or any of the Company Subsidiaries as currently conducted does not, to the Company’s Knowledge, infringe, misappropriate, or otherwise violate any Intellectual Property of any other Person. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material

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Adverse Effect, to the Company’s Knowledge, no Person is infringing, misappropriating or otherwise violating any Company-Owned Intellectual Property.

(c) The computer systems, including the software, hardware, networks and interfaces currently used in the conduct of the businesses of the Company and the Company Subsidiaries are sufficient in all material respects for (i) the current needs of such businesses and (ii) immediately following the Effective Time, the continued use of such computer systems as currently used in such businesses.

Section 4.15. Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are in compliance with, all applicable Environmental Laws and have been in compliance with all applicable Environmental Laws since December 31, 2000, and (ii) the Company and the Company Subsidiaries possess, have complied with since December 31, 2000, and are in compliance with all applicable Environmental Licenses.

(b) The Company has provided or made available to Parent complete and correct copies of all Environmental Reports and other documents materially bearing on environmental Liabilities that are in its possession or control and relate to the past or current properties, facilities or operations of the Company or any Company Subsidiary.
(c) Since December 31, 2000, neither the Company nor any Company Subsidiary has received any written notice from any Governmental Entity or any other Person regarding any actual or alleged material violation of Environmental Laws or any material Liabilities or potential material Liabilities relating to the business or facilities of the Company or any Company Subsidiary and arising under Environmental Laws.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary nor any of their respective controlled Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released or exposed any Person to, any substance, or owned or operated its business or any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to any Liabilities (including any investigative, corrective or remedial obligations) pursuant to any Environmental Laws.

(e) Neither this Agreement nor the consummation of the Transactions will result in any obligations for site investigation or cleanup, or notification to or consent of Government Agencies or other Persons, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental Laws.

(f) Except as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has assumed, undertaken or otherwise become subject to any Liability, including any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

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(g) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 4.15 are the only representations and warranties in this Agreement with respect to Environmental Laws and Environmental Licenses.

Section 4.16. Affiliate Transactions. There are no transactions, agreements, arrangements or understandings between the Company or any of the Company Subsidiaries, on the one hand, and any Affiliate of the Company (other than the Company Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 4.17. Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Goldman, Sachs & Co., the Company’s financial advisor, to the effect that, as of the date of this Agreement, the Merger Consideration is fair from a financial point of view to the holders of Shares (other than Parent, Merger Sub and their respective Affiliates).

Section 4.18. Section 203 of the DGCL. The Board of Directors of the Company has taken all necessary action such that the restrictions imposed on business combinations by Section 203 of the DGCL are inapplicable to this Agreement and the Merger.

Section 4.19. Broker’s Fees. Except for Goldman, Sachs & Co. and fees payable to it, neither the Company nor any of the Company Subsidiaries nor any of their respective officers or directors on behalf of the Company or any of the Company Subsidiaries has employed any financial advisor, broker or finder or incurred any Liability for any broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

Section 4.20. Labor and Employment Matters.

(a) The Company and each of the Company Subsidiaries are, and for the past three years have remained, in compliance with all applicable Laws relating to the employment of labor, including Laws relating to wages and hours, equal employment opportunity, affirmative action, layoffs, workplace safety, immigration and the withholding and payment of taxes, except for any failure to so comply which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) With respect to the Company and the Company Subsidiaries, (i) as of the date of this Agreement there is no collective bargaining agreement with any labor organization; (ii) as of the date of this Agreement, to the Company’s Knowledge (provided that for purposes of this Section 4.20(b), “Company’s Knowledge” shall not require any duty of investigation otherwise included in the definition thereof), no senior executive has any present intention to terminate their employment, (iii) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (iv) no union organizing or decertification efforts are underway or, to the Company’s Knowledge, threatened; (v) no labor strike, work stoppage, slowdown, or other material labor dispute exists or, to the Company’s Knowledge, is threatened in writing; and (vi) there is no employment-related charge, complaint, grievance, (to the Company’s Knowledge) investigation, or obligation of any kind, pending or, to the Company’s Knowledge, threatened in writing in any forum, relating to an alleged violation or breach by the Company or any Company Subsidiary (or its or their officers or directors) of any

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law, regulation or Contract, which violation or breach which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.21. No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS ARTICLE IV, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY ON BEHALF OF THE COMPANY. THE COMPANY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY, WHETHER BY THE COMPANY, ANY COMPANY SUBSIDIARY, OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PARENT, MERGER SUB OR ANY OTHER PERSON OF ANY DOCUMENTATION OR OTHER WRITTEN OR ORAL INFORMATION BY THE COMPANY, ANY COMPANY SUBSIDIARY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, AND NEITHER THE COMPANY NOR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PARENT, MERGER SUB OR ANY OTHER PERSON RESULTING FROM SUCH DELIVERY OR DISCLOSURE, OR PARENT’S OR MERGER SUB’S OR ANY OF THEIR RESPECTIVE REPRESENTATIVE’S USE, OF ANY SUCH DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO PARENT OR MERGER SUB OR ANY OF THEIR RESPECTIVE REPRESENTATIVES IN CERTAIN “DATA ROOMS” OR MANAGEMENT PRESENTATIONS IN EXPECTATION OF THE TRANSACTIONS).

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 5.1. Corporate Organization. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not, when aggregated with all other such failures, be reasonably be expected to have a material adverse effect on Parent’s or Merger Sub’s ability to perform its obligations under this Agreement or prevent or delay the consummation of the Transactions (a “Parent Material Adverse Effect”).

Section 5.2. Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Transactions to be consummated by it. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it, have been duly authorized and approved by Parent and Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by

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each of Parent and Merger Sub of the Transactions to be consummated by it. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming due and valid authorization, execution and delivery by the Company of this Agreement, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to the enforcement of creditor’s rights generally and (ii) is subject to general principles of equity.

Section 5.3. Consents and Approvals; No Violations.

(a) Except for (i) the filing of the Certificate of Merger with the Secretary of State and (ii) such other filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Exchange Act Rules and the HSR Act (all of the foregoing collectively, the “Parent Approvals”), no consent or approval of, or filing, declaration or registration with, any Governmental Entity which has not been received or made is required to be obtained by or made by Parent or Merger Sub for the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it.

(b) None of the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by each of Parent and Merger Sub of the Transactions to be consummated by it, or compliance by Parent and Merger Sub with any of the terms and provisions of this Agreement, will (i) violate any provision of the Certificate of Incorporation or By-Laws (or similar organizational documents with different names) of Parent or Merger Sub or (ii) assuming that the Parent Approvals are obtained or made, as the case may be, (x) violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets or (y) violate, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent of or notice to any Person under or result in the creation of any Lien upon any of the respective properties or assets of Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, or by which either of them or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, losses of benefits, defaults, events, terminations, rights of termination or cancellation, accelerations or Lien creations which, in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4. Merger Sub.

(a) Merger Sub was formed solely for the purpose of engaging in the Merger and the other Transactions and has not engaged in any business activities or conducted any operations, in each case since the date of its incorporation other than in connection with the Merger and the other Transactions.

(b) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding. All such issued and outstanding shares are owned beneficially and of record by Parent.

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Section 5.5. Sufficient Funds. Prior to the date of this Agreement, Parent has delivered to the Company complete, correct and executed copies of (i) the letter dated January 18, 2006, from Banc of America Securities LLC, Banc of America Bridge LLC, Bank of America, N.A., Bear Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc., pursuant to which the parties thereto have committed, subject to the terms and conditions set forth therein, to provide or cause to be provided debt financing of up to $2,075,000,000 in connection with the Transactions (the “Debt Commitments” ) and (ii) the letter dated January 18, 2006, from Bain Capital Fund VIII, L.P. (“Bain”) pursuant to which Bain and or its Affiliates have committed, subject to the terms and conditions set forth therein, to provide or cause to be provided equity financing of up to $500,000,000 in connection with the Transactions (the “Equity Commitment” and, together with the Debt Commitments, the “Financing Commitments”), with respect to the financing of the Transactions (the “Financing”), including all exhibits, schedules or amendments thereto. The Financing Commitments are in full force and effect, and there are no conditions precedent related to the funding of the full amount of the Financing, other than as set forth in or expressly contemplated by the Financing Commitments. The aggregate proceeds contemplated by the Financing Commitments will be sufficient for Parent and Merger Sub to pay for all outstanding Shares converted into cash pursuant to the Merger, to make all payments in respect of all Company Options, to perform Parent’s and Merger Sub’s other obligations under this Agreement and to pay all fees and expenses related to the Transactions payable by either of them. Assuming the accuracy of the representations and warranties of the Company set forth in Article IV, as of the date of this Agreement Parent and Merger Sub have no reason to believe that any of the conditions precedent to the Financing will not be satisfied in connection with the consummation of the Transactions or that the Financing will not be available to Parent and/or Merger Sub on the Closing Date.

Section 5.6. Ownership of Shares. Each of Parent and Merger Sub is not, nor at any time during the last three (3) years has been, an “interested stockholder” (as defined in Section 203 of the DGCL) of the Company. None of Parent, Merger Sub and the other Affiliates of Parent beneficially owns any Shares.

Section 5.7. Other Agreements. Except as disclosed by Parent to the Company in writing prior to the date of this Agreement, neither Parent nor Merger Sub has entered into any Contract with any officer or director of the Company in connection with the Transactions.

Section 5.8. Broker’s Fees. Neither Parent nor Merger Sub nor any of their Affiliates, nor any of their respective officers or directors on behalf of Parent or Merger Sub or any of their Affiliates, has employed any financial advisor, broker or finder in a manner that would result in any Liability for any broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

Section 5.9. Solvency. As of the Effective Time, assuming satisfaction of the conditions to the obligation of Parent and Merger Sub to consummate the Merger, or waiver of such conditions, and after giving effect to all of the Transactions, including without limitation the Financing, any alternative financing, the payment of the aggregate Merger Consideration and payment in respect of the Company Options contemplated by Section 3.4, and payment of all related fees and expenses, each of Parent and the Surviving Corporation will be Solvent. For the purposes of this Section 5.9 the term “Solvent” when used with respect to any Person, means

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that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities”, as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, (i) “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

ARTICLE VI
COVENANTS

Section 6.1. Conduct of Businesses Prior to the Effective Time. Except as (x) set forth in Section 6.1 of the Company Disclosure Schedule, (y) expressly contemplated or permitted by this Agreement, or (z) required by Law, during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, unless Parent otherwise agrees in writing, the Company shall, and shall cause each of the Company Subsidiaries to, (i) conduct its business in all material respects in the ordinary course of business consistent with past practice and (ii) use its reasonable best efforts to maintain and preserve substantially intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees. Without limiting the generality of the foregoing, and except as (x) set forth in Section 6.1 of the Company Disclosure Schedule, (y) expressly contemplated or permitted by this Agreement, or (z) required by Law, during the period from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company shall not, and shall not permit any of the Company Subsidiaries to, without the prior written consent of Parent:

(a) (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, grant, disposition or pledge or other encumbrance of, (x) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, other than upon exercise of Company Options and to fund the Company’s matching contribution to the Company’s 401(k) plan in the ordinary course of business, or (y) any other securities in respect of, in lieu of, or in substitution for, any shares of its capital stock outstanding on the date of this Agreement, (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock or (iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other distribution in respect of any Shares, or otherwise make any payments to stockholders in their

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capacity as such, other than dividends declared or paid by any Company Subsidiary to any other Company Subsidiary or to the Company;

(b) other than borrowings under the Company’s existing letter of credit and line of credit facilities and guaranties of Real Property Leases in the ordinary course of business, create, incur, assume any indebtedness for borrowed money, issue any note, bond or other debt security, or guarantee any indebtedness, in such cases in excess of $2,500,000 in the aggregate or make any loans, advances (other than advances to employees of the Company or any Company Subsidiary in the ordinary course of business) or capital contributions to any other Person other than to any of the Company and the Company Subsidiaries;

(c) sell, transfer, license, mortgage, encumber or otherwise dispose of any of its properties or assets with a value in excess of $3,000,000 to any Person other than the Company or a wholly-owned Company Subsidiary, or cancel, release or assign any indebtedness in excess of $3,000,000 to any such Person, except (i) pursuant to contracts and agreements in force at the date of this Agreement or renewals of any such contract or agreement, (ii) pursuant to plans disclosed in the Company Disclosure Schedule, (iii) the disposition of property identified as “excess property” on Schedule 6.1 or (iv) sales of inventory in the ordinary course of business;

(d) grant a license (whether written or oral) to, or any other rights with respect to, any material Company Intellectual Property to any Person;

(e) enter into any Contract containing any non-competition covenant (other than Real Property Leases in the ordinary course of business);

(f) make any material acquisition or investment (other than purchases of inventory, supplies and other assets in the ordinary course of business and investments made in accordance with the Company’s cash management policies in the ordinary course of business consistent with past practice), whether by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases or exclusive licenses of any property or assets, of or in any Person other than a wholly-owned Company Subsidiary or to the extent contemplated by the Company’s capital expenditure budget for Fiscal Year 2006 (as most recently updated if applicable), a copy of which has been provided to Parent prior to the date of this Agreement, or for the following fiscal year of the Company, if and to the extent applicable;

(g) (i) increase the rate or terms of compensation payable by the Company or any of the Company Subsidiaries to any of their respective directors, officers or employees, (ii) enter into any employment or severance agreement with or grant or increase the rate or terms of any bonus, pension, severance or other employee benefit plan, policy, agreement or arrangement with, for or in respect of any of their respective directors, officers or employees or make any severance or termination payment to any such Person or (iii) establish, adopt, enter into or terminate any collective bargaining agreement or Benefit Plan or any employee benefit plan, policy or arrangement that, if it were in effect on the date of this Agreement, would be a Benefit Plan, or take any affirmative action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding of any of the foregoing, except in any such case for grants, increases or other actions (x) required pursuant to the terms of plans or agreements in effect on the date of this Agreement, (y) occurring in the ordinary course of business consistent

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with past practice or (z) required by Law; provided, however, that notwithstanding this Section 6.1(g) or anything else to the contrary in this Agreement, the Company shall be permitted to enter into employment agreements with the persons set forth on Section 6.1(g) of the Company Disclosure Schedule for the purpose of assuring continuity of management on such terms as the Company and Parent shall mutually agree on or prior to the Effective Date (in which case all applicable Sections of the Company Disclosure Schedule shall be deemed amended as of the date of this Agreement to reflect disclosure of, and the Company’s entry into, such employment agreements);

(h) amend the Company Certificate or Company By-Laws;

(i) make any change in accounting policies or procedures, except as required by GAAP or by a Governmental Entity;

(j) (i) except as required by applicable Law, make or change any election in respect of Taxes or adopt or change any material accounting method in respect of Taxes, (ii) enter into any tax allocation agreement, tax sharing agreement, closing agreement, or (iii) settle or compromise any claim, notice, audit report or assessment in respect of Taxes individually in excess of $500,000 or in the aggregate in excess of $2,000,000;

(k) write up, write down or write off the book value of any assets, individually or in the aggregate, for the Company and the Subsidiaries taken as a whole, in excess of $1,000,000, except in accordance with GAAP consistently applied;

(l) subject to Section 6.2(c), take any action to exempt any Person (other than Parent or Merger Sub) or any action taken by such Person from, or make such Person or action not subject to, (i) the provisions of Section 203 of the DGCL, if applicable, or (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares;

(m) implement any layoff of employees that would implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended;

(n) settle any litigation that is not covered by insurance for an amount in excess of $1,000,000 per litigation;

(o) (x) amend, modify in any material respect or terminate (other than in accordance with its terms) any Contract pursuant to which the Company or any Company Subsidiary has expended in Fiscal Year 2005, or expects to expend in Fiscal Year 2006, in excess of $1,500,000 or (y) enter into any Contract under which the Company or any of the Company Subsidiaries expects to expend in excess of  $1,500,000 during Fiscal Year 2006 (other than (i) purchases of inventory, supplies and assets in the ordinary course of business, (ii) to the extent contemplated by the Company’s budget for Fiscal Year 2006 (as most recently updated if applicable), a copy of which has been provided to Parent prior to the date of this Agreement, and (iii) with respect to the other subsections of this Section 6.1, Contracts not prohibited thereby); or

(p) make any commitment to take any of the actions prohibited by this Section 6.1.

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Section 6.2. No Solicitation.

(a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company agrees that (x) the Company and the Company Subsidiaries shall not, and the Company and the Company Subsidiaries shall cause each of their respective officers, directors, agents and representatives (including any investment banker, financial advisor, attorney or accountant retained by the Company or any of the Company Subsidiaries or any of the foregoing), and shall use reasonable best efforts to cause their other employees (such officers, directors, agents, representatives and employees, collectively, “Representatives”), not to, initiate or solicit (including by way of furnishing non-public information) or knowingly take any other action to facilitate the making of any proposal or offer that constitutes, or is reasonably expected to lead to, an Alternative Proposal or engage in any substantive discussions or any negotiations concerning, or provide any non-public information with respect to, an Alternative Proposal, and (y) the Company and the Company Subsidiaries shall immediately cease, and cause their respective Representatives (other than non-officer employees, for whom they shall use reasonable best efforts) to cease, any existing solicitation, discussions or negotiations by or on behalf of the Company with any Person conducted heretofore with respect to any Alternative Proposal. Without limiting the foregoing, it is agreed that any violation of the foregoing by a Representative (other than a non-officer employee) or a Company Subsidiary shall be a violation of this Section 6.2(a) by the Company.

(b) Notwithstanding anything in this Agreement to the contrary, the Company (directly or through its Representatives) may (i) until receipt of the Company Stockholder Approval, engage in substantive discussions or in negotiations with a Person that makes a bona fide written Alternative Proposal (under circumstances in which the Company has complied in all respects with its non-solicitation obligations under Section 6.2(a)) and may furnish such Person and its representatives information concerning, and may afford such Person and its representatives access to, the Company and the Company Subsidiaries and their businesses, properties, assets, books and records, if (A) in the good faith judgment of the Company’s Board of Directors (after consultation with the Company’s financial advisor and outside counsel) such Alternative Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal, and (B) prior to furnishing such information or access to, or entering into substantive discussions (except as to the existence of this Section 6.2) or negotiations with, such Person, (x) the Company receives from such Person an executed confidentiality agreement not less restrictive of such Person than the Confidentiality Agreement and (y) the Company notifies Parent to the effect that it intends to furnish information or access to, or intends to enter into substantive discussions or negotiations with, such Person, (ii) comply with Rules 14e-2 and 14d-9 of the Exchange Act Rules with regard to a tender or exchange offer, (iii) make a “stop-look-and-listen” communication to its stockholders of the nature contemplated by Rule 14d-9 of the Exchange Act Rules and (iv) make such other disclosures to the Company’s stockholders, and take such other actions, as are required by Law. In addition to the obligations of the Company and the Company Subsidiaries set forth in clause (i) of this Section 6.2(b), the Company shall promptly advise Parent in writing of any Alternative Proposal, and any notice shall specify in writing the material terms and conditions of any such Alternative Proposal and the identity of the person making such Alternative Proposal.

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(c) The Board of Directors of the Company may not (i) withdraw or modify the approval or recommendation by the Board of Directors of the Company of the Merger or this Agreement (except as set forth in clause (y) of the proviso to Section 2.6(a)(ii) or as set forth below in this Section 6.2(c)), (ii) approve or recommend an Alternative Proposal or (iii) cause the Company or any of the Company Subsidiaries to enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement related to any Alternative Proposal (other than a confidentiality agreement in accordance with Section 6.2(b)). Notwithstanding the foregoing, at any time prior to receipt of the Company Stockholder Approval, if the Board of Directors of the Company (after consultation with the Company’s financial advisor and outside counsel) determines in good faith that any Alternative Proposal which was not solicited in violation of Section 6.2(a) constitutes a Superior Proposal, the Board of Directors of the Company may, if it has fully complied with Section 6.2(b): (w) withdraw or modify its approval or recommendation of the Merger and this Agreement, (x) approve or recommend such Superior Proposal, (y) cause the Company or any of the Company Subsidiaries to enter into a binding written agreement (other than a confidentiality agreement as aforesaid) with respect to, and containing the terms of, such Superior Proposal (a “Superior Proposal Agreement”) and (z) terminate this Agreement in accordance with Section 8.1(c); provided, however, that (A) prior to terminating this Agreement, the Company shall give Parent at least two (2) Business Days’ notice thereof, attaching the Superior Proposal Agreement or, if applicable, the latest draft thereof (which notice need only be given once with respect to any Superior Proposal, unless such Superior Proposal is modified in any material respect), and (B) if, within such two (2) Business Day period, Parent makes an offer that the Board of Directors of the Company determines in good faith is at least as favorable to the stockholders of the Company (other than Parent, Merger Sub and their respective Affiliates), from a financial point of view, as such Superior Proposal and agrees in writing to all adjustments in the terms and conditions of this Agreement as are necessary to reflect such offer, the Company’s notice of termination with respect to such Superior Proposal shall be deemed to be rescinded and of no further force and effect and, if the Company or any Company Subsidiary has entered into a Superior Proposal Agreement, it shall promptly terminate such agreement (it being agreed that the Company will cause any Superior Proposal Agreement entered into prior to the expiration of such two (2) Business Day period to include a provision permitting such termination).

Section 6.3. Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, none of the Company, Parent or any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior approval of the Company and Parent, except as may be required by Law or by any listing agreement with a securities exchange or Nasdaq as determined in the good faith judgment, upon advice of counsel, of the party wanting to make such release or announcement (in which case the party shall use its commercially reasonable efforts to receive the approval of the other party prior to issuing such release). In addition, promptly following the date of this Agreement, the Company and Parent shall establish mutually agreeable talking points that may be made to any supplier, vendor or other material business relation of the Company and the Company Subsidiaries regarding the Transactions and the impact of Transactions on the business of the Company and the Company Subsidiaries (the “Approved Communications”).  The Company

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shall inform its directors, officers and any direct reports to officers who communicate with the Company’s suppliers, vendors or other material business relations in the ordinary course of their employment that all communications made to such suppliers, vendors or other material business relations regarding the Transactions and the impact of Transactions on the business of the Company and the Company Subsidiaries must comply with the Approved Communications, and the Company shall use its reasonable best efforts to ensure such compliance.  Furthermore, the Company shall use its reasonable best efforts to ensure that all communications made by directors and executive officers of the Company and any of the Company Subsidiaries to non-executive employees of the Company and any of the Company Subsidiaries regarding the Transactions, and the impact of the Transactions on the business of the Company and the Company Subsidiaries, comply in all material respects with the Approved Communications. For the avoidance of doubt, nothing in this Section 6.3 shall prohibit any communication to any supplier, vendor or other material business relation made in the ordinary course of business.

Section 6.4. Access to Information.

(a) Upon reasonable notice and subject to applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Parent and, subject to the terms of the Confidentiality Agreement, its debt financing sources, during normal business hours during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause the Company Subsidiaries to, make available to Parent and the appropriate representatives of Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities Laws (other than reports or documents which the Company is not permitted to disclose under applicable Law) and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding any provision of this Agreement to the contrary, neither the Company nor any of the Company Subsidiaries shall be required to provide access to or to disclose information if such access or disclosure would jeopardize the work product privilege or the attorney-client privilege of the institution in possession or control of such information or violate any Law or any binding agreement entered into prior to the date of this Agreement.

(b) The Company makes no representation or warranty as to the accuracy of any information provided pursuant to Section 6.4(a), and neither Merger Sub nor Parent may rely on the accuracy of any such information, in each case other than as expressly set forth in the Company’s representations and warranties contained in Article IV.

(c) The information provided pursuant to Section 6.4(a) will be used solely for the purpose of effecting the Transactions and will be governed by all the terms and conditions of the Confidentiality Agreement.

Section 6.5. Further Assurances; Regulatory Matters; Notification of Certain Matters.

(a) Subject to the terms and conditions of this Agreement, each of Parent, Merger Sub and the Company shall, and Parent shall cause Merger Sub to, use all reasonable best efforts

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(i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger or the other Transactions and, subject to the conditions set forth in Article VII, to consummate the Transactions as promptly as practicable and (ii) promptly to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all reasonable best efforts to obtain, all necessary permits, consents, approvals and authorizations of all Governmental Entities necessary or advisable in connection with consummating the Transactions, including the Other Company Approvals and Parent Approvals. Without limiting the generality of this Section 6.5(a), each party shall, within ten (10) Business Days after the execution of this Agreement, file all necessary documentation required to obtain all requisite approvals or termination of applicable waiting periods for the Transactions under the HSR Act.

(b) In furtherance and not in limitation of the covenants of the parties contained in Section 6.5(a), each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to any of the Transactions by or under the HSR Act, the Federal Trade Commission or the Department of Justice, including taking all reasonable actions to obtain clearance, or if such clearance cannot be obtained, to reach an agreement, settlement or consent providing for divestiture, a “hold separate” agreement, contractual undertakings with third Persons or any other relief with the Governmental Entity investigating the Transactions; provided, however, that the foregoing shall not require any party to agree to any asset divestiture or restriction on its or its Subsidiaries’ business operations that would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole. In connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private Person, is instituted (or threatened to be instituted) challenging any of the Transactions as violative of the HSR Act or any other antitrust or other Law in any jurisdiction, the parties hereto shall cooperate in all respects with each other and use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any judgment or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions, including defending through litigation on the merits any claim asserted in any such action or proceeding by any Person.

(c) Each party hereto shall give prompt notice (or in the case of clause (iii), use its reasonable best efforts to give prompt notice) to the other party hereto if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any Person alleging that the consent or approval of such third party is or may be required in connection with the transactions contemplated by this Agreement; (ii) receipt of any notice or other communication from any Governmental Entity or any securities market or securities regulator in connection with the Transactions; or (iii) the occurrence of an event which individually has had or would be reasonably likely in the future to (A) have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable, or prevent or delay the consummation of the Merger or (B) cause any condition to the obligations of any party hereto to consummate the Merger to be unsatisfied; provided, however, that no disclosure by any party hereto pursuant to this Section 6.5(c) shall be deemed to amend or supplement this Agreement or

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the schedules hereto or to prevent or cure any breach of any representation, warranty, or covenant contained herein.

Section 6.6. Employee Benefit Plans.

(a) Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all the Benefit Plans.

(b) Notwithstanding any provision of this Agreement to the contrary, for at least two (2) years following the Closing, Parent shall, and shall cause the Surviving Corporation to, provide employees of the Surviving Corporation and its Subsidiaries with compensation and employee benefits (other than any equity-based benefits) which, in the aggregate, are no less favorable to such employees than the compensation and employee benefits (including any equity-based benefits) in effect for such employees immediately prior to the Closing. Notwithstanding the foregoing, nothing in this Agreement shall be construed to (i) require Parent or the Surviving Corporation or its Subsidiaries to provide equity-based benefits or otherwise issue equity to any employee or (ii) restrict the ability of the Company, the Company Subsidiaries, Parent, the Surviving Corporation or any of their Affiliates to terminate the employment of any employee at any time and for any or no reason.

(c) Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, (i) credit all service with the Company and any of the Company Subsidiaries (including service recognized by the Company or any of the Company Subsidiaries for service with other Persons) for all purposes (other than benefit accrual under a “defined benefit plan” within the meaning of Section 3(35) of ERISA) under any employee benefit plan, policy or program (other than any equity-based plan, policy or program) applicable to employees of the Surviving Corporation or any of its Subsidiaries after the Closing to the extent recognized by the Company under a corresponding Benefit Plan, (ii) in the plan year in which the Closing occurs, use reasonable best efforts to waive any pre-existing condition or limitation or exclusion with respect to employees of the Company or any of the Company Subsidiaries under any group health plan or other welfare benefit plan to the extent waived or satisfied under an analogous Benefit Plan as of the Closing Date, and (iii) in the plan year in which the Closing occurs use reasonable best efforts to recognize the dollar amount of all expenses incurred by employees of the Company or any of the Company Subsidiaries and their dependents for purposes of deductibles, co-payments and maximum out-of pocket limits under any group health plan to the extent recognized under an analogues Benefit Plan as of the Closing Date.

(d) The provisions of this Section 6.6 are for the sole benefit of the parties to this Agreement and their permitted successors and assigns, and nothing herein, expressed or implied, shall give or be construed to give any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

Section 6.7. Indemnification and Insurance.

(a) Without limiting any additional rights that any director, officer or other employee of the Company may have under any indemnification or other agreement, any Benefit Plan or the Company Certificate or Company By-laws, from and after the Effective Time, Parent and the

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Surviving Corporation shall, jointly and severally (and Parent shall cause the Surviving Corporation to), indemnify, defend and hold harmless, to the fullest extent authorized or permitted under the DGCL or other applicable Law, each Person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, (i) an officer or director of the Company or any of the Company Subsidiaries or (ii) an employee of the Company or any of the Company Subsidiaries providing services to or for such director or officer in connection with this Agreement or any of the Transactions (such officers, directors and employees, individually, an “Indemnified Party,” and collectively, the “Indemnified Parties”) (in such Person’s capacity as such and not as stockholders or optionholders of the Company) against any and all losses, claims, damages, costs, expenses (including attorneys’ fees and disbursements), fines, liabilities and judgments and amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld or delayed) (collectively, “Indemnified Liabilities”) incurred in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation (each, a “Proceeding”) arising out of or pertaining to (i) the fact that such Person is or was an officer, director, employee, fiduciary or agent of the Company or any of the Company Subsidiaries or (ii) matters occurring or existing at or prior to the Effective Time (including acts or omissions occurring in connection with this Agreement and the Transactions), whether asserted or claimed prior to, at or after, the Effective Time. In the event any claim for Indemnified Liabilities is asserted or made by an Indemnified Party, any determination required to be made with respect to whether such Indemnified Party’s conduct complies with the standards set forth under the DGCL or other applicable Law shall be made by independent legal counsel selected by such Indemnified Party and reasonably acceptable to the Surviving Corporation. Parent shall, or shall cause the Surviving Corporation to, promptly advance all reasonable out-of-pocket expenses of each Indemnified Party in connection with any Proceeding as such expenses (including attorneys’ fees and disbursements) are incurred upon receipt from such Indemnified Party of a request therefor (accompanied by invoices or other relevant documentation), provided (if and to the extent required by the DGCL or other applicable Law) that such Indemnified Party undertakes to repay such amount if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under the DGCL or other applicable Law with respect to such Proceeding. In the event any Proceeding is brought against any Indemnified Party, Parent and the Surviving Corporation shall each use all reasonable best efforts to assist in the vigorous defense of such matter, provided that neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding (and in which indemnification could be sought by such Indemnified Party hereunder) without the prior written consent of such Indemnified Party if and to the extent the claimant seeks any non-monetary relief from such Indemnified Party.

(b) All rights to indemnification existing in favor of, and all exculpations and limitations of the personal Liability of, the directors, officers, employees, fiduciaries and agents of any of the Company and the Company Subsidiaries in the Company Certificate or Company By-Laws (or comparable organizational documents of the Company Subsidiaries) as in effect as of the Effective Time with respect to matters occurring at or prior to the Effective Time, including the Merger and the other Transactions, shall continue in full force and effect for a period of not less than six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claims asserted or made within such period shall continue until the final disposition of such claim.

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(c) For a period of six (6) years after the Effective Time, the Surviving Corporation shall, and shall cause its Subsidiaries to, and Parent shall cause the Surviving Corporation and its Subsidiaries to, maintain in effect the current directors’ and officers’ liability insurance policies maintained by any of the Company and the Company Subsidiaries for the benefit of those Persons who are covered by such policies at the date of this Agreement or the Effective Time with respect to claims arising in whole or in part from matters occurring or allegedly occurring prior to the Effective Time (provided that the Surviving Corporation and its Subsidiaries may substitute therefor policies of at least the same coverage containing terms and conditions that are at least as beneficial to the beneficiaries of the current policies and with reputable carriers having a rating comparable to the Company’s current carrier); provided, however, that each of Parent and the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, first use its reasonable best efforts to obtain a “tail” policy on substantially the same terms and conditions for claims arising out of acts or conduct occurring on or prior to the Effective Time and effective for claims asserted during the full six (6)-year period referred to above, and only if Parent and the Surviving Corporation and its Subsidiaries are unable, after exerting their reasonable best efforts, to obtain such a “tail” policy, then Parent or the Surviving Corporation and its Subsidiaries will be required to obtain such coverage from such carriers in annual policies; and, provided, further that (i) if the existing policies expire or are terminated or canceled during such six (6)- year period, each of Parent and the Surviving Corporation and its Subsidiaries shall, and Parent shall cause the Surviving Corporation and its Subsidiaries to, use its reasonable best efforts to obtain substantially similar policies with reputable carriers having a rating comparable to the Company’s current carrier, (ii) Parent or the Surviving Corporation and its Subsidiaries, as the case may be, shall not be required to spend as an annual premium therefor an amount in excess of three hundred percent (300%) of the annual premium therefor as of the date of this Agreement and (iii) if, during such six (6)-year period, such insurance coverage cannot be obtained at all or can be obtained only for an amount in excess of three hundred percent (300%) of the current annual premium therefor, Parent or the Surviving Corporation and its Subsidiaries, as the case may be, shall use all reasonable best efforts to cause to be obtained as much directors’ and officers’ liability insurance coverage as can be obtained for an amount equal to three hundred percent (300%) of the current annual premium therefor, on terms and conditions substantially similar to the Company’s and the Company Subsidiaries’ existing directors’ and officers’ liability insurance.

(d) Notwithstanding the foregoing, prior to the Effective Time the Company shall be permitted to purchase prepaid “tail” policies in favor of the individuals referred to in Section 6.7(c) with respect to the matters described therein (provided that the annual premium therefor shall not exceed three hundred percent (300%) of the annual premium therefor as of the date of this Agreement). If and to the extent such policies have been obtained prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain such policies in effect and continue to honor the obligations thereunder.

(e) Parent shall, and shall cause the Surviving Corporation to, honor and perform in accordance with their terms all indemnification agreements identified on Section 4.13 of the Company Disclosure Schedule and in effect as of the date of this Agreement between the Company, on the one hand, and any director or officer of the Company, on the other hand.

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(f) The provisions of this Section 6.7 (x) are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives, (y) shall be binding on Parent and the Surviving Corporation and their respective successors and assigns and (z) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

(g) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, or (ii) transfers all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be (and such Person’s ultimate parent entity, if applicable), assume the obligations thereof set forth in this Section 6.7.

Section 6.8. Obligations of Merger Sub. Prior to the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1:

(a) Merger Sub shall not, and Parent shall cause Merger Sub not to, undertake any business or activities other than in connection with this Agreement and engaging in the Merger and the other Transactions.

(b) Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other Transactions on the terms and conditions set forth in this Agreement.

(c) Parent and Merger Sub shall not engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, the Merger or any of the other Transactions. Without limiting the generality of the foregoing, Parent shall not, and shall cause its Subsidiaries not to, acquire (whether via merger, consolidation, stock or asset purchase or otherwise), or agree to so acquire, any material amounts of assets of or any equity in any Person or any business or division thereof, unless that acquisition or agreement would not (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or the other Transactions or the expiration or termination of any waiting period under applicable Law, or (ii) increase the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger, or the other Transactions or increase the risk of not being able to remove any such order on appeal or otherwise.

Section 6.9. Financing.

(a) Prior to the Closing, Parent and Merger Sub shall use their reasonable best efforts to obtain the Financing, including entering into definitive agreements with respect thereto on the terms and conditions set forth in the Financing Commitments or such other terms as may be acceptable to Parent in its sole discretion (provided that the same or more favorable terms than those set forth in the Financing Commitments shall be deemed acceptable to Parent). In the event that any portion of the Financing becomes unavailable so as not to enable Parent and

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Merger Sub to proceed with the Transactions in a timely manner, Parent and Merger Sub shall use their reasonable best efforts to arrange to obtain alternate financing from alternative sources on terms and conditions acceptable to Parent in its sole discretion (provided that the same or more favorable terms than those set forth in the Financing Commitments shall be deemed acceptable to Parent) as promptly as practicable following the occurrence of such event, including entering into definitive agreements with respect thereto (such definitive agreements entered into pursuant to the first or second sentence of this Section 6.9(a) being referred to as the “Definitive Financing Agreements”); provided that nothing in this Section 6.9(a) shall be deemed to require Bain to provide a greater amount of equity financing than is contemplated by the Equity Commitment. Parent and Merger Sub shall, shall cause their Affiliates to, and shall use their reasonable best efforts to cause their Representatives to, comply with the terms and satisfy on a timely basis the conditions of the Financing Commitments, the Definitive Financing Agreements, any alternate financing commitment and any related fee and engagement letters. Parent shall (i) furnish complete, correct and executed copies of the Definitive Financing Agreements to the Company promptly upon their execution, (ii) give the Company prompt notice of any breach by any party of any of the Financing Commitments, any alternate financing commitment or the Definitive Financing Agreements of which Parent or Merger Sub becomes aware or any termination thereof and (iii) otherwise at the reasonable request of the Company inform the Company of the status of its efforts to arrange the Financing (or any replacements thereof).

(b) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 8.1, the Company shall, and shall cause the Company Subsidiaries to, at Parent’s sole expense (except as provided in the fourth sentence of this Section 6.9(b)), reasonably cooperate with Parent and Parent’s Affiliates in connection with the arrangement of the Financing (or any replacements thereof), including (i) participation in due diligence sessions, meetings, drafting sessions, management presentation sessions, “road shows”, and sessions with rating agencies by Company officers and employees, (ii) assisting Parent in obtaining any title insurance lien waivers, estoppels, affidavits, non-disturbance agreements, memoranda of leases, legal opinions, surveys or other documents or deliveries, (iii) using reasonable best efforts to prepare business projections, financial statements, pro forma statements and other financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act of the type and form consistently included in offering memoranda, private placement memoranda, prospectuses and similar documents, all as may be reasonably requested by Parent, (iv) the execution and delivery of underwriting or placement agreements, loan agreements, note purchase agreements, registration rights agreements, indentures and related documents, including a certificate of the chief accounting officer of the Company with respect to solvency matters, and using reasonable best efforts to obtain accountants’ comfort letters and consents of accountants for use of their reports in any materials relating to the Debt Commitment, all as may be reasonably requested by Parent, (v) reasonably facilitating the pledging of collateral and (vi) providing the financial information necessary for the satisfaction of the obligations and conditions set forth in the Debt Commitments within the time periods required thereby in order to permit a Closing Date on or prior to the date set forth in Section 8.1(b)(2), which obligation shall include, in all events, providing the financial information required pursuant to the terms of the Debt Commitments; provided, however, that (x) such requested cooperation shall not unreasonably interfere with the ongoing operations of the Company and the Company Subsidiaries and (y) neither the Company nor any Company

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Subsidiary shall be required to make any payment or expenditure in connection with the financing cooperation described in this Section 6.9(b) in excess of $250,000 in the aggregate (the “Financing Cooperation Expense Cap”). The parties agree that the effectiveness of any documents referred to in the preceding sentence shall be subject to the consummation of the Closing. Without limiting the foregoing provisions of this Section 6.9(b), (i) the Company shall, and shall cause each of the Company Subsidiaries to, reasonably cooperate with Parent’s financing sources and their representatives in connection with the completion of an inventory appraisal and a field examination customary for inventory and receivables financings (each of which shall be conducted during normal business hours (so long as not disruptive to the Company’s operations) and after reasonable prior notice, and (ii) (x) the Company and its counsel shall be given reasonable opportunity to review and comment upon any offering memorandum that includes information about the Company prepared in connection with the Financing (and the Parent shall not disseminate any offering memorandum relating to any offering of the Company’s or any Company Subsidiary’s securities under Rule 144A of the Securities Act without the prior consent of the Company, which consent shall not be unreasonably withheld), and (y) Parent and Merger Sub and their counsel shall be given reasonable opportunity to review and comment upon any offering memorandum prepared in connection with any financing undertaken by the Company to finance the Dividend. In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii) or Parent terminates this Agreement pursuant to Section 8.1(b)(ii), Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or the Company Subsidiaries in connection with such financing cooperation, including all amounts up to and including the Financing Cooperation Expense Cap, and provided further, that if this Agreement is terminated for any reason, Parent shall use its best efforts to cause the voiding, termination and/or destruction of all documents executed by the Company in connection with such financing cooperation, and shall reimburse the Company for all costs and expenses incurred by the Company in connection therewith. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of the Company Subsidiaries shall be required to pay any commitment or other similar fee or incur any other Liability in connection with the Financing (or any replacements thereof) prior to the Effective Time (except as expressly set forth above with respect to the Financing Cooperation Expense Cap). Furthermore, notwithstanding the foregoing, neither the Company or any of the Company Subsidiaries, nor any of their respective officers or directors shall be required to execute any certificate, representation letter or other certification, or to deliver, or cause to be delivered, any legal opinion to the extent the Company determines in good faith that, under the circumstances, the execution of such certificate, letter or other certification, or delivery of such opinion is not customary or would be unreasonable.

ARTICLE VII
CONDITIONS

Section 7.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by such party):

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(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Statutes. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which prohibits the consummation of the Merger.

(c) Injunctions. There shall be no judgment, order, writ, decree or injunction of any Governmental Entity of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Merger.

Section 7.2. Additional Conditions to Obligation of Parent and Merger Sub to Effect the Merger in Certain Cases. The obligation of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by Parent and Merger Sub):

(a) Performance of Obligations of the Company. The Company shall have performed in all material respects its agreements and covenants contained in this Agreement to be performed by the Company at or prior to the Effective Time pursuant to the terms of this Agreement.

(b) Representations and Warranties. The representations and warranties of the Company set forth in Article IV shall be true and correct on the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct as of such date or time), (i) except that representations and warranties that contain qualifications with respect to Company Material Adverse Effect shall be true and correct in all respects (giving effect to such qualifications) and (ii) except, in the case of all other representations and warranties (other than the representations and warranties specified in the proviso to this clause (ii)), where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (disregarding any qualifications with respect to materiality contained therein, other than provisions that expressly require the listing of material items on the Company Disclosure Schedule or expressly permit the exclusion of immaterial items from any such list); provided, however, notwithstanding this clause (ii), the representations and warranties contained in Sections 4.1 (as to the Company), 4.2, 4.3, 4.16, 4.17, 4.18 and 4.19 shall be true and correct in all material respects.

(c) Closing Certificates. Parent shall have received a certificate signed by an authorized executive officer of the Company, dated the Closing Date, to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Other Company Approvals. (i) Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated and (ii) the Company shall have obtained all other Company Approvals that, individually or in the aggregate, are material to the Company and the Company Subsidiaries, taken as a whole.

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(e) Non-Competition Agreement. The Non-Competition Agreement shall have been executed and delivered by each of the Persons set forth on Schedule 7.2(e).

(f) No Governmental Proceedings. No Governmental Entity shall have initiated any suit, proceeding, hearing or investigation involving the Company, Parent or Merger Sub wherein an unfavorable judgment, order, writ, decree or injunction would (i) prevent the Transactions, (ii) cause any of the Transactions to be rescinded following consummation or (iii) affect adversely the right of Parent to own the capital stock of the Surviving Corporation and to operate its business.

(g) Dissenting Shares. Holders of no more than five percent (5%) of the Shares shall have exercised appraisal rights in accordance with Section 262 of the DGCL (which such appraisal rights have not been withdrawn or failed to be perfected by the holders of such Shares).

Section 7.3. Additional Conditions to Obligation of the Company to Effect the Merger in Certain Cases. The obligation of the Company to effect the Merger shall be further subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Company):

(a) Performance of Obligations of Parent. Parent and Merger Sub each shall have performed in all material respects its agreements and covenants contained in this Agreement to be performed by Parent and Merger Sub, respectively, at or prior to the Effective Time pursuant to the terms of this Agreement.

(b) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article V shall be true and correct in all material respects on the Closing Date as if made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which need only be true and correct in all material respects as of such date or time), except that representations and warranties that contain qualifications with respect to materiality or Parent Material Adverse Effect shall be true and correct in all respects (giving effect to such qualifications).

(c) Closing Certificates. The Company shall have received a certificate signed by an authorized executive officer of Parent, dated the Closing Date, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

(d) Parent Approvals. (i) Any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated and (ii) Parent and Merger Sub shall have obtained the other Parent Approvals except for those the failure of which to obtain would not reasonably be expected to have a Parent Material Adverse Effect.

ARTICLE VIII
TERMINATION

Section 8.1. Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any

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time prior to the Effective Time, whether before or after the approval and adoption of this Agreement by the stockholders of the Company:

(a) By the mutual written consent of the Company and Parent;

(b) By either the Company or Parent:

(i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting any of the Transactions and such order, decree, ruling or other action shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to challenge such order, decree, ruling or other action;

(ii) if the Merger has not been consummated by June 30, 2006; provided, however, that if at such time all conditions of each party hereunder to effect the Merger have been satisfied or waived in writing except the condition set forth in Section 7.1(a) and if at such time the Company has not held the Special Meeting as a result of the Proxy Statement not having been cleared by the SEC, such date shall be extended forty-five (45) days;

(iii) if any state or federal law, order, rule or regulation is adopted or issued which has the effect of prohibiting the Merger; or

(iv) if upon a vote thereon taken at the Special Meeting (including any adjournment or postponement thereof) the Company Stockholder Approval shall not have been obtained.

(c) By the Company, if:

(i) the Board of Directors of the Company approves a Superior Proposal as provided in Section 6.2(c), provided that the provisions of Section 6.2(c) have been complied with by the Company; or

(ii) (x) Parent or Merger Sub has breached or failed to perform any of its covenants or other agreements contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied or (y) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 7.3(b) would not be satisfied and, in the case of both (x) and (y), such breach or failure to perform (A) is not cured within forty-five (45) days after receipt of written notice thereof specifically referencing this Section 8.1(c)(ii) or (B) is incapable of being cured by Parent or Merger Sub by the date set forth in Section 8.1(b)(ii).

(d) By Parent, if:

(i) the Board of Directors of the Company (x) withdraws or modifies, in a manner adverse to Parent, the Company’s recommendation referred to in Section 4.3(b)

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(unless Section 2.6(a)(ii)(y) applies) (it being understood and agreed that any “stop-look-and-listen” communication to the Company’s stockholders of the nature contemplated by Rule 14d-9 of the Exchange Act Rules shall not be deemed to constitute a withdrawal or modification of such recommendation) or (y) recommends an Alternative Proposal or Superior Proposal to the stockholders of the Company or enters into any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (other than a confidentiality agreement in accordance with Section 6.2(b)) with respect thereto; or

(ii) (x) the Company has breached or failed to perform any of its covenants or other agreements contained in this Agreement such that the closing condition set forth in Section 7.2(a) would not be satisfied or (y) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 7.2(b) would not be satisfied and, in the case of both (x) and (y), such breach or failure to perform (A) is not cured within forty-five (45) days after receipt of written notice thereof specifically referencing this Section 8.1(d)(ii) or (B) is incapable of being cured by the Company by the date set forth in Section 8.1(b)(ii).

Section 8.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement (other than Section 6.9(b) (regarding Company expenses), this Section 8.2, Section 8.3 (if applicable) and Article IX, which shall survive any termination of this Agreement) shall forthwith become null and void, and there shall be no Liability on the part of Parent, Merger Sub or the Company under this Agreement, except as provided in this Section 8.2; provided, however, that none of the parties shall be relieved from Liability for fraud or for any willful breach of any of its covenants contained in this Agreement.

Section 8.3. Termination Fee.

(a) If (i) the Company terminates this Agreement pursuant to Section 8.1(c)(i), or (ii) Parent terminates this Agreement pursuant to Section 8.1(d)(i), then the Company shall pay to Parent $70,000,000 (such amount, the “Termination Fee”), at or prior to the time of termination in the case of such termination by the Company or as promptly as reasonably practicable (and in any event within two (2) Business Days) after termination in the case of such termination by Parent, payable by wire transfer of same day funds.

(b) If (i) either party terminates this Agreement pursuant to Section 8.1(b)(ii) and Section 8.3(d) below does not apply or Parent terminates this Agreement pursuant to Section 8.1(b)(iv), and if at the time of such termination an Alternative Proposal remains outstanding and (ii) the Company consummates a transaction agreement with respect to such Alternative Proposal within twelve (12) months of the date of such termination, then the Company shall pay to Parent the Termination Fee as promptly as reasonably practicable (and in any event within two (2) Business Days) after such consummation, payable by wire transfer of same day funds. Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 8.3(b) and Section 8.3(c), the term “Alternative Proposal” shall have the meaning assigned to such term

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in Section 1.1, except that the applicable percentages in clauses (i), (ii) and (iii) of such definition shall be fifty percent (50%) rather than fifteen percent (15%).

(c) If Parent terminates this Agreement pursuant to Section 8.1(d)(ii) and the breach or failure to perform referred to therein is a knowing breach or failure to perform, as the case may be, and (i) at the time of such breach an Alternative Proposal remains outstanding and (ii) the Company consummates a transaction agreement with respect to such Alternative Proposal within twelve (12) months of the date of such termination, then the Company shall pay to Parent the Termination Fee as promptly as reasonably practicable (and in any event within two (2) Business Days) after such consummation, payable by wire transfer of same day funds.

(d) If (i) Parent terminates this Agreement pursuant to Section 8.1(b)(ii) and at the time of such termination, (x) Parent or Merger Sub has breached or failed to perform any of its covenants or other agreements contained in this Agreement such that the closing condition set forth in Section 7.3(a) would not be satisfied or (y) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 7.3(b) would not be satisfied, (ii) the Company terminates this Agreement pursuant to Section 8.1(b)(ii) and at the time of such termination the conditions in set forth Sections 7.1, 7.2(a), 7.2(b), 7.2(d), 7.2(e), 7.2(f) and 7.2(g) would be satisfied (provided that for purposes of this Section 8.3(d), the condition set forth in Section 7.2(e) shall be deemed to have been satisfied if the Persons set forth on Schedule 7.2(e) have indicated in writing their willingness to execute the Non-Competition Agreement simultaneously with the consummation of the Closing; provided further that such writing shall in no way be construed to give any operative effect to the Non-Competition Agreement), or (iii) the Company terminates this Agreement pursuant to Section 8.1(c)(ii) then, in any such case, Parent shall pay to the Company $70,000,000 (such amount, the “Parent Termination Fee”) as promptly as reasonably practicable (and in any event within two (2) Business Days) after termination, payable by wire transfer of same day funds.

(e)   Except to the extent required by applicable Law, neither the Company nor Parent shall withhold any withholding taxes from any payment under this Section 8.3.  Notwithstanding anything in this Agreement to the contrary, (i) Parent and Merger Sub agree that payment of the Termination Fee, if such payment is payable and actually paid, shall be the sole and exclusive remedy of Parent and Merger Sub upon the termination of this Agreement in the circumstances described in Sections 8.1(b), 8.1(c) and 8.1(d), and (ii) the Company agrees that payment of the Parent Termination Fee, if such payment is payable and actually paid, shall be the sole and exclusive monetary remedy of the Company upon the termination of this Agreement in the circumstances described in Sections 8.1(b) and 8.1(c). Under no circumstances shall the Termination Fee or the Parent Termination Fee be payable more than once pursuant to this Section 8.3.

(f) Each of the Company, Parent and Merger Sub acknowledges and agrees that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Termination Fee when due, or Parent shall fail to pay the Parent Termination Fee when due, the Company or Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses incurred or

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accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.3.

ARTICLE IX
MISCELLANEOUS

Section 9.1. Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified or supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto by action of their respective Boards of Directors at any time prior to the Effective Time.

Section 9.2. Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of any party, (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (iii) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 9.3. Nonsurvival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

Section 9.4. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 9.4, and confirmation of such transmission is received prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement, and confirmation of such transmission is received (x) later than 5:00 p.m. (New York time) on a Business Day and earlier than 11:59 p.m. (New York time) on such Business Day or (y) on a day that is not a Business Day, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows:

(a)    if to the Company, to:

Burlington Coat Factory Warehouse Corporation
1830 Route 130
Burlington, New Jersey 08016
Attention: Chief Operating Officer
Telephone No.: (609) 387-7800
Facsimile No.: (609) 239-8242

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with copies to:

Burlington Coat Factory Warehouse Corporation
1830 Route 130
Burlington, New Jersey 08016
Attention: General Counsel
Telephone No.: (609) 387-7800
Facsimile No.: (609) 239-9675

and

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004-1482
Attention: Ellen S. Friedenberg, Esq.
Telephone No.: (212) 837-6465
Facsimile No.: (212) 422-4726

(b)    if to Parent or Merger Sub, to:

Bain Capital Partners, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Attention: Jordan Hitch
Telephone No.: (617) 516-2000
Facsimile No.: (617) 516-2010

with a copy to:

Kirkland & Ellis LLP
153 East 53rd Street
New York, New York 10022
Attention: Lance Balk, Esq. and Christopher Neumann, Esq.
Telephone No.: (212) 446-4800
Facsimile No: (212) 446-6460

Section 9.5. Counterparts. This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when each party has received counterparts signed by each of the other parties, it being understood that one (1) or more parties may sign separate counterparts and such counterparts may be delivered by facsimile.

Section 9.6. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement: (i) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, and (ii) except with respect to Article III and Section 6.7 (which shall inure to the Persons benefiting therefrom who are intended to be third party beneficiaries thereof), and the right of the

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Company, acting on behalf of its stockholders, to pursue any remedies on behalf of its stockholders pursuant to the proviso set forth in Section 8.2, are not intended to confer upon any Person other than the parties hereto any rights or remedies whatsoever.

Section 9.7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court (or other authority) of competent jurisdiction to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 9.8. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware that apply to agreements made and performed entirely within the State of Delaware, without regard to the conflicts of laws provisions thereof or of any other jurisdiction.

Section 9.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however that, Parent and Merger Sub may assign this Agreement to (a) any of their respective Affiliates that is directly or indirectly controlled by Bain Capital Partners, LLC (provided that such Affiliates shall assume the obligations of Parent and Merger Sub pursuant to the Equity Commitment and no such assumption shall release Parent or Merger Sub from any such obligations or affect the Company’s rights as third party beneficiary thereunder) and (b) after the Effective Time, to any Person or Persons who (i) purchase all or substantially all of the capital stock or assets of the Surviving Corporation (whether by merger, consolidation or otherwise) or (ii) provide the financing to the Surviving Corporation, Merger Sub or Parent, without the consent of any Person (provided that, in either case, such assignment shall comply with Section 6.7(g) and no such assignment shall relieve Parent or Merger Sub from its obligations hereunder). Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio.

Section 9.10. Schedules. Disclosure set forth under one Section of the Company Disclosure Schedule shall be deemed to be disclosed in any other Section or Sections of the Company Disclosure Schedule where such disclosure is reasonably apparent on the face of such disclosure and would be relevant or applicable. The fact that any information is disclosed in the Company Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Without limiting the foregoing, the information set forth in the Company Disclosure Schedule, and the dollar thresholds set forth in this Agreement, shall not be used as a basis for interpreting the terms “material” or “Company Material Adverse Effect” or other similar terms in this Agreement.

Section 9.11. Expenses. Except as otherwise expressly set forth in this Agreement, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such fees and expenses.

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Section 9.12. Submission to Jurisdiction; Waivers.

(a) Each of the Company, Parent and Merger Sub irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any of the Transactions shall be brought and determined in any federal court located in the State of Delaware or any Delaware state court, and each of the Company, Parent and Merger Sub hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid court. Each of the Company, Parent and Merger Sub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (x) such action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such action or proceeding is improper or (z) this Agreement, the Transactions or the subject matter hereof or thereof, may not be enforced in or by such court.

(b) EACH OF THE COMPANY, PARENT AND MERGER SUB HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 9.13. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which such party is entitled at law or in equity. Each party agrees that it shall not oppose the granting of such relief and hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief.

Section 9.14. Construction of Agreement.

(a) The terms and provisions of this Agreement represent the results of negotiations among the parties, each of which has been represented by counsel of its own choosing, and none of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and each of the parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any Law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the party whose attorney prepared the executed draft or any earlier draft of this Agreement.

(b) All references in this Agreement to Sections and Articles without further specification are to Sections of, and Articles of, this Agreement.

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(c) The Table of Contents and the captions in this Agreement are for convenience only and shall not in any way affect the meaning or construction of any provisions of this Agreement.

(d) Unless the context otherwise requires, “or” is not exclusive.

(e) Unless the context otherwise requires, “including” means “including but not limited to.”

(f) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

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IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.
BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By:	/s/ Stephen E. Milstein
Name: Stephen E. Milstein
Title: Executive Vice President

BCFWC ACQUISITION, INC.

By:	/s/ Jordan Hitch
Name: Jordan Hitch
Title: Vice President

BCFWC MERGERSUB, INC.

By:	/s/ Jordan Hitch
Name: Jordan Hitch
Title: Vice President

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EXHIBIT A

BCFWC ACQUISITION, INC.

NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made as of ________, 2006 between BCFWC Acquisition, Inc., a Delaware corporation (the “Company”), and ___________ (“Seller”). For purposes of this Agreement, unless the context requires otherwise, the term “Company” shall include all subsidiaries of the Company, including, without limitation, Burlington Coat Factory Warehouse Corporation, a Delaware corporation (“BlueBlazer”) and its subsidiaries.

WHEREAS, Seller pursuant to that certain Agreement and Plan of Merger by and among the Company, BCFWC Mergersub, Inc., a Delaware corporation (the “Merger Sub”) and BlueBlazer, dated as of January 18, 2006 (the “Merger Agreement”) has received from the Company the right to receive certain cash consideration in exchange for certain securities of BlueBlazer.

WHEREAS, at the Effective Time (as defined in the Merger Agreement) MergerSub will merge with and into BlueBlazer pursuant to the Merger Agreement, with BlueBlazer being the surviving corporation of such merger, and the Company will own all issued and outstanding shares of capital stock of BlueBlazer.

WHEREAS, the Company and Seller desire to enter into an agreement setting forth the obligation of Seller to refrain from competing with the Company for a period of time after the consummation of the transactions contemplated by the Merger Agreement as provided herein.

WHEREAS, the execution and delivery of this Agreement by Seller is a condition to the consummation of the transactions contemplated by the Merger Agreement, and Seller is entering into this Agreement to induce the Company and the Merger Sub to consummate the transactions contemplated by the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Seller hereby agree as follows:

1. Nondisclosure and Nonuse of Confidential Information. For a period of three (3) years following the date hereof, Seller shall keep secret and hold in confidence, and shall not use for its benefit, any and all information relating to the Company that is proprietary to the Company, other than the following: (i) information that has become generally available to the public other than as a result of a disclosure by Seller in breach of this Agreement and (ii) information that is required to be disclosed by any applicable law. In connection with disclosure of confidential information under clause (ii) above, Seller shall give the Company timely prior notice of the anticipated disclosure and the parties shall cooperate in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of such material.

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2. Noncompetition.

(a) Seller agrees that, for a period of one (1) year following the date hereof (the “Non-Compete Period”), neither Seller nor any of Seller’s Affiliates shall without the prior written consent of the Company, directly or indirectly, anywhere in the United States (the “Territory”) (i) form, acquire, operate, control, make a financial investment in, enter into any agreement pertaining to, publicly announce the launch of, or otherwise finance, manage, participate in, consult with, become employed by or render advisory services to, any business or otherwise become associated with an enterprise, the business of which is the same as, substantially similar to or otherwise competitive with the business of the Company as now conducted (i.e., the business of BlueBlazer and its subsidiaries conducted or proposed to be conducted immediately prior to the closing of the Merger) (a “Competing Business”), or (ii) for the purpose of conducting or engaging in a Competing Business, call upon, solicit, advise or otherwise do, or attempt to do, business with any suppliers, vendors or other material business relationships of the Company. As used in this Section 2 and Section 3 below, “Affiliate” of any particular person means any other person controlling, controlled by or under common control with such particular person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, contract or otherwise. Nothing herein shall prohibit Seller or any of Seller’s Affiliates from being a passive owner of not more than 3% of the outstanding stock of a corporation which is publicly traded, so long as neither Seller nor any of Seller’s Affiliate have an active participation in the business of such corporation.

(b) Seller agrees that (i) the covenants set forth in this Section 2 are reasonable in temporal and geographical scope and in all other respects, and (ii) the covenants contained herein have been made in order to induce the Company to enter into this Agreement and the Merger Agreement.

(c) The Company and Seller intend that the covenants of this Section 2 shall be deemed to be a series of separate covenants, one for each county or province of each and every state within the Territory and one for each month of the Non-Compete Period.

(d) If, at the time of enforcement of this Section 2, a court shall hold that the duration or scope stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration or scope under such circumstances shall be substituted for the stated duration or scope and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by law.

(e) Seller recognizes and affirms that in the event of its breach of any provision of this Section 2, money damages would be inadequate and the Company would not have an adequate remedy at law. Accordingly, Seller agrees that in the event of a breach or a threatened breach by Seller of any of the provisions of this Section 2, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Seller of this Section 2, the Non-Compete Period shall be tolled until such breach or violation has been duly cured.

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3. Nonsolicitation. For a period of three (3) years following the date hereof, Seller and each of Seller’s Affiliates shall not:

(a) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof; provided that the placement of any general advertisement or general solicitation to the public at large shall not constitute “interference” under this clause (a);

(b) hire directly or through another entity any person who was an employee of the Company or any of its subsidiaries as of the date hereof; provided that, with the Company’s prior written consent (which consent shall not unreasonably be withheld), Seller and Seller’s Affiliates can hire any person who was an employee of the Company or any of its subsidiaries who has been fired by the Company or any of its subsidiaries; provided further that

(i) for the avoidance of doubt, the Company’s withholding of consent with respect to Seller’s or Seller’s Affiliate’s hiring of any person shall be deemed reasonable if the Company determines in good faith that (x) the hiring of such person by Seller or Seller’s Affiliates would be detrimental to the business of the Company or (y) such person has caused such firing to occur in order to circumvent the restrictions of this Section 3(b),

(ii) if Seller or any of Seller’s Affiliates wishes to hire any such person or persons, it shall so notify the Company (the “Notice”), which Notice shall set forth the identity of the former employee or employees and request the consent of the Company to such hiring, and, if the Company fails to notify the Seller or the notifying Affiliate within ten (10) days of the Company’s receipt of the Notice to it that it is withholding its consent, the Company shall be deemed to have granted such consent and the Seller or the notifying Affiliate may proceed to hire such former employee or employees; and

(iii) nothing herein shall prevent a member of the Milstein family from hiring any other member of the Milstein family; or

(c) induce or attempt to induce any supplier, vendor or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such supplier, vendor, or other business relation and the Company (including, without limitation, making any negative statements or communications concerning the Company); provided that (x) the hiring of any legal counsel, accountant or financial advisor, and (y) following the end of the Non-Compete Period, the operation of any competitive business in the ordinary course of business, in each case, in and of itself, shall not constitute “interference” under this Section 3(c).

4. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

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To the Company:

BCFWC Acquisition, Inc.
Bain Capital Partners, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Attention: Jordan Hitch
Facsimile No.: (617) 516-2010

with copies (which shall not constitute notice to the Company) to:

Kirkland & Ellis
Citicorp Center
153 East 53rd Street
New York, NY 10022-4675
Attention: Lance Balk, Esq.
Facsimile: (212) 446-4900

To Seller:

[Name of Seller]

Attention:
Facsimile:

with copies (which shall not constitute notice to the Seller) to:

Phillips Nizer LLP
666 fifth Avenue
28th Floor
New York, NY 10103
Attention: Tiberio Schwartz
Facsimile: (212) 262-5152

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when received by the intended recipient thereof.

5. General Provisions.

(a) Absence of Conflicting Agreements. Seller hereby warrants and covenants that (i) Seller’s execution, delivery and performance of this Agreement do not and shall not result in a breach of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which Seller is subject and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Seller, enforceable in accordance with its terms.

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(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of Section 2 of this Agreement shall have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Section 2 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

(c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and Seller and their respective successors and assigns; provided, that the rights and obligations of Seller under this Agreement may not be assigned (except in connection with a liquidation or dissolution of Seller) or delegated without the prior written consent of the Company.

(f) Choice of Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(g) Waiver of Jury Trial. EACH OF THE COMPANY AND SELLER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT.

(h) Jurisdiction. Each of the parties hereto submits to the jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and hereby expressly submits to the personal

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jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of the parties hereby irrevocably consent to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid and return receipt requested, to its address set forth in Section 4, such service to become effective 10 days after such mailing.

(i) Descriptive Headings; Construction. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation.

(j) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

(k) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that Seller’s breach of any term or provision of this Agreement shall materially and irreparably harm the Company, that money damages shall accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Seller and that the Company in its sole discretion and in addition to any other remedies it may have at law or in equity may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. Nothing herein is intended to entitle any party hereto to money damages without proving such damages.

(l) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Seller.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition and Confidentiality Agreement on the date first written above.

BCFWC ACQUISITION, INC.

By:
Name:
Title:

[Seller]

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Exhibit B

RESTATED CERTIFICATE OF INCORPORATION

OF

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

ARTICLE ONE

The name of the Corporation is Burlington Coat Factory Warehouse Corporation. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the state of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE FOUR

Section 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is [______] shares, consisting of:

(a) [_________] shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”); and

(b) [_________] shares of Common Stock, par value $1.00 per share (“Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Section 2. Preferred Stock. The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights (including voting rights), and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall

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resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law.

Section 3. Common Stock.

(a) Dividends. Except as otherwise provided by the Delaware General Corporation Law or this Restated Certificate of Incorporation (this “Certificate of Incorporation”), the holders of Common Stock: (i) subject to the rights of holders of any series of Preferred Stock, shall share ratably, on a per share basis, in all dividends and other distributions payable in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor; and (ii) are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as provided herein or in any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of Section 2 of this Article Four.

(b) Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(c) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

(d) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and subject to the rights of the holders of shares of Preferred Stock upon such dissolution, liquidation or winding up, the remaining net assets of the Corporation shall be distributed among holders of shares of Common Stock ratably on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 3(d).

(e) Registration or Transfer. The Corporation shall keep or cause to be kept at its principal office (or such other place as the Corporation reasonably designates) a register for the registration of Common Stock. Upon the surrender of any certificate representing shares of any class of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be

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substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

(f) Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

(g) Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder’s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

(h) Fractional Shares. In no event will holders of fractional shares be required to accept any consideration in exchange for such shares other than consideration which all holders of Common Stock are required to accept.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation.

ARTICLE SEVEN

Section 1. Limitation of Liability.

(a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification or exculpation rights than permitted prior thereto), and except as otherwise provided in the Corporation’s By-laws, no current Director of the Corporation or any Director of the Corporation prior to the date of this Restated Certificate of Incorporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

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(b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Section 2. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she was the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article Seven with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this Article Seven shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

Section 3. Procedure for Indemnification. Any indemnification of a Director or officer of the Corporation or advance of expenses under Section 2 of this Article Seven shall be made promptly, and in any event within thirty days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article Seven is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty days, the right to indemnification or advances as granted by this Article Seven shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the

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Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 2 of this Article Seven shall be the same procedure set forth in this Section 3 for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

Section 5. Service for Subsidiaries. Any person serving as a Director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary” for this Article Seven) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

Section 6. Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director, officer or other employee of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article Seven in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article Seven shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 7. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this Article Seven shall not be exclusive of any other right which any person may have or hereafter acquire under this Restated Certificate or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

Section 8. Merger or Consolidation. For purposes of this Article Seven, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify

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its Directors, officers and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article Seven with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

Section 9. Savings Clause. If this Article Seven or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 2 of this Article Seven as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, Employment Retirement Income Security Act of 1974 excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article Seven to the full extent permitted by any applicable portion of this Article Seven that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE EIGHT

Section 1. Certain Acknowledgments. In recognition and anticipation that: (i) the partners, principals, directors, officers, members, managers and/or employees of Bain Capital Fund VIII, L.P. (“Bain”) may serve as directors and/or officers of the Corporation, (ii) Bain may engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation and its subsidiaries may engage in material business transactions with Bain and that the Corporation is expected to benefit therefrom, the provisions of this Article Eight are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve Bain and its partners, principals, directors, officers, members, managers and/or employees, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

Section 2. Competition and Corporate Opportunities. Bain shall not have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. In the event that Bain acquires knowledge of a potential transaction or matter which may be a corporate opportunity for itself and the Corporation or any of its subsidiaries, neither the Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity, and Bain shall not have any duty to communicate or offer such corporate opportunity to the Corporation or any of its subsidiaries and may pursue or acquire such corporate opportunity for itself or direct such corporate opportunity to another person.

Section 3. Allocation of Corporate Opportunities. In the event that a Director or officer of the Corporation who is also a partner, principal, Director, officer, member, manager and/or employee of Bain acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its subsidiaries and Bain, neither the

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Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity unless such corporate opportunity is expressly offered to such person in his or her capacity as a Director or officer of the Corporation.

Section 4. Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article Eight, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

Section 5. Agreements and Transactions with Bain. In the event that Bain enters into an agreement or transaction with the Corporation or any of its subsidiaries, a Director or officer of the Corporation who is also a partner, principal, Director, officer, member, manager and/or employee of Bain, as applicable, shall have fully satisfied and fulfilled the fiduciary duty of such Director or officer to the Corporation and its stockholders with respect to such agreement or transaction, if:

(a) At the time the parties entered into the transaction, such agreement or transaction was fair to the Corporation of subsidiary thereof, and was made on terms that were no less favorable to the Corporation than could have been obtained from a bona-fide third party; and either

(b) (i) The agreement or transaction was approved, after being made aware of the material facts of the relationship between each of the Corporation or subsidiary thereof and Bain and the material terms and facts of the agreement or transaction, by (A) an affirmative vote of a majority of the members of the Board of Directors of the Corporation who are not persons or entities with a material financial interest in the agreement or transaction (“Interested Persons”) or (B) an affirmative vote of a majority of the members of a committee of the Board of Directors of the Corporation consisting of members who are not Interested Persons; or

(ii) The agreement or transaction was approved by an affirmative vote of a majority of the shares of the Corporation’s Common Stock entitled to vote, excluding Bain and any Interested Person; provided that if no Common Stock is then outstanding a majority of the voting power of the Corporation’s capital stock entitled to vote, excluding Bain and any other Interested Person, as applicable.

Section 6. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, the affirmative vote of the holders of at least 662/3% of the voting power of all shares of Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article Eight.

Section 7. Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice or and to have consented to the provisions of this Article Eight.

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ARTICLE NINE

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE TEN

The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.

ARTICLE ELEVEN

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of a receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors, and/or the shareholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

* * * * * *

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Exhibit C

BY-LAWS

OF

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

A Delaware Corporation

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, in the City of Wilmington. The name of the corporation’s registered agent at such address shall be Corporation Service Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the Board of Directors.

Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place and Time of Meetings. An annual meeting of the stockholders shall be held each year for the purpose of electing Directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting may be determined by resolution of the Board of Directors or as set by the president of the corporation.

Section 2. Special Meetings. Special meetings of stockholders may be called for any purpose (including, without limitation, the filling of board vacancies and newly created directorships), and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by two or more members of the Board of Directors or the president and shall be called by the president upon the written request of holders of shares entitled to cast not less than fifty percent (50%) of the outstanding shares of the corporation’s voting common stock.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

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Section 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Stockholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 6. Quorum. Except as otherwise provided by applicable law or by the corporation’s certificate of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time in accordance with Section 7 of this Article II, until a quorum shall be present or represented.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the corporation’s certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

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Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Delaware or by the corporation’s certificate of incorporation and subject to Section 3 of Article V hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Section 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the stockholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

Section 11. Action by Written Consent. Unless otherwise provided in the corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the stockholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than a majority of the shares entitled to vote, or, if greater, not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Delaware, or the corporation’s principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested provided, however, that no consent or consents delivered by certified or registered mail shall be deemed delivered until such consent or consents are actually received at the registered office. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof.

ARTICLE III

DIRECTORS

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

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Section 2. Number, Election, Voting Rights and Term of Office. The number of Directors which shall constitute the board as of the effective date of these by-laws shall be three (3). Thereafter, the number of Directors shall be established from time to time by resolution of the board. The Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of Directors. The Directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 4 of this Article III. Each Director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal and Resignation. Any Director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors; provided that such removal is in accordance with the terms of the Members Agreement. Whenever the holders of any class or series are entitled to elect one or more Directors by the provisions of the corporation’s certificate of incorporation, the provisions of this section shall apply, in respect to the removal without cause or a Director or Directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. Any Director may resign at any time upon written notice to the corporation.

Section 4. Vacancies. Except as otherwise provided by the corporation’s certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority vote of the holders of the corporation’s outstanding stock entitled to vote thereon or by the remaining members of the Board of Directors then in office, provided that such election is in accordance with the terms of the Members Agreement; provided that such removal is in accordance with the terms of the Members Agreement (for so long as the provisions governing the composition of the Board of Directors are in effect). Each Director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

Section 5. Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the Board of Directors may be called by or at the request of the chairman or president on notice to each Director, either personally, by telephone, by mail, by e-mail, or by telegraph with a sufficient time for the convenient assembly (including, without limitation, in accordance with Section 10 of this Article III) of the Directors thereat; in like manner and on like notice the president must call a special meeting on the written request of at least a majority of the Directors.

Section 7. Quorum, Required Vote and Adjournment. A majority of the total number of Directors shall constitute a quorum for the transaction of business. The vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the

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Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Committees. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the corporation except as otherwise limited by law. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 9. Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 10. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

Section 11. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

Section 12. Action by Written Consent. Unless otherwise restricted by the corporation’s certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

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ARTICLE IV

OFFICERS

Section 1. Number. The officers of the corporation shall be elected by the Board of Directors and shall consist of a chairman, if any is elected, a president, one or more vice presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that no person may simultaneously hold the office of president and secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The president shall appoint other officers to serve for such terms as he or she deems desirable. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

Section 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

Section 5. Compensation. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the corporation.

Section 6. The Chairman of the Board. The Chairman of the Board, if one shall have been elected, shall be a member of the board, an officer of the corporation, and, if present, shall preside at each meeting of the Board of Directors or shareholders. The Chairman of the Board shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. He shall advise the president, and in the president’s absence, other officers of the corporation, and shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

Section 7. The President. The president shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board or if a Chairman of the Board shall have not been elected, the president shall preside at all meetings of the stockholders and Board of Directors at which he or she is present; subject to the powers of the Board of Directors, shall have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect. The president shall have such other powers and perform such

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other duties as may be prescribed by the Board of Directors or as may be provided in these by-laws.

Section 8. Vice-presidents. The vice-president, if any, or if there shall be more than one, the vice-presidents in the order determined by the Board of Directors shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the president or these by-laws may, from time to time, prescribe.

Section 9. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the president’s supervision, the secretary shall give, or cause to be given, all notices required to be given by these by-laws or by law; shall have such powers and perform such duties as the Board of Directors, the president or these by-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the president, or secretary may, from time to time, prescribe.

Section 10. The Chief Financial Officer and Assistant Treasurer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the president and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the corporation; shall have such powers and perform such duties as the Board of Directors, the president or these by-laws may, from time to time, prescribe. If required by the Board of Directors, the chief financial officer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the chief financial officer. The assistant treasurers shall perform such other duties and have such other powers as the Board of Directors, the president or chief financial officer may, from time to time, prescribe.

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Section 11. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these by-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

Section 12. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person whom it may select.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Form. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board, the president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such chairman of the board, president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the corporation.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When

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authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Fixing a Record Date for Stockholder Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 4. Fixing a Record Date for Action by Written Consent. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 5. Fixing a Record Date for Other Purposes. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining

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stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6. Subscriptions for Stock. Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the corporation’s certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the corporation’s certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 2. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

Section 3. Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 4. Loans. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a Director of the corporation or its subsidiary, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

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Section 5. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the corporation shall be voted by the chairman or president, unless the Board of Directors confers other authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

Section 8. Inspection of Books and Records. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

Section 9. Section Headings. Section headings in these by-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 10. Inconsistent Provisions. In the event that any provision of these by-laws is or becomes inconsistent with any provision of the corporation’s certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these by-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE VII

AMENDMENTS

These by-laws may be amended, altered, or repealed and new by-laws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to adopt, amend, alter, or repeal the by-laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

APPENDIX B

VOTING AGREEMENT

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”) dated as of January 18, 2006, is by and among BCFWC Acquisition, Inc., a Delaware corporation (“Parent”), and each Person (as defined in the Merger Agreement (as defined below)) listed on the signature page hereof as a stockholder (each, a “Stockholder” and, collectively, the “Stockholders”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and between Parent, BCFWC Mergersub, Inc., a Delaware corporation (“Merger Sub”) and Burlington Coat Factory Warehouse Corporation, a Delaware corporation (the “Company”).

RECITALS

A. Each Stockholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and (subject, in the case of the Stockholders that are parties thereto, to the 2004 Voting Agreement (as defined below)) is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) set forth opposite such Stockholder’s name on Schedule A hereto (such shares of Common Stock, together with all other shares of capital stock of the Company acquired by any Stockholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”). As used herein, the “2004 Voting Agreement” means that certain Voting Agreement, dated September 23, 2004, by and among the Stockholders (other than the MM 2005 Intangibles Trust, MHLAS Limited Partnership No. 1 and MH Family LLC).

B. Concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into the Merger Agreement providing for the merger of Merger Sub with and into the Company, with the Company surviving the Merger (the “Merger”) upon the terms and subject to the conditions set forth therein.

C. As a condition to entering into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement, and the Stockholders desire to enter into this Agreement to induce Parent to enter into the Merger Agreement.

D. The Board of Directors of the Company has taken all actions so that the restrictions imposed on business combinations by Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) are inapplicable to this Agreement, the Merger Agreement and the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Representations and Warranties of Each Stockholder.

Each Stockholder severally (and not jointly) represents and warrants to Parent as follows:

(a) Due Authorization and Organization. To the extent such Stockholder is not a natural person, such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Stockholder has all requisite legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be consummated by such Stockholder. This Agreement has been duly authorized, executed and delivered by such Stockholder and, assuming the due and valid authorization, execution and delivery by Parent of this Agreement, constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors’ rights generally, and (ii) is subject to general principles of equity.

(b) No Conflicts. (i) Except for such filings as may be required under the Exchange Act, the Exchange Act Rules and the applicable requirements of the New York Stock Exchange, no filing by such Stockholder with any governmental body or authority, and no authorization, consent or approval of any other Person is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder and (ii) none of the execution and delivery of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder, or compliance by such Stockholder with any of the provisions hereof shall (A) in the case any Stockholder that is not a natural person, violate any provision of the organizational documents of such Stockholder, (B) giving effect to Section 20 hereof, violate or constitute a breach of or a default under (or which, with notice or lapse of time, or both, would constitute a default under) any of the terms of any material contract, trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its Subject Shares or assets may be bound, or (C) (assuming the filings referred to in the preceding clause (i) are made), violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to prevent such Stockholder from performing its obligations under this Agreement.

(c) The Subject Shares. Schedule A sets forth, opposite such Stockholder’s name (and, if applicable, in the footnotes thereto), the number of Subject Shares over which such Stockholder has record or beneficial ownership as of the date hereof (subject, in the case of the Stockholders that are parties thereto, to the 2004 Voting Agreement). As of the date hereof, such Stockholder is the record or beneficial owner of the Subject Shares denoted as being owned by such Stockholder on Schedule A and, except as set forth on Schedule A, has the power to vote (or cause to be voted) such Subject Shares (subject, in the case of the Stockholders that are parties thereto, to the 2004 Voting Agreement). Except as set forth on such Schedule A, neither such Stockholder nor any controlled affiliate of such Stockholder owns or holds any right to acquire any additional shares of any class of capital stock of the Company or other securities of the Company or any interest therein or any voting rights with respect to any securities of the

Company. Except for shares that are beneficially owned in a fiduciary capacity, such Stockholder has legal and valid title to the Subject Shares denoted as being owned by such Stockholder on Schedule A, free and clear of any pledges, mortgages, liens, voting agreements, options, encumbrances, adverse claims, security interests and charges of any kind, other than (i) those created by this Agreement or the 2004 Voting Agreement, (ii) as disclosed on Schedule A, (iii) those created as a result of federal or state securities laws, or (iv) as would not prevent such Stockholder from performing its obligations under this Agreement.

(d) Reliance By Parent. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(e) Litigation. As of the date hereof, there is no action, proceeding or investigation pending or, to such Stockholder’s knowledge, threatened against such Stockholder that questions the validity of this Agreement or any action taken or to be taken by such Stockholder in connection with this Agreement.

(f) No Other Representations or Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS SECTION 1 AND IN THE FINAL SENTENCE OF SECTION 3(C) HEREOF, SUCH STOCKHOLDER MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SUCH STOCKHOLDER, THE SUBJECT SHARES, OR OTHERWISE. SUCH STOCKHOLDER HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATION OR WARRANTY, WHETHER BY SUCH STOCKHOLDER OR ANY OTHER PERSON, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PARENT, MERGER SUB OR ANY OTHER PERSON OF ANY DOCUMENTATION OR OTHER WRITTEN OR ORAL INFORMATION BY SUCH STOCKHOLDER, THE COMPANY, ANY OF THEIR RESPECTIVE REPRESENTATIVES OR ANY OTHER PERSON, AND NEITHER SUCH STOCKHOLDER NOR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PARENT, MERGER SUB OR ANY OTHER PERSON RESULTING FROM SUCH DELIVERY OR DISCLOSURE, OR PARENT’S, MERGER SUB’S OR ANY OF THEIR RESPECTIVE REPRESENTATIVE’S USE, OF ANY SUCH DOCUMENTATION OR OTHER INFORMATION ( INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO PARENT, MERGER SUB ANY OF THEIR RESPECTIVE REPRESENTATIVES IN CERTAIN “DATA ROOMS” OR MANAGEMENT PRESENTATIONS IN EXPECTATION OF THE TRANSACTIONS).

2. Representations and Warranties of Parent.

Parent hereby represents and warrants to the Stockholders as follows:

(a) Due Authorization and Organization. Parent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be consummated by Parent. This Agreement has been duly authorized, executed and delivered by Parent and, assuming the due and valid authorization, execution and delivery by each Stockholder of this Agreement, constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium and other similar laws relating to or affecting creditors’ rights generally, and (ii) is subject to general principles of equity.

(b) Conflicts. (i) Except for such filings as may be required under the Exchange Act or the Exchange Act Rules, no consent or approval of any other Person is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby to be consummated by Parent and (ii) none of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby to be consummated by Parent, or compliance by Parent with any of the provisions hereof shall (A) violate any provision of the certificate of incorporation or by-laws of Parent, (B) violate or constitute a breach of or a default under (or which, with notice or lapse of time, or both, would constitute a default under) any of the terms of any material contract, loan or credit agreement, note, bond, mortgage, indenture, lease, permit, understanding, agreement or other instrument or obligation to which Parent is a party or by which Parent or any of its assets may be bound, or (C) (assuming the filings referred to in the preceding clause (i) are made) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not prevent Parent from performing its obligations under this Agreement.

(c) Reliance by the Stockholders. Parent understands and acknowledges that the Stockholders are entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Parent.

3. Covenants of Each Stockholder.

Until the termination of this Agreement in accordance with Section 5, each Stockholder, in its capacity as such, agrees as follows:

(a) At the Special Meeting or at any adjournment, postponement or continuation thereof or in any other circumstances occurring prior to the Special Meeting upon which a vote or other approval with respect to the Merger and the Merger Agreement is sought by the Company from the Company’s stockholders, each Stockholder shall vote (or cause to be voted) the Subject Shares held by such Stockholder (i) in favor of the approval of the Merger and the approval and adoption of the Merger Agreement; and (ii) except with the written consent of Parent, against any Alternative Proposal. Any such vote shall be cast in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote. Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would be inconsistent with or violative of the provisions and agreements contained in this Section 3(a).

(b) Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote during the term of this Agreement with respect to the Subject Shares in accordance with Section 3(a). This proxy is given to secure the performance of the duties of each Stockholder under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and power of attorney. The proxy and power of attorney granted hereunder by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by each Stockholder with respect to the matters contemplated by Section 3(a). The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Stockholder. The proxies and powers of attorney granted hereunder shall cease to be irrevocable and shall terminate upon the termination of this Agreement.

(c) Each Stockholder agrees not to, directly or indirectly, (i) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a “Transfer”) or enter into any agreement, option or other arrangement with respect to, or consent to a Transfer of, or convert or agree to convert, any or all of the Subject Shares to any Person, other than in accordance with the Merger Agreement, except in each case for Transfers (x) to any other Stockholder or (y) to any Person who executes and delivers to Parent and Merger Sub a voting agreement identical in form to this Agreement (except for the identity of the Stockholder) prior to or concurrently with the consummation of such Transfer or (ii) grant any proxies (other than the Company proxy card in connection with the Special Meeting if and to the extent such proxy is consistent with the Stockholder’s obligations under Section 3(a) hereof), deposit any Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any of the Subject Shares, in any case where such action would be inconsistent with or violative of the provisions and agreements contained in Section 3(a) hereof. Such Stockholder further agrees (A) not to commit or agree to take any of the actions that are prohibited by clause (i) or (ii) of the preceding sentence and (B) not to take any action that would have the effect of preventing, impeding, interfering with or adversely affecting its ability to perform its obligations under this Agreement.

(d) Such Stockholder shall not, nor shall such Stockholder permit any controlled affiliate of such Stockholder to, nor shall such Stockholder act in concert with or permit any controlled affiliate to act in concert with any Person to make, or in any manner participate in, directly or indirectly, a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock intended to facilitate any Alternative Proposal or to cause stockholders of the Company not to vote to approve and adopt the Merger Agreement. Such Stockholder shall not, and shall direct any investment banker, attorney, agent or other adviser or representative of such Stockholder not to, initiate or solicit (including by way of furnishing non-public information) or knowingly take any other action that constitutes, or is reasonably expected to lead to, an Alternative Proposal or engage in any substantive discussions or negotiations concerning, or provide any non-public information with respect to, an Alternative Proposal. Each Stockholder hereby represents that, as of the date hereof, it is not engaged in substantive discussions or negotiations with any party with respect to any Alternative Proposal.

(e) Notwithstanding anything to the contrary in this Section 3, if and to the extent that, pursuant to the terms of the Merger Agreement, the Company is permitted to provide information to and engage in substantive discussions and negotiations with any Person regarding an Alternative Proposal, then the Stockholders may provide information to and engage in substantive discussions and negotiations with such Person and its representatives.

4. Stockholder Capacity.

No Person executing this Agreement, or any officer, director, partner, employee, agent or representative of such Person, who is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer. Each Stockholder is entering into this Agreement solely in his capacity as the record holder or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Subject Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his capacity as a director or officer of the Company.

5. Termination.

This Agreement shall terminate (i) upon the earlier of (A) the approval and adoption of the Merger Agreement at the Special Meeting and (B) the termination of the Merger Agreement in accordance with its terms by any party thereto for any reason, or (ii) at any time upon notice by Parent to the Stockholders. No party hereto shall be relieved from any liability for fraud or any willful breach of any covenant contained in this Agreement by reason of any such termination. Notwithstanding the foregoing, the final two sentences of this Section 5, Section 6 and Sections 8 through 19, inclusive, of this Agreement shall survive the termination of this Agreement.

6. Appraisal Rights.

To the extent permitted by applicable law, each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that it may have under applicable law.

7. Publication.

Each Stockholder hereby authorizes Parent and the Company to publish and disclose in the Proxy Statement (including any and all documents and schedules filed with the Securities and Exchange Commission relating thereto) its identity and ownership of shares of Common Stock and the nature of its commitments, arrangements and understandings pursuant to this Agreement.

8. Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware that apply to agreements made and performed entirely within the State of Delaware, without giving effect to the conflicts of law principles thereof or any other jurisdiction.

9. Submission to Jurisdiction; Waiver of Jury Trial.

(a) Each of the parties hereto irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby shall be brought and determined in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action or proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (x) such action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such action or proceeding is improper or (z) this Agreement, the transactions contemplated hereby or the subject matter hereof or thereof, may not be enforced in or by such court.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

10. Specific Performance.

The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity.

11. Amendment, Waivers, Etc.

Subject to applicable law, this Agreement may be amended by Parent and the Stockholders at any time before or after adoption of the Merger Agreement by the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholders. At any time prior to the Effective Time, Parent and the Stockholders may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or acts of the other party; (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant to this Agreement; and (iii) waive compliance with any of the agreements or conditions of the other party contained herein; provided, however, that no failure or delay by Parent or any Stockholder in exercising any right hereunder shall constitute a waiver thereof. Any agreement on the part of Parent or the Stockholders to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

12. Assignment; No Third Party Beneficiaries.

Except in connection with a Transfer of Subject Shares permitted hereunder, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of all of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of the provisions of this Agreement shall be null and void ab initio. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies whatsoever.

13. Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 13 and confirmation of such transmission is received prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 13 and confirmation of such transmission is received (x) later than 5:00 p.m. (New York time) on a Business Day and earlier than 11:59 p.m. (New York time) on such Business Day or (y) on a day that is not a Business Day, (iii) when received, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications (unless changed by the applicable party by like notice) shall be as follows:

If to Parent, to:

Bain Capital Partners, LLC
111 Huntington Avenue
Boston, Massachusetts 02199
Attention: Jordan Hitch
Telephone No.: (617) 516-2000
Facsimile No.: (617) 516-2010

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
153 East 53rd Street
New York, New York 10022
Attention: Lance Balk, Esq. and Christopher Neumann, Esq.
Telephone No.: (212) 446-4800
Facsimile No: (212) 446-6460

If to any Stockholder, at the address set forth under such Stockholder’s name on Schedule A hereto or to such other address as the party to whom notice is to be given may have furnished to the other parties in writing in accordance herewith.

14. Severability.

If any provision of this Agreement is held by a court (or other authority) of competent jurisdiction to be invalid, void unenforceable or against its regulatory policy, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

15. Integration.

This Agreement (together with the Merger Agreement to the extent referenced herein), including Schedule A hereto, constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and thereof and supersedes any and all prior understandings or agreements relating to the subject matter hereof and thereof.

16. Mutual Drafting.

Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

17. Section Headings.

The section headings of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

18. Counterparts.

This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19. Definitions.

References in this Agreement (except as specifically otherwise defined) to “affiliates” shall mean, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

20. 2004 Voting Agreement.

Notwithstanding anything in the 2004 Voting Agreement to the contrary, each Stockholder that is a party thereto hereby waives any and all provisions of the 2004 Voting Agreement that are inconsistent with, or that in the absence of such waiver would be breached by, such Stockholder’s execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the day and date first above written.

BCFWC Acquisition, Inc.

By:	/s/ Jordan Hitch
Name: Jordan Hitch
Title: Vice President

STOCKHOLDERS:

SAMGRAY, L.P.

By: Latzim Family LLC, its general partner

By:	/s/ Stephen E. Milstein
Name: Stephen E. Milstein
Title: Member

Article Sixth Trust

By:	/s/ Lazer Milstein
Name: Lazer Milstein
Title: Trustee

MM 2005 Intangibles Trust

By:	/s/ Stephen E. Milstein
Name: Stephen E. Milstein
Title: Trustee

MHLAS Limited Partnership No. 1

By: MH Family LLC, its general partner Henrietta Milstein 2000 Revocable Trust

By:	/s/ Paul Tang
Name: Paul Tang
Title: Trustee

MH Family LLC

Henrietta Milstein 2000 Revocable Trust

By:	/s/ Paul Tang
Name: Paul Tang
Title: Trustee

(Signature Page to Voting Agreement)

/s/ Andrew R. Milstein
Andrew R. Milstein

/s/ Stephen E. Milstein
Stephen E. Milstein

/s/ Lazer Milstein
Lazer Milstein

(Signature Page to Voting Agreement)

Schedule A

STOCKHOLDERS

Stockholder‡	Shares of Common Stock		Percentage (9)
Samgray, L.P.*	12,000,000	(1)(2)	26.8%
Trust Established under Article Sixth of the Last Will and Testament of Henrietta Milstein**	6,743,984	(1)(3)	15.1%
MM 2005 Intangibles Trust***	467,001	(4)	1.0%
Andrew R. Milstein*	2,700,719	(1)(2)(5)(6)(7)	6.0%
Stephen E. Milstein***	2,577,735	(1)(2)(6)(7)	5.8%
Lazer Milstein**	1,901,901	(1)	4.2%
MHLAS Limited Partnership No. 1****	1,400,000	(8)	3.1%
MH Family LLC****	10,000	(8)	-
Total:	27,801,340		62.1%

*	The address for such Stockholder is c/o Burlington Coat Factory Warehouse Corporation, 1830 Route 130, Burlington, NJ 08016, Attn. Andrew R. Milstein.

**	The address for such Stockholder is PO Box 546781, Surfside, FL, 33154, Attn. Lazer Milstein.

***	The address for such Stockholder is c/o Burlington Coat Factory Warehouse Corporation, 1830 Route 130, Burlington, NJ 08016, Attn. Stephen E. Milstein.

****	The address for such Stockholder is c/o Burlington Coat Factory Warehouse Corporation, 1830 Route 130, Burlington, NJ 08016, Attn. Paul C. Tang.

‡
A copy of any notice or communication to any Stockholder should be sent to (but shall not constitute notice to such Stockholder): Phillips Nizer LLP, 666 Fifth Avenue, New York, New York 10103, Attn: Tiberio Schwartz, Facsimile: 1 (212) 262-5152.

1)
Samgray, Andrew Milstein (“AM”), Stephen Milstein (“SM”), Lazer Milstein (“LM”) and the Trust Established under Article Sixth of the Last Will and Testament of Henrietta Milstein (“Article Sixth Trust”) have entered into the 2004 Voting Agreement, pursuant to which the parties to the 2004 Voting Agreement have granted AM and SM (and LM, should either of AM or SM die, suffer incapacity or resign), an irrevocable proxy to vote the shares of Common Stock owned by such parties. In case of a deadlock as to how the shares will be voted, LM has the power to decide which position shall prevail; except if such deadlock occurs while LM is serving, the deadlock will be broken by an individual designated by LM and the other proxy then serving with him. As of December 26, 2005, there were an aggregate of 25,690,938 shares of Common Stock subject to the 2004 Voting Agreement representing 57.4% of the issued and outstanding shares of Common Stock of Blue Blazer.

2)
The general partner of Samgray LP is Latzim LLC and the managing members of Latzim are AM, SM and LM. Latzim, AM, SM and LM may be deemed to have voting and dispositive power over the shares owned by Samgray, subject to the 2004 Voting Agreement.

3)
The Trustee of the Article Sixth Trust is LM who may be deemed to have voting and dispositive power over the shares owned by the Trust, subject to the 2004 Voting Agreement. Monroe G. Milstein is a beneficiary of the Article Sixth Trust and has certain limited dispositive rights over the shares owned by this Trust.

4)	The Trustee of the MM 2005 Intangible Trust is SM who may be deemed to have voting and dispositive power over the shares owned by the Trust.

5)	Includes 13,032 shares owned by the SGM 1995 Trust, of which AM is co-trustee and as to which he may be deemed to have voting and dispositive power.

6)	Includes 36,000 shares owned by 1989 Milstein Holdings Co., of which AM and SM are co-trustees and as to which they may be deemed to have voting and dispositive power.

7)	Excludes 67,200 shares of common stock that are issuable upon the exercise of stock options.

8)
MHLAS Limited Partnership No. 1 (“MHLAS”) is a Delaware limited partnership whose general partner is MH Family LLC (“MHLLC”), a Delaware limited liability company. MHLLC is controlled by the Henrietta Milstein 2000 Revocable Trust. Mr. Paul Tang is the trustee of such trust and in such capacity may be deemed to have voting and dispositive power over the shares owned by MHLAS and MHLLC.

9)	Based on 44,769,513 shares outstanding as of January 9, 2006.

2

APPENDIX C

FAIRNESS OPINION

C-1

Goldman, Sachs & Co. |	85 Broad Street |	New York, New York 10004
Tel: 212-902-1000

Goldman
Sachs

PERSONAL AND CONFIDENTIAL

January 18, 2006

Board of Directors
Burlington Coat Factory Warehouse Corporation
1830 Route 130
Burlington, NJ 08016

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock, par value $1.00 per share (the “Shares”), of Burlington Coat Factory Warehouse Corporation (the “Company”) of the $45.50 per Share in cash to be received by such holders pursuant to the Agreement and Plan of Merger, dated as of January 18, 2006 (the “Agreement”), among BCFWC Acquisition, Inc. (“Parent”), an affiliate of Bain Capital Partners, LLC (“Bain Capital”), BCFWC Mergersub, Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided and are currently providing certain investment banking services to Bain Capital and its affiliates, including having acted as joint lead manager with respect to a high yield

Board of Directors
Burlington Coat Factory Warehouse Corporation
January 18, 2006
Page Two

offering by Houghton Mifflin Company, a portfolio company of Bain Capital (“Houghton Mifflin”), of its 8.250% Senior Notes due 2011 (aggregate principal amount $1,000,000,000) in January 2003; having acted as lead manager with respect to a high yield offering by Sealy Corporation, a former portfolio company of Bain Capital (“Sealy”), of its 9.875% Senior Sub Notes due 2007 (aggregate principal amount $50,000,000) in April 2003; having acted as co-manager with respect to a high-yield offering by Domino's Pizza LLC, a wholly owned subsidiary of Domino’s Pizza Inc., an affiliate of Bain Capital, of its 8 1/4% Senior Subordinated Notes due 2011 (aggregate principal amount $403,000,000) in June 2003; having acted as co-manager with respect to a high-yield offering by Houghton Mifflin of its 11 1/2% Senior Discount Notes due 2013 (aggregate principal amount $265,000,000) in September 2003; having acted as co-financial advisor to Sealy in connection with its sale in April 2004; having extended a bank loan (aggregate principal amount $70,000,000) to Maxim Crane Works, a portfolio company of Bain Capital, in July 2004; and having acted as financial advisor to Modus Media International Holdings, a former portfolio company of Bain Capital, in connection with its sale in August 2004. We also may provide investment banking services to the Company and Bain Capital and its affiliates in the future. In connection with the above-described investment banking services we have received, and may receive, compensation. Affiliates of Goldman, Sachs & Co. have co-invested with Bain Capital or its affiliates from time to time and may do so in the future.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, Bain Capital and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company and affiliates of Bain Capital for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended May 28, 2005; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; and certain internal financial analyses and forecasts for the Company prepared by its management (the “Forecasts”). We also have held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the reported price and trading activity for the Shares, compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the retail industry specifically and in other industries generally and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

Board of Directors
Burlington Coat Factory Warehouse Corporation
January 18, 2006
Page Three

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $45.50 per Share in cash to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.

GOLDMAN, SACHS & CO.

APPENDIX D

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

Section 262. Appraisal Rights. (a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation

[FORM OF PROXY]

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
1830 ROUTE 130
BURLINGTON, NEW JERSEY 08016

PROXY -- Special Meeting of Stockholders - [______, ] 2006-- THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Monroe G. Milstein and Andrew R. Milstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Burlington Coat Factory Warehouse Corporation held of record by the undersigned on [______], 2006, at the Special Meeting of Stockholders to be held on [______], 2006 or any adjournment thereof.

1.     Proposal to adopt the Agreement and Plan of Merger, dated as of January 18, 2006, among Burlington Coat Factory Warehouse Corporation, BCFWC Acquisition, Inc., and BCFWC Mergersub, Inc., a wholly-owned subsidiary of BCFWC Acquisition, Inc., pursuant to which BCFWC Mergersub, Inc. will be merged with and into Burlington Coat Factory Warehouse Corporation.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2.     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER.

Please sign exactly as name or names appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date

Signature of Stockholder

Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.